As filed with the Securities and Exchange Commission on April 16, 2010
Registration No. 333-155640

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-11
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Cornerstone Core Properties REIT, Inc.
(Exact name of registrant as specified in its governing instruments)

1920 Main Street, Suite 400
Irvine, California 92614
(949) 852-1007
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Terry G. Roussel
President
Cornerstone Core Properties REIT, Inc.
1920 Main Street, Suite 400
Irvine, California 92614
(949) 852-1007
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Robert H. Bergdolt, Esq.
Damon M. McLean, Esq.
DLA Piper LLP (US)
4141 Parklake Avenue, Suite 300
Raleigh, North Carolina 27612-2350
(919) 786-2000

Approximate date of commencement of proposed sale to public: As soon as practicable after the effectiveness of the registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check One):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐	Smaller Reporting Company ☒
(Do not check if smaller reporting company)

This Post-Effective Amendment No. 2 consists of the following:

1.	The Registrant’s final form of prospectus dated April 16, 2010, which supersedes the issuer’s previous prospectus dated June 10, 2009 and all supplements to that prospectus.

2.	Part II, included herewith.

3.	Signatures, included herewith.

77,350,000 SHARES OF COMMON STOCK

Cornerstone Core Properties REIT, Inc. is a Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. Affiliates of Cornerstone Realty Advisors, LLC have been real estate investment fund managers since 1989 and have profitably completed the investment cycle for eight prior funds that have invested in multi-tenant industrial real estate. These properties were purchased, owned and operated during various economic cycles. We expect to use the net proceeds of this offering to pay down temporary financing incurred in connection with the acquisition of our existing properties and to invest in additional multi-tenant industrial properties and other types of properties.  We are considered to be an unspecified property fund otherwise known as a “blind pool” offering.  Commencing with our fiscal year ended December 31, 2006, we elected to qualify as a real estate investment trust (“REIT”). We are not a mutual fund registered under the Investment Company Act of 1940.

We are offering up to 56,250,000 shares of common stock at $8 per share in our primary offering. Reduced prices are available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering up to 21,100,000 shares to be issued pursuant to our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock.

See “Risk Factors” beginning on page 18 to read about risks you should consider before buying shares of our common stock, including:

•	No public market exists for our common stock. It may be difficult for you to sell your shares.

•	If you are able to sell your shares, it may be at a substantial discount.

•	There are limits on the ownership, transferability and redemption of our shares.

•	We have a limited operating history. This is a blind pool offering.

•	We may lack property diversification if we raise substantially less than the maximum offering amount.

•	Our failure to continue to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•
The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the economic slowdown.

•	We expect to borrow funds to acquire properties during our offering stage.

•	We expect to borrow funds, issue new securities or sell assets to make distributions or for working capital.

•	We have made and expect to make distributions from sources other than operating cash flow, including from offering proceeds, which will reduce the cash available for investment in properties.

•	We are dependent upon our advisor to select our investments and conduct our operations.

•
Our advisor will face conflicts of interest relating to the allocation of investment opportunities because other programs sponsored by our advisor or its affiliates also rely on our advisor’s management for their selection of investments.  These conflicts may not be resolved in our favor.

•
We expect to invest approximately 90.3% of the offering proceeds to acquire real estate investment and retire existing debt financing if the maximum offering amount is sold and to use the balance to pay commissions, fees and expenses, a substantial portion of which will be paid to our advisor and its affiliates.

•	Recent disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments and our ongoing results of operations.

•
Two of our officers, one of whom is also a director, indirectly control our advisor, Cornerstone Realty Advisors, LLC, and other entities affiliated with our advisor.  These same two officers own our dealer manager, Pacific Cornerstone Capital, Inc.  Our officers are compensated by our advisor and its affiliates rather than by us.  Our officers and our advisor will face significant conflicts of interest as the compensation we pay to our advisor and its affiliates is only partially tied to the performance of your investment.

This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete, or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

The use of projections or forecasts in this offering is prohibited. Any representation to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our stock is not permitted.

	Price to Public	Sales Commissions*	Dealer Manager Fee*	Net Proceeds (Before Expenses)
Primary Offering
Per Share	$8.00	$0.56	$0.24	$7.20
Total Maximum	450,000,000	31,500,000	13,500,000	405,000,000
Distribution Reinvestment Plan
Per Share	7.60	0	0	7.60
Total Maximum	160,360,000	0	0	160,360,000

*
The maximum amount of sales commissions we will pay is 7% of the gross offering proceeds in our primary offering. The maximum amount of dealer manager fees we will pay is 3% of the gross offering proceeds in our primary offering. The sales commissions and, in some cases, the dealer manager fee will not be charged or may be reduced with regard to shares sold to or for the account of certain categories of purchasers. The reduction in these fees will be accompanied by a corresponding reduction in the per share purchase price, except that all shares sold under the distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. See “Plan of Distribution.”

The dealer manager of this offering, Pacific Cornerstone Capital, Inc., is our affiliate and will offer the shares on a best efforts basis.  We expect Pacific Cornerstone Capital to engage third party broker-dealers to sell our shares in this offering.  There is a minimum investment of $2,000, except in New York where the minimum investment if $2,500 (or $1,000 for IRAs, Keoghs and tax-qualified retirement plans). We expect to continue to offer shares in the primary offering until the earlier of June 10, 2011, or until the maximum primary offering amount is raised, although we reserve the right to extend this offering period. Under no circumstances will the initial offering period be extended beyond December 7, 2012.

April 16, 2010

SUITABILITY STANDARDS

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards.

Alabama – Investors must have a liquid net worth of at least 10 times their investment in us and other similar programs and meet one of the above suitability standards.

Iowa – Investors must have a net worth of at least $350,000 or a gross annual income of at least $70,000 and a net worth of at least $100,000.  In addition, investors must have a net worth of at least 10 times their investment in us and our affiliates.

Michigan, Ohio and Tennessee – Investors must have a net worth of at least 10 times their investment in us and our affiliates and meet one of the above suitability standards.

Kansas - It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments.  Liquid net worth is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Kentucky, Massachusetts, Oregon and Pennsylvania – Investors must have a liquid net worth of at least 10 times their investment in us and meet one of the above suitability standards.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Our sponsor and those selling stock on our behalf must make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment for each stockholder based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. See “Plan of Distribution—Suitability Standards” for a detailed discussion of the determinations regarding suitability that we require of all those selling stock on our behalf.

TABLE OF CONTENTS

SUITABILITY STANDARDS	i
PROSPECTUS SUMMARY	1
Cornerstone Core Properties REIT, Inc.	1
The Offering	2
Our Advisor	2
Our Management	2
Investment Objectives	3
Our Liquidity Strategy	4
Our REIT Status	5
Restriction on Stock Ownership and Transferability	5
ERISA Considerations	5
Summary Selected Financial Data	6
Summary Information Regarding Our Distributions and Funds from Operations	7
Additional Information	7
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
RISK FACTORS	18
Investment Risks	18
Risks Related to Conflicts of Interest	21
Risks Related to This Offering and Our Corporate Structure	25
General Risks Related to Investments in Real Estate	28
Risks Associated with Debt Financing	32
Federal Income Tax Risks	33
Retirement Plan Risks	36
ESTIMATED USE OF PROCEEDS	38
MANAGEMENT	40
Board of Directors	40
Committees of the Board of Directors	40
Executive Officers and Directors	41
Compensation of Our Executive Officers	44
Director Compensation	44
Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents	44
Our Advisor	45
The Advisory Agreement	45
Management Decisions	47
Initial Investment by Our Advisor	47
Dealer Manager	47

i

MANAGEMENT COMPENSATION	48
STOCK OWNERSHIP	53
CONFLICTS OF INTEREST	54
Our Advisor’s Interests in Other Real Estate Programs	54
Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates	55
Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor	55
Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates	56
Affiliated Dealer Manager	56
Affiliated Property Manager	56
Certain Conflict Resolution Procedures	56
INVESTMENT OBJECTIVES AND ACQUISITION POLICIES	60
Investment Objectives	60
Investment Strategy	60
Acquisition Policies	61
Borrowing Policies	64
Selling Policies	65
Investment Limitations	66
Prior Program Liquidity Events	67
DESCRIPTION OF REAL ESTATE INVESTMENTS	68
Portfolio Overview	68
Tenant Concentration	69
Historical Occupany	69
Historical Annualized Average Rents	70
Portfolio Lease Expirations	70
Competition	70
Insurance	70
SELECTED INFORMATION REGARDING OUR OPERATIONS	71
Selected Financial Data	71
Real Estate Operations	72
Funds from Operations	72
Stock Repurchase History	73
Distributions	73
FEDERAL INCOME TAX CONSIDERATIONS	75
Federal Income Taxation of the Company	75
The Housing and Economic Recovery Tax Act of 2008	76
Requirements for Qualification	77
Annual Distribution Requirements	80
Earnings and Profits	81
Failure to Qualify as a REIT	81
Sale-Leaseback Transactions	82
Taxation of U.S. Stockholders	82
Information Reporting Requirements and Backup Withholding Tax	83
Tax Aspects of Our Operating Partnership	84
State and Local Tax	85

ii

ERISA CONSIDERATIONS	86
Prohibited Transactions	86
Plan Asset Considerations	87
Other Prohibited Transactions	88
Annual Valuation	88
DESCRIPTION OF STOCK	90
Common Stock	90
Preferred Stock	90
Issuance of Additional Securities and Debt Instruments	90
Meetings and Special Voting Requirements	90
Restriction on Ownership of Stock	91
Stockholder Liability	93
Distributions	93
Distribution Reinvestment Plan	94
Stock Repurchase Program	95
Registrar and Transfer Agent	97
Uncertificated Shares of Stock	97
Restrictions on Roll-Up Transactions	97
Business Combinations	98
Control Share Acquisition	99
Subtitle 8	100
Advance Notice of Director Nominations and New Business	100
Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws	100
Your Access to Our Records	100
THE OPERATING PARTNERSHIP AGREEMENT	101
General	101
Capital Contributions	101
Operations	101
Distributions and Allocations of Profits and Losses	101
Rights, Obligations and Powers of the General Partner	102
Exchange Rights	103
Change in General Partner	103
Transferability of Interests	103
Amendment of Limited Partnership Agreement	103
PLAN OF DISTRIBUTION	105
General	105
Compensation of Dealer Manager and Participating Broker-Dealers	105
Deferred Commission Option	107
Subscription Procedures	108
Automatic Investment Plan	108
Suitability Standards	109
Minimum Purchase Requirements	110
LEGAL MATTERS	111
EXPERTS	111
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	111
ELECTRONIC DELIVERY OF DOCUMENTS	112
APPENDIX A – Subscription Agreement	A-1
APPENDIX B – Amended and Restated Distribution Reinvestment Plan	B-1

iii

PROSPECTUS SUMMARY

This prospectus summary highlights material information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the “Questions and Answers About this Offering” and “Risk Factors” sections and the financial statements incorporated herein by reference, before making a decision to invest in our stock.

Cornerstone Core Properties REIT, Inc.

Cornerstone Core Properties REIT, Inc. is a Maryland corporation sponsored by Cornerstone Realty Advisors, LLC. We are a non-traded real estate company that intends to use the net proceeds of this offering to pay down temporary financing incurred in connection with the acquisition of our existing properties and to invest in additional investment grade core real estate including multi-tenant industrial properties that are:

•	intended to be owned and operated on an all-cash basis with no permanent financing;

•	high quality, existing and currently producing income;

•	leased to a diverse tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

We seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•	high population;

•	historically high levels of tenant demand and lower historic investment volatility for the type of property being acquired;

•	high historic and projected employment growth;

•	stable household income and general economic stability;

•	a scarcity of land for new competitive properties; and

•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

We currently own twelve properties located in Southern California, Arizona and Florida.  Because we have not identified specific properties to purchase with proceeds from this offering, we are considered to be an unspecified property fund also known as a blind pool offering.

We initiated our initial public offering on September 20, 2005, pursuant to which we offered 44.4 million shares of common stock in our primary offering at $8 per share.  We also offered 11.0 million shares of our common stock under our distribution reinvestment plan at $7.60 per share.   We stopped making offers under our initial public offering on June 1, 2009.  We raised gross offering proceeds of approximately $172.7 million from the sale of approximately 21.7 million shares in our initial public offering, including shares sold under the distribution reinvestment plan.

The Offering

We are offering up to 56,250,000 shares of our common stock in a primary offering at $8 per share, with reduced prices available for certain categories of purchasers as described in “Plan of Distribution.” We are also offering 21,100,000 shares of common stock under our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. Our stock is being offered on a “best efforts” basis, meaning the broker-dealers participating in the offering are only required to use their best efforts in distributing the stock and have no firm commitment or obligation to purchase any of the stock.  As a result, we may not sell all of the stock that we are offering. If we raise substantially less than the maximum offering, we will not be able to acquire a large portfolio of properties and we may lack property diversification.

We began accepting subscriptions in this offering on June 10, 2009.  As of April 2, 2010, we had raised approximately $2.9 million of gross proceeds from the sale of approximately 0.4 million shares of our common stock, excluding shares sold under the distribution reinvestment plan.

The minimum initial investment is $2,000, except in New York where the minimum investment is $2,500. Tax qualified retirement plans, including Keogh plans and IRAs must initially invest at least $1,000. Minimum investment levels may be higher in certain states. See “Plan of Distribution—Minimum Purchase Requirements.” After your initial investment, you may purchase additional shares subject to a minimum $100 purchase unless your state law imposes additional restrictions. This minimum purchase amount does not apply to purchases through our distribution reinvestment plan.

We intend to use the net proceeds from this offering to pay down temporary acquisition financing on our existing assets and to acquire additional real estate investments. Although we intend to focus on acquiring multi-tenant industrial properties, we may also invest in other types of properties. We may also invest through joint ventures or other entities that make real estate investments.

Our Advisor

Our advisor is Cornerstone Realty Advisors, LLC, a California limited liability company.  One of our directors is also a director of our advisor and all of our officers are also officers of our advisor. The managing member of our advisor is Cornerstone Industrial Properties, LLC, which is controlled by Terry G. Roussel and Alfred J. Pizzurro, two of our officers.

Prior to the commencement of our initial public offering, our advisor and its affiliates acquired 125 shares of our common stock and $200,000 of limited partnership units in Cornerstone Operating Partnership, L.P., our operating partnership.

Our advisor is responsible for managing our affairs on a day-to-day basis and for identifying and making property acquisitions on our behalf. We are dependent upon our advisor to select our investments and conduct our operations.

Our Management

Our board of directors currently consists of five members, four of whom are independent of our advisor. One of our directors and all of our officers are affiliated with our advisor. Our charter provides that our independent directors are responsible for reviewing the performance of our advisor. A majority of our directors, including a majority of our independent directors, must approve any transactions between us and our advisor or its affiliates. A majority of our directors, including a majority of our independent directors, must also approve other matters set forth in our charter. See “Conflicts of Interest—Certain Conflict Resolution Procedures.” Our directors are elected annually by our stockholders. Our advisor has the right to nominate the directors other than our independent directors. Nominations for vacancies among our independent director positions are made by the remaining independent directors.

Our officers and one of our directors will also face conflicts because of their affiliation with our advisor. See the “Conflicts of Interest” section of this prospectus for a detailed discussion of the various conflicts of interest relating to your investment as well as the procedures we have established to mitigate a number of these potential conflicts.

The following chart shows how we are affiliated with our advisor and our operating partnership.

(1)  Cornerstone Industrial Properties, LLC (“CIP”) is widely owned, with no one person or group owning a controlling interest.
(2) All of our officers are officers of our advisor. Terry G. Roussel and Alfred J. Pizzurro indirectly control our advisor through their ownership of 100% of the equity interests in the managing member of CIP, our advisor’s sole member.  Mr. Roussel and Mr. Pizzurro may indirectly share in the profits of our advisor after investors in CIP and investors in another entity first receive certain threshold returns.

Investment Objectives

Our primary investment objectives are to:

•	preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent financing;

•	purchase investment grade properties with the potential for capital appreciation to our stockholders;

•	purchase income-producing properties which will allow us to pay cash distributions to our stockholders at least quarterly, if not more frequently; and

•	provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

When we refer to “permanent financing” we mean debt financing which is not repaid with the proceeds of our offerings. We will purchase primarily tenant occupied properties but we may also purchase vacant properties from time to time. See the “Investment Objectives and Criteria” section of this prospectus for a more complete description of our investment policies and charter-imposed investment restrictions.

Our Liquidity Strategy

On or before September 21, 2012, our board of directors will take action to provide enhanced liquidity for our stockholders.  The directors will consider various plans to enhance liquidity, including, but not limited to:

•
modifying our stock repurchase program to increase the number of shares that we can redeem under the program during any given period, and to expand the sources of funding that we can use to redeem shares under the program;

•	seeking stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•	listing our stock for trading on a national securities exchange; or

•	seeking stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

The implementation of one or more of these plans will be at the discretion of our board of directors based upon its consideration of the best interests of our stockholders, however, we currently believe that a modification to our stock repurchase program as described above is the liquidity option most likely to be implemented on or before September 21, 2012.

You should consider the following risks and the “Risk Factors” beginning on page 18 before buying shares of our common stock:

•	No public market exists for our common stock and we cannot assure you that one will develop. It may be difficult for you to sell your shares.

•	If you are able to sell your shares, it may be at a substantial discount to your purchase price.

•	There are limits on the ownership, transferability and redemption of our shares.

•	We have a limited operating history. This is a blind pool offering.

•	We may lack property diversification if we raise substantially less than the maximum offering amount.

•	Our failure to continue to qualify as a REIT could adversely affect the amount of distributions we make to our stockholders.

•
The offering price was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the economic slowdown.

•	We expect to borrow funds to acquire properties during our offering stage.

•	We expect to borrow funds, issue new securities or sell assets to make distributions or for working capital.

•	We have made and expect to make distributions from sources other than operating cash flow, including from offering proceeds.

•	We are dependent upon our advisor to select our investments and conduct our operations.

•
Our advisor will face conflicts of interest relating to the allocation of investment opportunities because other programs sponsored by our advisor or its affiliates also rely on our advisor’s management for their selection of investments.  These conflicts may not be resolved in our favor.

•	We expect to pay substantial fees and reimburse expenses to our advisor and its affiliates.

•	Recent disruptions in the financial markets and deteriorating economic conditions could adversely affect the values of our investments and our ongoing results of operations.

•
Two of our officers, one of whom is also a director, indirectly control our advisor, Cornerstone Realty Advisors, LLC, and other entities affiliated with our advisor.  These same two officers own our dealer manager, Pacific Cornerstone Capital, Inc.  Our officers are compensated by our advisor and its affiliates rather than by us.  Our officers and our advisor will face significant conflicts of interest as the compensation we pay to our advisor and its affiliates is only partially tied to the performance of your investment.

Our REIT Status

We have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with the year ended December 31, 2006.  Under the Internal Revenue Code, we are not subject to federal income tax on income that we distribute to our stockholders.  Under the Internal Revenue Code, REITs are subject to numerous organizational and operational requirements in order to avoid taxation as a regular corporation, including a requirement that they generally distribute at least 90% of their annual taxable income to their stockholders. If we fail to qualify for taxation as a REIT in any year, our income will be taxed at regular corporate rates, and we may be precluded from qualifying for treatment as a REIT for the four-year period following our failure to qualify. Our failure to continue to qualify as a REIT could result in us having a significant liability for taxes, and could adversely affect the amount of distributions we make to our stockholders.  No assurance can be given that we will continue to satisfy the REIT qualification requirements. Even if we continue to qualify as a REIT for federal income tax purposes, we may still be subject to state and local taxes on our income and property and to federal income and excise taxes on our undistributed income.

Restriction on Stock Ownership and Transferability

There are limits on the ownership and transferability of our shares. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. These restrictions are designed to enable us to comply with ownership restrictions imposed on REITs by the Internal Revenue Code. See “Description of Stock—Restriction on Ownership of Stock.” Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution—Minimum Purchase Requirements.”

ERISA Considerations

The section of this prospectus entitled “ERISA Considerations” describes how an investment in our stock will work in individual retirement accounts and retirement plans subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA), and/or the Internal Revenue Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing stock for a retirement plan or an individual retirement account should read this section of the prospectus very carefully.

Summary Selected Financial Data

The following selected financial data for the years ended December 31, 2009, 2008 and 2007, should be read in conjunction with “Selected Information Regarding our Operations – Selected Financial Data” in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto that are incorporated by reference into this prospectus (amounts in thousands, except per-share data).

	As of December 31,
	2009	2008	2007
Balance Sheet Data:
Total assets	$157,252,000	$165,104,000	$129,922,000
Investments in real estate, net	$127,079,000	$132,955,000	$120,994,000
Notes payable	$38,884,000	$45,626,000	$65,699,000
Stockholders’ equity	$115,024,000	$116,333,000	$60,248,000

	Year Ended December 31,
	2009	2008	2007
Operating Data:
Revenues	$11,130,000	$10,793,000	$5,865,000
General and administrative expense	$1,911,000	$1,421,000	$2,359,000
Impairment of notes receivable	$4,626,000	$-	$-
Impairment of real estate	$2,360,000	$-	$-
Net loss attributable to common stockholders	$(8,103,000)	$(1,455,000)	$(2,601,000)
Noncontrolling interest	$(8,000)	$3,000	$(3,000)
Basic and diluted net loss per common share attributable to common stockholders (1)	$(0.37)	$(0.10)	$(0.37)
Distributions declared	$10,644,000	$7,269,000	$3,196,000
Distributions per common share	$0.48	$0.47	$0.43
Weighted average number of shares outstanding (1):
Basic and diluted	21,806,219	14,241,215	7,070,155

Other Data:
Cash flows provided by (used in) operating activities	$2,888,000	$2,541,000	$(1,156,000)
Cash flows used in investing activities	$(10,708,000)	$(11,973,000)	$(84,799,000)
Cash flows provided by financing activities	$212,000	$29,065,000	$81,562,000

(1)
Net loss per share is based upon the weighted average number of shares of common stock outstanding. All per share computations have been adjusted to reflect the common stock dividends for all periods presented.

Summary Information Regarding Our Distributions and Funds from Operations

The following table summarizes and the distributions we have declared and the cash flow from operations and funds from operations we have generated during the last four fiscal quarters.  This information should be considered in conjunction with the more detailed discussions of our distributions and our distribution policy under “Questions and Answers About this Offering – How will you determine the amount of distributions to be made?” “Market For And Distributions On Our Common Stock” and “Description of Stock―Distributions.”

					Cash flows
	Distributions Declared (1)			Funds from	from operating
Period	Cash	Reinvested	Total	Operations (2)	activities
First quarter 2009	$1,020,000	$1,464,000	$2,484,000	$706,000	$1,090,000
Second quarter 2009	1,125,000	1,523,000	2,648,000	819,000	733,000
Third quarter 2009 (3)	1,181,000	1,554,000	2,735,000	(4,074,000)	1,126,000
Fourth quarter 2009 (4)	1,231,000	1,546,000	2,777,000	(1,913,000)	(61,000)
	$4,557,000	$6,087,000	$10,644,000	$(4,462,000)	$2,888,000

(1)
Currently, we make cash distributions to our stockholders from capital at an annualized rate of 6.0%, based on an $8.00 per share purchase price. These distributions are being paid in anticipation of future cash flow from our investments. Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow, reducing the amount of funds that would otherwise be available for investment.  100% and 95.07% of the distributions declared during 2008 and 2009 represented a return of capital for federal income tax purposes, respectively.

(2)
Funds from Operations (FFO) is a non-GAAP financial measure and should not be used as an alternative to net income (loss) as a measure of our operating performance. See “Selected Information Regarding our Operations—Funds from Operations” for a detailed discussion regarding our calculation and use of FFO.

(3)	Funds from operations includes note receivable impairment reserve charge of approximately $4.6 million.

(4)	Funds from operations includes real estate impairment reserve charge of approximately $2.4 million.

We have established a limit on the amount of proceeds from this offering that may be used to pay cash distributions.  We will not use offering proceeds to pay cash distributions if at the time of the distribution it appears that over the course of this offering, we will have failed to invest at least 82% of our offering proceeds in properties, including investing in properties through the retirement of existing debt financing relating to property acquisitions.

Additional Information

For more information about the offering, or if you would like additional copies of this prospectus, you should contact your financial advisor or:

Investor Services Department
Cornerstone Real Estate Funds
1920 Main Street, Suite 400
Irvine, California 92614
Telephone: (877) 805-3333 or (949) 852-1007
Fax: (949) 852-2729
E-mail: info@crefunds.com

We also maintain an Internet site at http://www.crefunds.com where you can review additional information about us and our affiliates. Unless specifically incorporated herein as described in the section entitled “Incorporation By Reference of Certain Documents,” the contents of our web site are not incorporated herein by reference or otherwise made a part of this prospectus.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some of the more frequently asked questions and answers relating to this offering. Please see the “Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering.

Q:	Why should I invest in real estate?

A:
Real estate has historically been one of the leading asset classes used by institutional investors, such as insurance companies and pension funds, to diversify their stock, bond and mutual fund portfolios. We believe that certain types of real estate investments can also provide safety, growth and income while reducing the overall portfolio volatility of many investors. Many individual investors have benefited by adding real estate to their investment strategy. You and your investment advisor can determine whether this strategy is right for you.

Q:	How do institutional investors allocate their real estate investments?

A:
Institutional investors generally allocate the largest portion of their real estate investments to “core” real estate. We define core real estate as all-cash (debt-free) properties located in major metropolitan markets with historically high levels of tenant demand for the type of real estate being acquired. We believe that all-cash core real estate should be used as the foundation for most individual real estate investment portfolios. Once the all-cash core foundation is in place to reduce overall risk, institutional investors with a higher risk tolerance tend to add real estate with debt to their portfolio in order to increase their yield potential. We believe individual investors could benefit by following the same institutional strategy.

Q:	What will all-cash core real estate do for my investment portfolio?

A:
Because core real estate is typically owned on an all-cash basis with no debt financing, it generally offers a higher level of safety and stability than real estate owned with debt. All-cash, debt-free real estate is not subject to the risk of foreclosure or the risk of rising interest rates and is therefore more stable during uncertain economic times.

Q:	How can I participate in all-cash core real estate investments?

A.
There are several ways. One way is to purchase stock in a publicly traded company that invests in all-cash core real estate. Another way is to invest in a non-traded real estate company. We are a non-traded, core real estate company that intends to own our properties on an all-cash basis, with no permanent financing.

Q:	Why would I invest in a non-traded versus a traded real estate company?

A:
Non-traded REIT shares do not trade on an exchange, therefore their price is not affected by day to day movements in the broader markets. Rather than their value being determined by the performance of the stock market, their value is determined by the actual performance of the underlying real estate in the trust.  The resulting benefit is that non-traded REITs may provide enhanced diversification and return potential to an overall investment portfolio.

You should also keep in mind that, because we are a non-traded REIT, you will not be able to realize appreciation in the value of our portfolio, if any, until we liquidate or list our stock for trading. There is generally no public market for stock of a non-traded real estate company. If you invest in a non-traded real estate company, it may be difficult for you to sell your stock and if you sell your stock, it may be at a substantial discount. You and your investment advisor can determine whether an investment in a non-traded real estate company is right for you.

Q:	What is a REIT?

A:	In general, a REIT is a real estate investment trust or corporation that:

•	combines the capital of many investors to acquire real estate;

•	makes distributions to its stockholders of at least 90% of its taxable income for each year; and

•	is designed to eliminate “double taxation” (i.e., taxation of income at both the corporate and stockholder levels).

REITs may or may not be publicly traded on a stock exchange.

Q:	Why do you intend to acquire industrial properties?

A.
According to NCREIF, over the past 15 years, industrial properties have historically tended to be among the top performing segments in real estate compared to investments in retail and office properties on a total return basis.

Q:	How will your advisor select potential properties for acquisition?

A:
Our advisor will generally seek to acquire real estate located in major metropolitan markets with high historic levels of tenant demand for the type of property being acquired and a scarcity of land for development of new competitive projects. We call this a “market driven” strategy. We will purchase properties based on the decision of our board of directors after an examination and evaluation by our advisor of many factors including, but not limited to, the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential appreciation of the property.

Q:	Where will the properties you acquire be located?

A:
We expect to acquire properties in major metropolitan markets throughout the United States that meet the market criteria described on page 1 of this prospectus. While we do not currently intend to acquire properties outside of the United States, we are not prevented by our charter from doing so.  Although our charter does not prohibit our acquisition of properties outside the United States, it does require that prior to making any such investments, our board of directors be composed of individuals who have at least three years of relevant experience acquiring and managing such acquisitions.

Q:	How does your “market driven” strategy compare to a “tenant driven” strategy?

A:
A “market driven” strategy focuses on acquiring properties in locations with historically high levels of tenant demand for the type of property being acquired. A “tenant driven” strategy focuses on acquiring a property based generally on the strength of a single tenant occupying all or most of a property. We believe investing in strong markets with a diversified tenant base mitigates the vacancy risk associated with the expiration of leases in single tenant properties and properties with a small number of tenants.

Q:	Why do you intend to own properties with no permanent financing?

A:
We believe it is important for most investors to hold the “core” portion of their real estate holdings in all-cash properties with no permanent financing. Owning properties on an all-cash basis virtually eliminates the risk of foreclosure, reduces the risk associated with tenant vacancies during uncertain economic times and essentially eliminates the risk of rising interest rates. Rising interest rates can cause a reduction or elimination of cash flows generated by real estate owned with debt and can also lead to property foreclosures resulting from an inability to refinance or pay off loans when due.

Q:	Will you use temporary acquisition debt financing to purchase properties?

A:
During the offering period, we have and expect to continue to use temporary debt financing to facilitate our acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay temporary acquisition debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time, as determined by our board of directors, we will endeavor to sell properties or raise additional equity capital to repay such debt so that we will own our properties on an all-cash basis with no permanent financing.

Q:	For what other purposes will you use debt financing?

A:
We intend to incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and to make distributions, including, but not limited to, those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to incur such indebtedness on an unsecured basis but we may secure borrowing with some or all of our portfolio of properties if a majority of our independent directors determine that it is in the best interests of us and our stockholders. Our bank credit facility allows us to use a portion of the financing commitment for working capital purposes.

Q:	How will you own properties?

A:
We plan to own substantially all of our properties and conduct our operations through an operating partnership called Cornerstone Operating Partnership, L.P. We are the sole general partner of the operating partnership. We will own our properties through an operating partnership in order to be organized as an “UPREIT”.

Q:	What is an “UPREIT” and why are you organized as an UPREIT?

A:
UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” We plan to conduct substantially all of our real estate operations in an UPREIT structure through our operating partnership as discussed above. We use this structure because of the potential tax benefits to sellers of real estate.

A sale of property directly to us in exchange for stock is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of a property who desires to defer taxable gain on the sale of his property to us may transfer the property to our operating partnership in exchange for partnership units on a tax-deferred basis. This allows the seller to defer taxation on any taxable gain the seller may otherwise incur until the seller either exchanges the seller’s operating partnership units for our stock or sells or redeems the seller’s operating partnership units. This structure may give us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results to them resulting from such property sale.

Q:	Will you own properties through joint ventures?

A:
We may own properties through joint ventures. This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price.

Q:	How long do you expect to hold properties prior to sale?

A:
Cornerstone-related entities have historically held properties an average of approximately 4.4 years. We may hold properties for a longer or shorter period of time than this historic average. Our current expectation is that we will hold our properties for between 7 and 10 years.  The actual hold period will depend upon a variety of considerations, including our investment plan for the particular property, the prevailing economic conditions and our overall liquidity strategy for the portfolio.  Properties acquired by prior programs were purchased, owned and operated during different economic cycles and past holding periods are no indication of the length of time which we may hold our properties. Our ability to sell our properties may be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years.

SALES OR DISPOSALS OF PROPERTIES
BY PRIOR CORNERSTONE-RELATED PROGRAMS
January 1, 1999 Through December 31, 2009
(Unaudited)

										Excess of
										Property
										Operational
										Cash
				Average	Total					Receipts
				Holding	Acquisition			Sales	Annualized	Over Cash
		Date	Date of	Period	Improvement	Net Sales	Profit from	Profit	Sales Profit	Expenditures
Project Name		Acquired	Final Sale	(Years)	Cost ($)(1)	Price ($)(2)	Sales ($)	(%)(3)	(%)(4)	($)
1	White Star I	2/5/1999	12/20/2002	2.5	11,943,610	15,250,855	3,307,245	27.7%	11.08%	490,938
2	White Star Phase II	2/5/1999	9/17/1999	0.6	4,462,458	4,570,830	108,372	2.4%	3.96%,	41,785
3	Carson Phase II	8/15/1997	4/26/2002	3.9	6,474,508	10,093,703	3,619,195	56.5%	14.90%	570,686
4	The Park	11/22/1993	2/8/2001	6.5	3,204,187	4,797,947	1,593,760	50.2%	7.84%		(5)
5	Tamarack	4/4/1993	12/13/2000	6.7	1,240,796	1,649,848	409,052	34.8%	5.21%		(5)
6	Van Buren	5/31/1995	2/4/2000	4.1	1,854,165	2,999,903	1,145,738	61.7%	15.36%		(5)
7	Torrance Amapola Partners	12/15/1995	1/7/2000	4.1	4,795,045	6,597,929	1,802,884	37.6%	9.25%		(5)
8	Walnut II	7/2/1992	4/9/1999	6.8	530,248	697,893	167,645	31.6%	4.67%		(5)
9	Westlake II	12/22/1993	10/13/1999	5.7	1,380,423	2,260,409	879,986	63.8%	11.15%		(5)
10	Baldwin Business	12/5/1996	8/30/1999	2.7	6,945,313	8,420,579	1,475,266	21.2%	7.77%	574,245
11	Sky Harbor Business	12/27/2002	4/16/2007	4.3	2,866,645	3,029,981	163,336	5.7%	1.32%	128,419
	Totals			4.4	45,697,398	60,369,877	14,627,479	32.1%	7.38%

(1)	Total Acquisition and Improvement Costs ($) includes total acquisition costs, capital improvements, closing and soft costs, but does not include carrying costs of mortgage financing on the properties.
(2)	The Net Sales Price ($) is the sales price of the properties less all escrow closing costs, including sales commissions, title insurance and escrow fees.
(3)	Sales Profit (%) is Profit from Sales ($) divided by the Total Acquisition and Improvement Cost ($).
(4)
Annualized Sales Profit (%) represents gains on sales of properties, which is in addition to cash flow from rental operations. The Annualized Sales Profit (%) is the Sales Profit (%) divided by the Average Holding Period (Years).

(5)
Project was subdivided and sold in units. Sponsor did not record operational cash receipts and expenditures on a unit by unit basis. Accordingly, the excess of operational cash receipts over expenditures for these projects is not available.

Q:	Have prior funds sponsored by your affiliates generated capital gains to investors?

A:
Yes. Based upon Cornerstone-related entities’ historical sales of properties, the average annualized profits from property sales were approximately 7.4% per year in addition to cash flows from rental operations. Prior properties were purchased, owned and operated during different economic cycles. Past performance of these properties is no indication of our future results.

Q:	What conflicts of interest will your advisor face?

A:
Our advisor and its affiliates are not prohibited from engaging in business activities that may be similar to our operations. Conflicts of interests exist among us, our advisor and its affiliates, principally due to the following:

•	our advisor must determine which investment opportunities to recommend to us or one of their other programs or joint ventures;
•	our advisor or its affiliates may receive higher compensation by providing an investment opportunity to an entity other than us;
•	our advisor may structure the terms of joint ventures between us and other programs sponsored by our advisor or its affiliates without arm’s-length negotiation;
•	our advisor and its affiliates must allocate their time between us and other real estate programs and business activities in which they are involved;

•
our advisor and its affiliates will receive fees in connection with transactions involving the purchase, management and sale of our properties regardless of the profitability of the property acquired or the services provided to us;

•	our advisor may elect to provide property management or leasing services for some or all of our properties or retain an affiliate to manage or lease some or all of our properties; and
•	our advisor and its affiliates will receive fees and other compensation in connection with this and other investment offerings.

We discuss these specific conflicts of interest, as well as others arising from these relationships, under “Risk Factors—Risks Related to Conflicts of Interest” and under “Conflicts of Interest.”

Q:	What fees and reimbursements will your advisor and its affiliates receive in connection with this offering?

A:
We will incur substantial fees and expenses in our organization and offering stage, our acquisition and operating stage and our property disposition stage. In most cases, these fees and expenses will be paid to our advisor or its affiliates, including our dealer manager. These fees, which are discussed in detail in the “Management—Management Compensation” section of this prospectus, are summarized below.

Offering Stage

•
Sales commissions (payable to our dealer manager) up to 7% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers, with no commissions on distribution reinvestment plan shares.

•
Dealer manager fees (payable to our dealer manager) up to 3% of gross offering proceeds from our primary offering, some or all of which may be re-allowed to participating brokers, with no dealer manager fees on distribution reinvestment plan shares.

•
A due diligence expense allowance (payable to the dealer manager) for bona fide invoiced due diligence expenses, some or all of which may be re-allowed to participating brokers for bona fide invoiced due diligence expenses.

•
Organization and offering expenses are expected to be approximately 1% of total gross offering proceeds if we sell the maximum offering.  At times during our offering stage, before the maximum amount of gross proceeds has been raised, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised.  However, our advisor has agreed to reimburse us to the extent that the organization and offering expenses to be paid by us out of offering proceeds exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering.  Pursuant to FINRA and state regulations, in no event may organization and offering expenses paid by us out of offering proceeds exceed 5% of aggregate gross offering proceeds.  Organization and offering expenses described in this paragraph include only actual expenses incurred in connection with the offering, excluding sales commissions and the dealer manager fee, and do not include any other items of value deemed to be underwriting compensation under the rules of FINRA.

Acquisition and Operating Stage

•	Property acquisition fees (payable to our advisor or its affiliates) equal to 2% of gross offering proceeds from our primary offering.

•	Reimbursement of acquisition expenses to our advisor and its affiliates.

•
Monthly asset management fees (payable to our advisor) equal to one-twelfth of 1% of the book values of our assets invested, directly or indirectly, in real estate before non-cash reserves, plus direct and indirect costs and expenses incurred by our advisor in providing asset management services, including personnel and related employment costs related to providing asset management services on our behalf.

•	Operating expenses including our advisor’s direct and indirect cost of providing administrative services will be reimbursed to our advisor.

Listing/Liquidation Stage

•
Property disposition fees (payable to our advisor or its affiliates), if our advisor or its affiliates perform substantial services in connection with property sales, up to 3% of the price of the properties sold.

•
After stockholders have received cumulative distributions equal to $8 per share (less any returns of capital) plus cumulative, non-compounded annual returns on net invested capital, our advisor will be paid a subordinated participation in net sale proceeds ranging from a low of 5% of net sales provided investors have earned annualized returns of 6% to a high of 15% of net sales proceeds if investors have earned annualized returns of 10% or more.

•
Upon termination of the advisory agreement, our advisor will receive the subordinated performance fee due upon termination in the form of a promissory note. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

•
In the event we list our stock for trading, our advisor will receive a subordinated incentive listing fee instead of a subordinated participation in net sales proceeds. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

Summary of Fees Paid to Date

The following table summarizes the fees and reimbursements that our advisor and its affiliates have received in from us during the year ended December 31, 2009:

Type of Compensation	Amounts Paid or Reimbursed - Year ended December 31, 2009(1)

Offering Stage

Sales Commissions	$1.3 million
Dealer Manager Fee	$0.5 million
Organization and Offering Expenses	$0.6 million	(2)

Acquisition and Operational Stage
Acquisition Fees	$0.4 million
Acquisition Expenses	$—
Asset Management Fee	$1.5 million	(3)
Operating Expenses	$0.6 million
Property Management and Leasing Fees	$—

Listing/Liquidation Stage

Subordinated Disposition Fee	We had not paid or incurred any subordinated disposition fees as of December 31, 2009.

Subordinated Participation in Net Sale Proceeds (payable only if we are not listed on an exchange)	We had not paid or incurred any subordinated participation in net sale proceeds as of December 31, 2009.

Subordinated Performance Fee Due Upon Termination	We had not paid or incurred any subordinated performance fees as of December 31, 2009.

Subordinated Incentive Listing Fee	We had not paid or incurred any subordinated incentive listing fees as of December 31, 2009.

(1)	At December 31, 2009, compensation to our advisor and its affiliates incurred but not yet paid was approximately $0.5 million representing normal accruals for December 2009 activities.

(2)
At times during our offering stage, before the maximum amount of gross proceeds has been raised, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised.  However, our advisor has agreed to reimburse us to the extent that the organization and offering expenses to be paid by us out of offering proceeds exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering. In addition, our advisor will also reimburse us for any organization and offering expenses to the extent that such expenses, plus sales commissions and the dealer manager fee (but not the acquisition fees or expenses) are in excess of 13.5% of gross offering proceeds.  Pursuant to FINRA and state regulations, in no event may organization and offering expenses paid by us out of offering proceeds exceed 5% of aggregate gross offering proceeds, nor may organization and offering expenses, together with selling commissions, the dealer manager fee and any other items of underwriting compensation, exceed 15% of gross offering proceeds.  Organization and offering expenses described in this paragraph include only actual expenses incurred in connection with the offering, excluding sales commissions and the dealer manager fee, and do not include any other item of value deemed to be underwriting compensation under the rules of FINRA.

(3)
Represents the amount of asset management fees paid to our advisor.  This amount excludes approximately $0.4 million reimbursed to our advisor for direct and indirect costs incurred by our advisor in connection with providing asset management services.

See “Management Compensation” and “Plan of Distribution” for a more detailed description of the fees and expenses payable to our advisor, our dealer manager and their affiliates.

Q:	If I buy shares of stock in this offering, will I receive distributions and how often?

A:
We intend to make distributions at least quarterly, if not more often. Our board of directors will determine the timing of distributions. The amount and timing of distributions we may make is uncertain.

Q:	How will you determine the amount of distributions to be made?

A:
The amount of distributions that we make will be determined by our board of directors. In order to remain qualified as a REIT, we generally must make distributions of at least 90% of our taxable income for each year. The amount of distributions we are required to make may exceed our cash available for distribution and we may need to borrow money or sell real estate assets to fund distributions. Distributions made in excess of net income will constitute a return of capital to stockholders. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status.  We cannot predict with certainty when we will begin to generate net income sufficient to fully fund distributions to stockholders.  Until we generate sufficient funds from operations to fully cover the payment of distributions, a substantial portion of our distributions will be paid from other sources, including from borrowings or from offering proceeds.  However, broad stockholder participation in our distribution reinvestment plan has historically reduced to amounts of cash from sources other than operations that we have been required to distribute.

In determining the amount and timing of distributions, our board of directors will consider a number of factors, including earnings, cash flow, funds available from our operations, general financial condition, future prospects, capital expenditure requirements and annual distribution requirements needed to maintain our status as a REIT under the Internal Revenue Code and other factors. In order to keep the amount and timing of distributions relatively stable, we have made and may make distributions in the future, that may not be reflective of the actual income we earn. See “Risk Factors―Investment Risks.”

Q:	May I reinvest my distributions in additional shares of your stock?

A:
Yes. As part of this offering we have registered a number of shares of stock to be sold under our distribution reinvestment plan. During our primary offering, the price for shares in our distribution reinvestment plan will be $7.60 per share. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. You will be taxed on distributions you reinvest in our stock even though no cash will be distributed to you. You will not be charged sales commissions for shares you purchase under our distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. We may terminate the offering of stock pursuant to our distribution reinvestment plan at any time upon 10 days notice to stockholders.

Q:	Do you have a stock repurchase program?

A:
Yes, we have adopted a stock repurchase program. The amount that we will generally pay to repurchase your stock will depend upon the length of time you have held your stock as set forth in the following table:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale. The stock repurchase price for shares received as part of the special 10% stock distribution will be the same as the stock repurchase price for the shares purchased by an investor. We do not charge any fees for participating in our stock repurchase program, however the transfer agent we have appointed to administer the program may charge a transaction fee for processing a redemption request.

We have no obligation to repurchase your stock. Our stock repurchase program has limitations and restrictions and may be cancelled. We intend to redeem shares using proceeds from our distribution reinvestment plan but we may use other available cash to repurchase the shares of a deceased shareholder. Our board of directors may modify our stock repurchase program so that we can also redeem stock using the proceeds from the sale of our properties or other sources. During this offering and until September 12, 2012, we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan in the prior calendar year or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. After September 12, 2012, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number of shares outstanding at the end of the previous year. In most instances, requests for redemption will be processed on a monthly basis. If we do not redeem all the shares presented, we will attempt to honor redemption requests in future months on a prorated basis. We reserve the right to amend or terminate our stock repurchase program upon thirty days prior written notice to our stockholders. See “Description of Stock—Stock Repurchase Program.”

During the year ended December 31, 2009, we redeemed 577,542 shares of common stock for $4,348,087 ($7.53 per share). As a result of the volume limitations described above we were able to honor only 88 of the 126 redemption requests that we received during 2009 that complied with the applicable requirements and guidelines of our stock repurchase program set forth in our prospectus.  We have funded and intend to continue funding share redemptions with proceeds from our public offerings.

Q:	What is your term or expected life?

A:
We do not have a fixed term. On or before September 21, 2012, our board of directors will take action to provide enhanced liquidity for our stockholders.  The directors will consider various plans to enhance liquidity, including, but not limited to:

•
modifying our stock repurchase program to increase the number of shares that we can redeem under the program during any given period, and to expand the sources of funding that we can use to redeem shares under the program;

•	seeking stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;
•	listing our stock for trading on a national securities exchange; or
•	seeking stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

The implementation of one or more of these plans will be at the discretion of our board of directors based upon its consideration of the best interests of our stockholders, however, we currently believe that a modification to our stock repurchase program as described above is the liquidity option most likely to be implemented on or before September 21, 2012.  If our board of directors determines that a listing of our shares, or a liquidation of our assets, would not be in the best interests of our stockholders, or if our stockholders vote on and decline to approve such a listing or liquidation, then we will continue in existence until all of our properties and other assets are liquidated.

Q:	How will I be notified of how my investment is doing?

A:	We will provide you with periodic updates on the performance of your investment in our stock, including:

•	regular distribution reports;

•	annual reports on Form 10-K;

•	quarterly financial reports on Form 10-Q;

•	annual IRS Form 1099-DIV; and

•	supplements to the prospectus.

We will provide this information to you via one or more of the following methods, in our discretion and with your consent, if necessary:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our affiliated website at www.crefunds.com.

Our prospectus, amendments and supplements to this prospectus and all Exchange Act reports will also be available to the public at the SEC’s website at www.sec.gov.

Q:	When will I get my detailed annual tax information?

A:	We intend to mail your Form 1099-DIV tax information by January 31 of each year.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information in this prospectus may contain forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words. Although we believe that our plans, intentions and expectations reflected in the forward-looking statements are reasonable, you should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control.  Our actual performance and results may be materially different from that expressed or implied by these forward-looking statements.

These forward-looking statements are subject to various risks and uncertainties, including those discussed below under “Risk Factors,” that could cause our actual results to differ materially from those projected in any forward-looking statement we make. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

RISK FACTORS

An investment in our stock involves various risks and uncertainties. You should carefully consider the following risk factors in conjunction with the other information contained in this prospectus before purchasing our stock. The risks discussed in this prospectus can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our stock to decline and could cause you to lose all or part of your investment. The risks and uncertainties described below are not the only ones we face but do represent those risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition.

Investment Risks

Our limited operating history makes it difficult for you to evaluate us.  In addition, as a company in its early stages of operations we have incurred losses in the past and may continue to incur losses.

We have a limited operating history. As a consequence, our past performance and the past performance of other real estate investment programs sponsored by affiliates of our advisor may not be indicative of the performance we will achieve. We were formed on October 22, 2004 in order to invest primarily in investment real estate. We have acquired twelve properties as of the date of this prospectus and generated limited income, cash flow, funds from operations or funds from which to make distributions to our shareholders.  In addition, as a company in its early stages of operations, we have incurred losses since our inception and we may continue to incur losses.

We have not identified the properties that we will purchase with the proceeds of this offering and are considered a blind pool offering, which makes your investment more speculative.

Because we have only acquired twelve properties, you have limited information to evaluate our future investments prior to acquisition. We will seek to invest a portion of the offering proceeds available for investment, after the payment of fees and expenses, in the acquisition of real estate including multi-tenant industrial real estate. We have established criteria for evaluating multi-tenant industrial real estate. However, you will be unable to evaluate the transaction terms, location, and financial or operational data concerning the properties before we invest in them. Except for the investments described in this prospectus or in one or more supplements to this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments. You will be relying entirely on the ability of our advisor to identify properties and propose transactions and on our board of directors to oversee and approve such investments.

Because there is no public trading market for our stock it will be difficult for you to sell your stock. If you do sell your stock, you will likely sell it at a substantial discount.

There is no current public market for our stock and there is no assurance that a public market will ever develop for our stock. Our charter contains restrictions on the ownership and transfer of our stock, and these restrictions may inhibit your ability to sell your stock. Our charter prevents any one person from owning more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter also limits your ability to transfer your stock to prospective stockholders unless (i) they meet suitability standards regarding income or net worth, which are described under “Suitability Standards” and (ii) the transfer complies with minimum purchase requirements, which are described at “Plan of Distribution―Minimum Purchase Requirements.” We have adopted a stock repurchase program, but it is limited in terms of the number of shares of stock which may be redeemed annually. Our board of directors may also limit, suspend or terminate our stock repurchase program at any time. We have no obligations to purchase our stockholders’ stock if redemption would violate restrictions on cash distributions under Maryland law.

It may be difficult for you to sell your stock promptly or at all. If you are able to sell shares of stock, you may only be able to sell them at a substantial discount from the price you paid. This may be the result, in part, of the fact that the amount of funds available for investment is expected to be reduced by sales commissions, dealer manager fees, organization and offering expenses, and acquisition fees and expenses. If our offering expenses are higher than we anticipate, we will have a smaller amount available for investment. Unless our aggregate investments increase in value to compensate for these up-front fees and expenses, it is unlikely that you will be able to sell your stock, whether pursuant to our stock repurchase program or otherwise, without incurring a substantial loss. We cannot assure you that your stock will ever appreciate in value to equal the price you paid for your stock. It is also likely that your stock would not be accepted as the primary collateral for a loan. You should consider our stock as an illiquid investment, and you must be prepared to hold your stock for an indefinite period of time. Please see “Description of Stock—Restriction on Ownership of Stock” herein for a more complete discussion on certain restrictions regarding your ability to transfer your stock.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, other REITs, real estate limited partnerships, and other entities engaged in real estate investment activities, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

If we are unable to find or experience delays in finding suitable investments, we may need to reduce or suspend distributions to our stockholders.

Our ability to achieve our investment objectives and to make distributions depends upon the performance of our advisor in the acquisition and operation of our investments, and upon the performance of property managers and leasing agents in the management of our properties and the identification of prospective tenants. We may be delayed in making investments in properties due to delays in the sale of our stock, delays in negotiating or obtaining the necessary purchase documentation for properties, delays in locating suitable investments or other factors. We cannot be sure that our advisor will be successful in obtaining suitable investments on financially attractive terms or that our investment objectives will be achieved. We may also make other real estate investments such as investments in publicly traded REITs, mortgage funds and other entities which make real estate investments. Until we make real estate investments, we will hold the proceeds from this offering in an interest-bearing account or invest the proceeds in short-term, investment-grade securities. We expect the rates of return on these short-term investments to be substantially less than the returns we make on real estate investments. If we are unable to invest the proceeds from this offering in properties or other real estate investments for an extended period of time, distributions to you may be suspended and may be lower and the value of your investment could be reduced.

If we do not raise substantial funds, we will be limited in the number and type of investments we may make, and the value of your investment in us will fluctuate with the performance of the specific properties we acquire.

This offering is being made on a “best efforts” basis and no individual, firm or corporation has agreed to purchase any of our stock. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a broadly diversified property portfolio. If we raise substantially less than the maximum offering amount, we will make fewer investments resulting in less diversification in terms of the number of investments owned and the geographic regions in which our investments are located. In that case, the likelihood that any single property’s performance would materially reduce our overall profitability will increase. We are not limited in the number or size of our investments or the percentage of net proceeds we may dedicate to a single investment. In addition, any inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, and our net income and the distributions we make to stockholders would be reduced.

We may not generate sufficient cash for distributions. The cash distributions our stockholders receive may be less frequent or lower in amount than expected.

If the rental revenues from the properties we own do not exceed our operational expenses, we may reduce or cease cash distributions until such time as we sell a property. We currently expect to make distributions to our stockholders monthly, but may make distributions quarterly or not at all. All expenses we incur in our operations, including payment of interest to temporarily finance properties acquisitions, are deducted from cash funds generated by operations prior to computing the amount of cash available to be paid as distributions to our stockholders. Our directors will determine the amount and timing of distributions. Our directors will consider all relevant factors, including the amount of cash available for distribution, capital expenditure and reserve requirements and general operational requirements. We cannot determine with certainty how long it may take to generate sufficient available cash flow to fully support distributions to our stockholders. We may borrow funds, return capital or sell assets to make distributions. With limited prior operations, we cannot predict the amount of distributions you may receive. We may be unable to maintain cash distributions or increase distributions over time.

We have, and may in the future, pay distributions from sources other than cash provided from operations.

Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay a substantial portion of our distributions from the proceeds of our offerings or from borrowings in anticipation of future cash flow. To the extent that we use offering proceeds to fund distributions to stockholders, the amount of cash available for investment in properties will be reduced. The distributions paid for the four quarters ended December 31, 2009 were approximately $10.5 million.  Of this amount approximately $6.0 million was reinvested through our dividend reinvestment plan and approximately $4.5 million was paid in cash to stockholders. For the four quarters ended December 31, 2009 cash flow from operations and FFO were approximately $2.9 million and a loss of $4.5 million, respectively.  Accordingly, for the four quarters ended December 31, 2009, total distributions exceeded cash flow from operations and FFO for the same period. During the four quarters ended December 31, 2009, total distributions paid in cash exceeded cash flow from operations and FFO for the same period. We used offering proceeds to pay cash distributions in excess of cash flow from operations during the fourth quarters ended December 31, 2009.

If we borrow money to meet the REIT minimum distribution requirement or for other working capital needs, our expenses will increase, our net income will be reduced by the amount of interest we pay on the money we borrow and we will be obligated to repay the money we borrow from future earnings or by selling assets, which will decrease future distributions to stockholders.

If we fail for any reason to distribute at least 90% of our REIT taxable income, then we would not qualify for the favorable tax treatment accorded to REITs. It is possible that 90% of our income would exceed the cash we have available for distributions due to, among other things, differences in timing between the actual receipt of income and actual payment of deductible expenses and the inclusion/deduction of such income/expenses when determining our taxable income, nondeductible capital expenditures, the creation of reserves, the use of cash to purchase stock under our stock repurchase program, and required debt amortization payments. We may decide to borrow funds in order to meet the REIT minimum distribution requirements even if our management believes that the then prevailing market conditions generally are not favorable for such borrowings or that such borrowings would not be advisable in the absence of such tax considerations. Distributions made in excess of our net income will generally constitute a return of capital to stockholders. See “Investment Objectives and Acquisition Policies—Borrowing Policies” and “Federal Income Tax Considerations—Annual Distribution Requirements.”

The inability of our advisor to retain or obtain key personnel, property managers and leasing agents could delay or hinder implementation of our investment strategies, which could impair our ability to make distributions and could reduce the value of your investment.

Our success depends to a significant degree upon the contributions of Terry G. Roussel, the President and Chief Executive Officer of our advisor. Neither we nor our advisor have an employment agreement with Mr. Roussel or with any of our other executive officers. If Mr. Roussel was to cease his affiliation with our advisor, our advisor may be unable to find a suitable replacement, and our operating results could suffer. We believe that our future success depends, in large part, upon our advisor’s, property managers’ and leasing agents’ ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for highly skilled personnel is intense, and our advisor and any property managers we retain may be unsuccessful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of highly skilled personnel, property managers or leasing agents, our ability to implement our investment strategies could be delayed or hindered, and the value of your investment may decline.

Recent disruptions in the financial markets and continuing poor economic conditions could adversely affect the values of our investments and our ongoing results of operations.

Disruptions in the capital markets during the past two years have constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and consequent reductions in property values.  Furthermore, the current state of the economy and the implications of future potential weakening may negatively impact commercial real estate fundamentals and result in lower occupancy, lower rental rates and declining values in our portfolio.  The current downturn may impact our tenants’ ability to pay base rent, percentage rent or other charges due to us.

Liquidity in the global credit market has been significantly contracted by market disruptions, making it costly to finance acquisitions, obtain new lines of credit or refinance existing debt, when debt financing is available at all.

The occurrence of these events could have the following negative effects on us:

•	the values of our investments in commercial properties could decrease below the amounts we paid for the investments;

•	revenues from our properties could decrease due to lower occupancy rates, reduced rental rates and potential increases in uncollectible receivables;

•	our capital expenditures may increase due to re-leasing costs and commissions; and

•	we may not be able to refinance our existing indebtedness or to obtain additional debt financing on attractive terms.

These factors could impair our ability to make distributions to you and decrease the value of your investment in us.

Financial markets are still recovering from a period of disruption and recession, and we are unable to predict if and when the economy will stabilize or improve.

The financial markets are still recovering from a recession, which created volatile market conditions, resulted in a decrease in availability of business credit and led to the insolvency, closure or acquisition of a number of financial institutions. While the markets showed signs of stabilizing in the end of 2009, it remains unclear when the economy will fully recover to pre-recession levels. Continued economic weakness in the U.S. economy generally or a new recession would likely adversely affect our financial condition and that of our tenants and could impact the ability of our tenants to pay rent to us.

Risks Related to Conflicts of Interest

Our advisor will face conflicts of interest relating to the purchase and leasing of properties, and such conflicts may not be resolved in our favor, which could limit our investment opportunities, impair our ability to make distributions and could reduce the value of your investment.

We rely on our advisor to identify suitable investment opportunities. We may be buying properties at the same time as other entities that are affiliated with or sponsored by our advisor. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs. Our advisor could direct attractive investment opportunities or tenants to other entities. Such events could result in our investing in properties that provide less attractive returns, thus reducing the level of dividends which we may be able to pay to you and the value of your investment. See “Conflicts of Interest.”

If we acquire properties from affiliates of our advisor, the price may be higher than we would pay if the transaction was the result of arm’s-length negotiations.

The prices we pay to affiliates of our advisor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties or if the price to us is in excess of such cost, substantial justification for such excess will exist and such excess will be reasonable and consistent with current market conditions as determined by a majority of our independent directors. Substantial justification for a higher price could result from improvements to a property by the affiliate of our advisor or increases in market value of the property during the period of time the property is owned by the affiliates of our advisor as evidenced by an appraisal of the property. These prices will not be the subject of arm’s-length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm’s-length transaction. Even though we will use an independent third party appraiser to determine fair market value when acquiring properties from our advisor and its affiliates, we may pay more for particular properties than we would have in an arm’s-length transaction, which would reduce our cash available for investment in other properties or distribution to our stockholders.

We may purchase properties from persons with whom our advisor or its affiliates have prior business relationships and our advisor’s interest in preserving its relationship with these persons could result in us paying a higher price for the properties than we would otherwise pay.

We may have the opportunity to purchase properties from third parties, including affiliates of our independent directors who have prior business relationships with our advisor or its affiliates. If we purchase properties from such third parties, our advisor may experience a conflict between our interests and its interest in preserving any ongoing business relationship with these sellers.

Our advisor will face conflicts of interest relating to joint ventures that we may form with affiliates of our advisor, which conflicts could result in a disproportionate benefit to the other venture partners at our expense.

We may enter into joint venture agreements with third parties (including entities that are affiliated with our advisor or our independent directors) for the acquisition or improvement of properties. Our advisor may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers. Co-venturers may thus benefit to our and your detriment.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock, our property acquisitions, the property we own and the sale of our properties and therefore our advisor and its affiliates may make recommendations to us that we buy, hold or sell property in order to increase their compensation. Our advisor will have considerable discretion with respect to the terms and timing of our acquisition, disposition and leasing transactions.

Our advisor and its affiliates receive commissions, fees and other compensation based upon the sale of our stock and based on our investments. Therefore, our advisor may recommend that we purchase properties that generate fees for our advisor, but are not necessarily the most suitable investment for our portfolio. In some instances our advisor and its affiliates may benefit by us retaining ownership of our assets, while you may be better served by sale or disposition. In other instances they may benefit by us selling the properties which may entitle our advisor to disposition fees and possible success-based sales fees. In addition, our advisor’s ability to receive asset management fees and reimbursements depends on our continued investment in properties and in other assets that generate fees to them. Therefore, the interest of our advisor and its affiliates in receiving fees may conflict with our interests. See “Management Compensation.”

Our advisor and its affiliates, including our officers, one of whom is also a director, will face conflicts of interest caused by compensation arrangements with us and other Cornerstone-sponsored programs, which could result in actions that are not in the long-term best interests of our stockholders.

Our advisor and its affiliates will receive substantial fees from us that are partially tied to the performance of our investments. These fees could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	property acquisitions from other advisor-sponsored programs, which might entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

•
whether and when we seek to list our common stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs if the price at which our stock trades is lower than the price at which we offered stock to the public; and

•
whether and when we seek to sell the company or its assets, which sale could entitle our advisor to success-based fees but could also adversely affect its sales efforts for other programs if the sales price for the company or its assets resulted in proceeds less than the amount needed to preserve our stockholders’ capital.

Considerations relating to their compensation from other programs could result in decisions that are not in the best interests of our stockholders, which could hurt our ability to make distributions to you or result in a decline in the value of your investment.

If the competing demands for the time of our advisor, its affiliates and our officers result in them spending insufficient time on our business, we may miss investment opportunities or have less efficient operations which could reduce our profitability and result in lower distributions to you.

We do not have any employees. We rely on the employees of our advisor and its affiliates for the day-to-day operation of our business. We estimate that over the life of the company, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. The amount of time that our advisor and its affiliates spend on our business will vary from time to time and is expected to be more while we are raising money and acquiring properties. Our advisor and its affiliates, including our officers, have interests in other programs and engage in other business activities. As a result, they will have conflicts of interest in allocating their time between us and other programs and activities in which they are involved. Because these persons have competing interests on their time and resources, they may have conflicts of interest in allocating their time between our business and these other activities. During times of intense activity in other programs and ventures, they may devote less time and fewer resources to our business than are necessary or appropriate to manage our business. We expect that as our real estate activities expand, our advisor will attempt to hire additional employees who would devote substantially all of their time to our business. There is no assurance that our advisor will devote adequate time to our business. If our advisor suffers or is distracted by adverse financial or operational problems in connection with its operations unrelated to us, it may allocate less time and resources to our operations. If any of these things occur, the returns on our investments, our ability to make distributions to stockholders and the value of your investment may suffer.

Our officers, one of whom is also a director, face conflicts of interest related to the positions they hold with our advisor and its affiliates which could hinder our ability to successfully implement our business strategy and to generate returns to our stockholders.

Our officers, one of whom is also a director, are also officers of our advisor, our dealer manager and other affiliated entities. As a result, they owe fiduciary duties to these various entities and their stockholders and members, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders. Their loyalties to these other entities could result in actions or inactions that are detrimental to our business, which could harm the implementation of our business strategy and our investment, property management and leasing opportunities. If we do not successfully implement our business strategy, we may be unable to generate cash needed to make distributions to you and to maintain or increase the value of our assets. See “Conflicts of Interest.”

Our board’s possible loyalties to existing advisor-sponsored programs (and possibly to future advisor-sponsored programs) could result in our board approving transactions that are not in our best interest and that reduce our net income and lower our distributions to stockholders.

One of our directors is also a director of our advisor which is an affiliate of the managing member of another affiliate-sponsored program.  The loyalties of this director to the other affiliate-sponsored program may influence the judgment of our board when considering issues for us that may affect the other affiliate-sponsored program, such as the following:

•
We could enter into transactions with the other program, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of our board regarding the terms of those transactions may be influenced by our board’s loyalties to the other program.

•	A decision of our board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of the other program.

•	A decision of our board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of the other program.

•	We could also face similar conflicts and some additional conflicts if our advisor or its affiliates sponsor additional REITs, assuming some of our directors are also directors of the additional REITs.

•
Our independent directors must evaluate the performance of our advisor with respect to whether our advisor is presenting to us our fair share of investment opportunities. If our advisor is not presenting a sufficient number of investment opportunities to us because it is presenting many opportunities to other advisor-sponsored entities or if our advisor is giving preferential treatment to other advisor-sponsored entities in this regard, our independent directors need to enforce our rights under the terms of the advisory agreement or to seek a new advisor.

We are dependent upon our advisor and its affiliates to conduct our operations and to fund our organization and offering activities.  Any adverse changes in the financial health of our advisor or its affiliates or our relationship with them could hinder our operating performance and the return on your investment.  If our advisor became unable to fund our organization and offering expenses, we may sell fewer shares in this offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

We are dependent on Cornerstone Realty Advisors to manage our operations and our portfolio of real estate assets.  Our advisor has limited operating history and it will depend upon the fees and other compensation that it will receive from us in connection with the purchase, management and sale of our properties to conduct its operations.  To date, the fees we pay to our advisor have been inadequate to cover its operating expenses.  To cover its operational shortfalls, our advisor has relied on cash raised in private offerings of its sole member as well as private offerings of an affiliate that has made loans to our advisor’s sole member.  Of these private offerings, the only one that is ongoing is the private offering of the affiliate that has made loans to our advisor’s sole member.  A recent FINRA inquiry, which relates to such private offerings, could adversely affect the success of such private offerings or future private capital-raising efforts.  If our advisor is unable to secure additional capital, it may become unable to meet its obligations and we might be required to find alternative service providers, which could result in a significant disruption of our business and may adversely affect the value of our stockholders’ investments in us.  Furthermore, to the extent that our advisor is unable to raise adequate funds to support our organization and offering activities, our ability to raise money in our follow-on offering could be adversely affected.  If we sell fewer shares in our follow-on offering, we may be unable to acquire a diversified portfolio of properties, our operating expenses may be a larger percentage of our revenue and our net income may be lower.

We are dependent on our affiliated dealer manager to raise funds in our follow-on public offering.  Events that prevent our dealer manager from serving in that capacity would jeopardize the success of our offering and could reduce the value of our stockholders’ investments in us.

The success of our ongoing follow-on public offering depends to a large degree on the capital-raising efforts of our affiliated dealer manager.  If we were unable to raise significant capital in our offering, our general and administrative costs would be likely to continue to represent a larger portion of our revenues than would otherwise be the case, which would likely adversely affect the value of our stockholders’ investments in us.  In addition, lower offering proceeds would limit the diversification of our portfolio, which would cause the value of investments in us to be more dependent on the performance of any one of our properties.  Therefore, the value of our stockholders’ investments in us could depend on the success of our offering.

We believe that it could be difficult to secure the services of another dealer manager for a public offering of our shares should our affiliated dealer manager be unable to serve in that capacity. Therefore, any event that hinders the ability of our dealer manager to conduct offerings on our behalf would jeopardize the success of our offering and, as described above, could adversely affect the value of investments in us. A number of outcomes could impair our dealer manager’s ability to successfully serve in that capacity.

Our dealer manager has limited capital. In order to conduct its operations, our dealer manager depends on transaction-based compensation that it earns in connection with offerings in which it participates. If our dealer manager does not earn sufficient revenues from the offerings that it manages, it may not have sufficient resources to retain the personnel necessary to market and sell large amounts of shares on our behalf. In addition, our dealer manager has also relied on our affiliates in order to fund its operations, and our affiliates have relied on private offerings in order to make such equity investments in our dealer manager.  Should our affiliates become unable or unwilling to make further equity investments in our dealer manager, our dealer manager’s operations and its ability to conduct a successful public offering for us could suffer.

Our dealer manager operates in a highly regulated area and must comply with a complex scheme of federal and state securities laws and regulations as well as the rules imposed by FINRA. In some cases, there may not be clear authority regarding the interpretation of regulations applicable to our dealer manager. In such an environment, the risk of sanctions by regulatory authorities is heightened. Although these risks are also shared by other dealer managers of public offerings, the risks may be greater for our dealer manager because of the limited financial resources of our dealer manager and its affiliates. Limited financial resources may make it more difficult for our dealer manager to endure regulatory sanctions and to continue to serve effectively as the dealer manager of our offering.

Risks Related to This Offering and Our Corporate Structure

A limit on the percentage of our securities a person may own may discourage a takeover or business combination, which could prevent our stockholders from realizing a premium price for their stock.

In order for us to qualify as a REIT, no more than 50% of our outstanding stock may be beneficially owned, directly or indirectly, by five or fewer individuals (including certain types of entities) at any time during the last half of each taxable year. To assure that we do not fail to qualify as a REIT under this test, our charter restricts direct or indirect ownership by one person or entity to no more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. This restriction may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of our common stockholders or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue and classify or reclassify any unissued common stock or preferred stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption of any such stock. Our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price to holders of our common stock.

The payment of the subordinated performance fee due upon termination, and the purchase of interests in our operating partnership held by our advisor and its affiliates as required in our advisory agreement, may discourage a takeover attempt that could have resulted in a premium price to our stockholders.

In the event of a merger in which we are not the surviving entity, and pursuant to which our advisory agreement is terminated, our advisor and its affiliates may require that we pay the subordinated performance fee due upon termination, and that we purchase all or a portion of the operating partnership units they hold at any time thereafter for cash, or our stock, as determined by the seller. The subordinated performance fee due upon termination ranges from a low of 5% if the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total distributions (other than stock distributions) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% if the sum of the appraised value of our assets minus our liabilities plus all prior distributions (other than stock distributions) exceeds the amount of invested capital plus annualized returns of 10% or more. See “Management—The Advisor and the Advisory Agreement—Removal of the Advisor.” This deterrence may limit the opportunity for stockholders to receive a premium for their stock that might otherwise exist if an investor attempted to acquire us through a merger.

Our stockholders will have limited control over changes in our policies and operations, which increases the uncertainty and risks of an investment in us.

Our board of directors determines our major policies, including our policies regarding financing, growth, debt capitalization, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under Maryland General Corporation Law and our charter, our stockholders have a right to vote only on limited matters. Our board’s broad discretion in setting policies and our stockholders’ inability to exert control over those policies increases the uncertainty and risks of an investment on us.

If you purchase our stock following payment of the special 10% stock distribution, your interest in us will be diluted.

Our board of directors authorized a special 10% stock distribution that was paid to the stockholders of record on the date that we raised the first $125,000,000 in our initial public offering. We reached this threshold on July 23, 2008. The investors who purchased our stock on or before July 23, 2008 received one additional share of stock for every 10 shares of stock they owned as of that date. Due to this special 10% stock distribution on the first $125,000,000 raised in our initial public offering, we have issued 1,595,500 shares for which we received no consideration. In the event we sell all of the shares we are offering in our current offering, and assuming we sell no shares pursuant to our distribution reinvestment plan, investors who did not receive the special 10% stock distribution will experience dilution of approximately $0.16 per share or 1.99% of their investment. In the event we sell only one half of the shares we are offering in our current offering, investors who did not receive the special 10% stock dividend will experience dilution of approximately $0.25 per share or 3.11% of their investment.

Your interest in us may be diluted if we issue additional stock.

Our stockholders do not have preemptive rights to any stock we issue in the future. Therefore, in the event that we (1) sell stock in the future, including stock issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into stock, (3) issue stock in a private offering, (4) issue stock upon the exercise of the options granted to our independent directors, employees of our advisor or others, or (5) issue stock to sellers of properties acquired by us in connection with an exchange of limited partnership interests in our operating partnership, investors purchasing stock in this offering will experience dilution of their percentage ownership in us. Depending on the terms of such transactions, most notably the price per share, which may be less than the price paid per share in this offering, and the value of our properties, investors in this offering might also experience a dilution in the book value per share of their stock.

Your interest in us may be diluted if we acquire properties for units in our operating partnership.

Holders of units of our operating partnership will receive distributions per unit in the same amount as the distributions we pay per share to our stockholders and will generally have the right to exchange their units of our operating partnership for cash or shares of our stock (at our option). In the event we issue units in our operating partnership in exchange for properties, investors purchasing stock in this offering will experience potential dilution in their percentage ownership interest in us. Depending on the terms of such transactions, most notably the price per unit, which may be less than the price paid per share in this offering, the value of our properties and the value of the properties we acquire through the issuance of units of limited partnership interests in our operating partnership, investors in this offering might also experience a dilution in the book value per share of their stock.

Although we are not currently afforded the protection of the Maryland General Corporation Law relating to business combinations, our board of directors could opt into these provisions of Maryland law in the future, which may discourage others from trying to acquire control of us and may prevent our stockholders from receiving a premium price for their stock in connection with a business combination.

Under Maryland law, “business combinations” between a Maryland corporation and certain interested stockholders or an affiliate of interested stockholders are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Also under Maryland law, control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter.  Shares owned by the acquirer, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. Should our board opt into these provisions of Maryland law, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. Similarly, provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law could provide similar anti-takeover protection. For more information about the business combination provisions of Maryland law, see “Description of Securities—Business Combinations.”

If we sell substantially less than all of the shares we are offering, the costs we incur to comply with the rules of the Securities and Exchange Commission regarding internal control over financial reporting will be a larger percentage of our net income and will reduce the return on your investment.

We expect to incur significant costs in maintaining adequate internal control over our financial reporting for the company and that our management will spend a significant amount of time assessing the effectiveness of our internal control over financial reporting. We do not anticipate that these costs or the amount of time our management will be required to spend will be significantly less if we sell substantially less than all of the shares we are offering.

Your rights as stockholders and our rights to recover claims against our independent directors are limited, which could reduce your and our recovery against independent directors if they negligently cause us to incur losses.

Our charter provides that no independent director shall be liable to us or our stockholders for monetary damages and that we will generally indemnify them for losses unless they are grossly negligent or engage in willful misconduct.  As a result, you and we may have more limited rights against our independent directors than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a negligent manner. In addition, we may be obligated to fund the defense costs incurred by our independent directors (as well as by our other directors, officers, employees and agents) in some cases, which would decrease the cash otherwise available for distributions to you.

You may not be able to sell your stock under the stock repurchase program.

Our board of directors could choose to amend the terms of our stock repurchase program without stockholder approval. Our board is also free to terminate the program at any time upon 30 days written notice to our stockholders.  In addition, the stock repurchase program includes numerous restrictions that would limit your ability to sell your stock. See “Description of Stock—Stock Repurchase Program.”

The offering price was not established on an independent basis and you may be paying more for our stock than its value or the amount you would receive upon liquidation.

The offering price of our shares of stock bears no relationship to our book or asset value or to any other established criteria for valuing stock. The board of directors considered the following factors in determining the offering price for our common stock:

•	the offering prices of comparable non-traded REITs; and

•	the recommendation of the dealer manager.

However, the offering price is likely to be higher than the price at which you could resell your shares because (1) our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, (2) we have in the past, and may in the future, pay distributions to our stockholders using proceeds of our public offering, which reduces the amount we can invest in real property, and (3) there is no public market for our shares. Moreover, the offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

Because the dealer manager is one of our affiliates, you will not have the benefit of an independent review of us or the prospectus customarily undertaken in underwritten offerings.

The dealer manager, Pacific Cornerstone Capital, Inc., is an affiliate of our advisor and will not make an independent review of us or the offering. Accordingly, you do not have the benefit of an independent review of the terms of this offering. Further, the due diligence investigation of us by the dealer manager cannot be considered to be an independent review and, therefore, may not be as meaningful as a review conducted by an unaffiliated broker-dealer or investment banker.

Payment of fees to our advisor and its affiliates will reduce cash available for investment and distribution.

Our advisor and its affiliates will perform services for us in connection with the offer and sale of our stock, the selection and acquisition of our properties, and possibly the management and leasing of our properties. They will be paid significant fees for these services, which will reduce the amount of cash available for investment in properties and distribution to stockholders. The fees to be paid to our advisor and its affiliates were not determined on an arm’s-length basis. We cannot assure you that a third-party unaffiliated with our advisor would not be willing to provide such services to us at a lower price.

We may also pay significant fees during our listing/liquidation stage.  Although most of the fees payable during our listing/liquidation stage are contingent on our investors first enjoying agreed-upon investment returns, affiliates of our advisor could also receive significant payments even without our reaching the investment-return thresholds should we seek to become self-managed.  Due to the apparent preference of the public markets for self-managed companies, a decision to list our shares on a national securities exchange might well be preceded by a decision to become self-managed.  And given our advisor’s familiarity with our assets and operations, we might prefer to become self-managed by acquiring entities affiliated with our advisor.  Such an internalization transaction could result in significant payments to affiliates of our advisor irrespective of whether our stockholders enjoyed the returns on which we have conditioned other performance-based compensation.

 These fees increase the risk that the amount available for payment of distributions to our stockholders upon a liquidation of our portfolio would be less than the purchase price of the shares of stock in this offering. Substantial up-front fees also increase the risk that you will not be able to resell your shares of stock at a profit, even if our stock is listed on a national securities exchange. See “Management Compensation.”

If we are unable to obtain funding for future capital needs, cash distributions to our stockholders could be reduced and the value of our investments could decline.

If we need additional capital in the future to improve or maintain our properties or for any other reason, we will have to obtain financing from other sources, such as cash flow from operations, borrowings, property sales or future equity offerings. These sources of funding may not be available on attractive terms or at all. If we cannot procure additional funding for capital improvements, our investments may generate lower cash flows or decline in value, or both.

Our advisor does not have as strong an economic incentive to avoid losses as do sponsors who have made significant equity investments in the companies they sponsor.

Terry G. Roussel, our chief executive officer and an affiliate of our advisor, has invested $1,000 in 125 shares of our stock. As of the date of this prospectus, our advisor and its affiliates have only invested $200,000 in Cornerstone Operating Partnership, L.P. Without significant exposure for our advisor, our investors may be at a greater risk of loss because our advisor and its affiliates do not have as much to lose from a decrease in the value of our stock as do those sponsors who make more significant equity investments in the companies they sponsor.

General Risks Related to Investments in Real Estate

Economic and regulatory changes that impact the real estate market may reduce our net income and the value of our properties.

By owning our stock, stockholders will be subjected to the risks associated with owning real estate. The performance of your investment in us is subject to, among other things, risks related to the ownership and operation of real estate, including but not limited to:

•
worsening general or local economic conditions and financial markets could cause lower demand, tenant defaults, and reduced occupancy and rental rates, some or all of which would cause an overall decrease in revenue from rents;

•	increases in competing properties in an area which could require increased concessions to tenants and reduced rental rates;

•	increases in interest rates or unavailability of permanent mortgage funds which may render the sale of a property difficult or unattractive; and

•	changes in laws and government regulations, including those governing real estate usage, zoning and taxes.

Some or all of the foregoing factors may affect our properties, which would reduce our net income, and our ability to make distributions to our stockholders.

Lease terminations could reduce our revenues from rents and our distributions to our stockholders and cause the value of your investment to decline.

The success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of your investment to decline.

Rising expenses at both the property and the company level could reduce our net income and our cash available for distribution to stockholders.

Our properties are subject to operating risks common to real estate in general, any or all of which may reduce our net income. If any property is not substantially occupied or if rents are being paid in an amount that is insufficient to cover operating expenses, we could be required to expend funds with respect to that property for operating expenses. The properties are subject to increases in tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance and administrative expenses. If we are unable to lease properties on a basis requiring the tenants to pay such expenses, we would be required to pay some or all of those costs which would reduce our income and cash available for distribution to stockholders.

Costs incurred in complying with governmental laws and regulations may reduce our net income and the cash available for distributions.

Our company and the properties we own are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. Federal laws such as the National Environmental Policy Act, the Comprehensive Environmental Response, Compensation, and Liability Act, the Resource Conservation and Recovery Act, the Federal Water Pollution Control Act, the Federal Clean Air Act, the Toxic Substances Control Act, the Emergency Planning and Community Right to Know Act and the Hazard Communication Act govern such matters as wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and the remediation of contamination associated with disposals. The properties we own and those we expect to acquire are subject to the Americans with Disabilities Act of 1990 which generally requires that certain types of buildings and services be made accessible and available to people with disabilities. These laws may require us to make modifications to our properties. Some of these laws and regulations impose joint and several liability on tenants, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Compliance with these laws and any new or more stringent laws or regulations may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. In addition, there are various federal, state and local fire, health, life-safety and similar regulations with which we may be required to comply, and which may subject us to liability in the form of fines or damages for noncompliance.

Our properties may be affected by our tenants’ operations, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties. The presence of hazardous substances, or the failure to properly remediate these substances, may make it difficult or impossible to sell or rent such property. Any material expenditures, fines, or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.

Discovery of environmentally hazardous conditions may reduce our cash available for distribution to our stockholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost to remove or remediate hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for release of and exposure to hazardous substances, including asbestos-containing materials into the air. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances. The cost of defending against claims of liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury claims could be substantial and reduce our ability to make distributions and the value of your investment.

Any uninsured losses or high insurance premiums will reduce our net income and the amount of our cash distributions to stockholders.

Our advisor will attempt to obtain adequate insurance to cover significant areas of risk to us as a company and to our properties. However, there are types of losses at the property level, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, hurricanes, pollution or environmental matters, which are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. We may not have adequate coverage for such losses. If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or reconstruct any uninsured damaged property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to stockholders.

We may have difficulty selling real estate investments, and our ability to distribute all or a portion of the net proceeds from such sale to our stockholders may be limited.

Equity real estate investments are relatively illiquid. Therefore, we will have a limited ability to vary our portfolio in response to changes in economic or other conditions. In addition, the liquidity of real estate investments has been further reduced by the recent turmoil in the capital markets, which has constrained equity and debt capital available for investment in commercial real estate, resulting in fewer buyers seeking to acquire commercial properties and consequent reductions in property values.  As a result of these factors, we will also have a limited ability to sell assets in order to fund working capital and similar capital needs. When we sell any of our properties, we may not realize a gain on such sale. We may not elect to distribute any proceeds from the sale of properties to our stockholders; for example, we may use such proceeds to:

•	purchase additional properties;

•	repay debt, if any;

•	buy out interests of any co-venturers or other partners in any joint venture in which we are a party;

•	create working capital reserves; or

•	make repairs, maintenance, tenant improvements or other capital improvements or expenditures to our remaining properties.

Our ability to sell our properties may also be limited by our need to avoid a 100% penalty tax that is imposed on gain recognized by a REIT from the sale of property characterized as dealer property. In order to ensure that we avoid such characterization, we may be required to hold our properties for a minimum period of time, generally two years, and comply with certain other requirements in the Internal Revenue Code.

Real estate market conditions at the time we decide to dispose of a property may be unfavorable, which could reduce the price we receive for a property and lower the return on your investment.

We intend to hold the properties in which we invest until we determine that selling or otherwise disposing of properties would help us to achieve our investment objectives. General economic conditions, availability of financing, interest rates and other factors, including supply and demand, all of which are beyond our control, affect the real estate market. We may be unable to sell a property for the price, on the terms, or within the time frame we want. Accordingly, the gain or loss on your investment could be affected by fluctuating market conditions.

As part of otherwise attractive portfolios of properties, substantially all of which we can own on an all-cash basis, we may acquire some properties with existing lock-out provisions which may inhibit us from selling a property, or may require us to maintain specified debt levels for a period of years on some properties.

Loan provisions could materially restrict us from selling or otherwise disposing of or refinancing properties. These provisions would affect our ability to turn our investments into cash and thus affect cash available for distributions to you. Loan provisions may prohibit us from reducing the outstanding indebtedness with respect to properties, refinancing such indebtedness on a non-recourse basis at maturity, or increasing the amount of indebtedness with respect to such properties.

Loan provisions could impair our ability to take actions that would otherwise be in the best interests of our stockholders and, therefore, may have an adverse impact on the value of our stock, relative to the value that would result if the loan provisions did not exist. In particular, loan provisions could preclude us from participating in major transactions that could result in a disposition of our assets or a change in control even though that disposition or change in control might be in the best interests of our stockholders.

If we sell properties by providing financing to purchasers of our properties, distribution of net sales proceeds to our stockholders would be delayed and defaults by the purchasers could reduce our cash available for distribution to stockholders.

If we provide financing to purchasers, we will bear the risk that the purchaser may default. Purchaser defaults could reduce our cash distributions to you. Even in the absence of a purchaser default, the distribution of the proceeds of sales to our stockholders, or their reinvestment in other assets, will be delayed until the promissory notes or other property we may accept upon a sale are actually paid, sold, refinanced or otherwise disposed of or completion of foreclosure proceedings.

Actions of our joint venture partners could subject us to liabilities in excess of those contemplated or prevent us from taking actions that are in the best interests of our stockholders which could result in lower investment returns to our stockholders.

We are likely to enter into joint ventures with affiliates and other third parties to acquire or improve properties. We may also purchase properties in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present when acquiring real estate directly, including, for example:

•	co-venturers may share certain approval rights over major decisions;

•
that such co-venturer, co-owner or partner may at any time have economic or business interests or goals which are or which become inconsistent with our business interests or goals, including inconsistent goals relating to the sale of properties held in the joint venture or the timing of termination or liquidation of the joint venture;

•	the possibility that our co-venturer, co-owner or partner in an investment might become insolvent or bankrupt;

•	the possibility that we may incur liabilities as a result of an action taken by our co-venturer, co-owner or partner;

•
that such co-venturer, co-owner or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives, including our policy with respect to qualifying and maintaining our qualification as a REIT;

•
disputes between us and our co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business and result in subjecting the properties owned by the applicable joint venture to additional risk; or

•
that under certain joint venture arrangements, neither venture partner may have the power to control the venture, and an impasse could be reached which might have a negative influence on the joint venture.

These events might subject us to liabilities in excess of those contemplated and thus reduce your investment returns. If we have a right of first refusal or buy/sell right to buy out a co-venturer, co-owner or partner, we may be unable to finance such a buy-out if it becomes exercisable or we may be required to purchase such interest at a time when it would not otherwise be in our best interest to do so. If our interest is subject to a buy/sell right, we may not have sufficient cash, available borrowing capacity or other capital resources to allow us to elect to purchase an interest of a co-venturer subject to the buy/sell right, in which case we may be forced to sell our interest as the result of the exercise of such right when we would otherwise prefer to keep our interest. Finally, we may not be able to sell our interest in a joint venture if we desire to exit the venture.

If we make or invest in mortgage loans, our mortgage loans may be affected by unfavorable real estate market conditions, including interest rate fluctuations, which could decrease the value of those loans and the return on your investment.

If we make or invest in mortgage loans, we will be at risk of defaults by the borrowers on those mortgage loans as well as interest rate risks.  To the extent we incur delays in liquidating such defaulted mortgage loans; we may not be able to obtain sufficient proceeds to repay all amounts due to us under the mortgage loan.  Further, we will not know whether the values of the properties securing the mortgage loans will remain at the levels existing on the dates of origination of those mortgage loans.  If the values of the underlying properties fall, our risk will increase because of the lower value of the security associated with such loans.  In addition, interest rate fluctuations could reduce our returns as compared to market interest rates and reduce the value of the mortgage loans in the event we sell them.

Second mortgage loan investments involve a greater risk of loss in the event of default than traditional mortgage loans.

If we decide to invest in second mortgages, our subordinated priority to the senior lender or lenders will place our investment at a greater risk of loss than a traditional mortgage.  In the event of default, any recovery of our second mortgage investment will be subordinate to the senior lender.   Further, it is likely that any investments we make in second mortgages will be placed with private entities and not insured by a government sponsored entity, placing additional credit risk on the borrower which may result in a loss to our portfolio.

Delays in restructuring or liquidating non-performing mortgage loans could reduce the return on your investment.

If we invest in mortgage loans, they may become non-performing after origination or acquisition for a wide variety of reasons. Such non-performing loans may require a substantial amount of workout negotiations and/or restructuring, which may entail, among other things, a substantial reduction in the interest rate and a substantial write-down of the loan. However, even if a restructuring is successfully accomplished, upon maturity of such loan, replacement “takeout” financing may not be available. We may find it necessary or desirable to foreclose on some of the collateral securing one or more of our investments. Intercreditor provisions may substantially interfere with our ability to do so. Even if foreclosure is an option, the foreclosure process can be lengthy and expensive. Borrowers often resist foreclosure actions by asserting numerous claims, counterclaims and defenses, including, without limitation, lender liability claims and defenses, in an effort to prolong the foreclosure action. In some states, foreclosure actions can take up to several years or more to litigate. At any time during the foreclosure proceedings, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. Foreclosure litigation tends to create a negative public image of the collateral property and may result in disrupting ongoing leasing and management of the property. Foreclosure actions by senior lenders may substantially affect the amount that we may receive from an investment.

If a significant portion of our assets are deemed “investment securities,” we may become subject to the Investment Company Act of 1940 which would restrict our operations and we could not continue our business.

If we fail to qualify for an exemption or exception from the Investment Company Act of 1940, we would be required to comply with numerous additional regulatory requirements and restrictions which could adversely restrict our operations and force us to discontinue our business. Our investments in real estate represent the substantial majority of our total asset mix, which would not subject us to the Investment Company Act.  If, however, in the future we originate or acquire mortgage loans and make investments in joint ventures (not structured in compliance with the Investment Company Act) and other investment assets that are deemed by the SEC or the courts to be “investment securities” and these assets exceed 40% of the value of our total assets, we could be deemed to be an investment company and subject to these additional regulatory and operational restrictions.

Even if otherwise deemed an investment company, we may qualify for an exception or exemption from the Investment Company Act. For example, under the real estate/mortgage exception, entities that are primarily engaged in the business of purchasing and otherwise acquiring mortgages and interests in real estate are exempt from registration under the Investment Company Act. Under the real estate exception, the SEC Staff has provided guidance that would require us to maintain 55% of our assets in qualifying real estate interests. In order for an asset to constitute a qualifying real estate interest or qualifying asset, the interest must meet various criteria. Fee interests in real estate and whole mortgage loans are generally considered qualifying assets. If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us.  In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Risks Associated with Debt Financing

We expect to continue to use temporary acquisition financing to acquire properties and otherwise incur other indebtedness, which will increase our expenses and could subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

We used temporary acquisition financing to acquire nine of the twelve properties we owned as of December 31, 2008.  We intend to use proceeds from this offering to pay down temporary acquisition financing that we have already incurred; however, we expect to continue acquiring real properties using temporary acquisition financing. This will enable us to continue acquiring properties before we have raised offering proceeds for the entire purchase price. We plan to use subsequently raised offering proceeds to pay off the temporary acquisition financing.

We may borrow funds for operations, tenant improvements, capital improvements or for other working capital needs. We may also borrow funds to make distributions including but not limited to funds to satisfy the REIT tax qualification requirement that we distribute at least 90% of our annual REIT taxable income to our stockholders. We may also borrow if we otherwise deem it necessary or advisable to ensure that we maintain our qualification as a REIT for federal income tax purposes.  To the extent we borrow funds, we may raise additional equity capital or sell properties to pay off such debt.

If there is a shortfall between the cash flow from a property and the cash flow needed to service temporary acquisition financing on that property, then the amount available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment. For tax purposes, a foreclosure of any of our properties would be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the debt secured by the mortgage exceeds our tax basis in the property, we would recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage debt to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the debt if it is not paid by such entity. If any mortgages contain cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, the value of your investment will be reduced.

Liquidity in the global credit markets has been significantly contracted by market disruptions during the past two years, making it costly to obtain new debt financing, when debt financing is available at all. To the extent that market conditions prevent us from obtaining temporary acquisition financing on financially attractive terms, our ability to make suitable investments in commercial real estate could be delayed or limited.  If we are unable to invest the proceeds from this offering in suitable real estate investments for an extended period of time, distributions to you may be suspended and may be lower and the value of your investment could be reduced.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to you.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional debt. Loan documents we have entered into contain covenants that limit our ability to further mortgage the property, discontinue insurance coverage, or replace our advisor. These or other limitations may limit our flexibility and prevent us from achieving our operating plans.

High levels of debt or increases in interest rates could increase the amount of our loan payments, reduce the cash available for distribution to stockholders and subject us to the risk of losing properties in foreclosure if our cash flow is insufficient to make loan payments.

Our policies do not limit us from incurring debt. High debt levels would cause us to incur higher interest charges, would result in higher debt service payments, and could be accompanied by restrictive covenants. Interest we pay could reduce cash available for distribution to stockholders. Additionally, variable rate debt could result in increases in interest rates which would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing debt during periods of rising interest rates, we could be required to liquidate one or more of our investments in properties at times which may not permit realization of the maximum return on such investments and could result in a loss.

Federal Income Tax Risks

If we fail to qualify as a REIT, we will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We have elected to be taxed as a REIT under the Internal Revenue Code.  A REIT generally is not taxed at the corporate level on income it currently distributes to its stockholders.  Qualification as a REIT involves the application of highly technical and complex rules for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to continue to qualify as a REIT. In addition, new legislation, regulations, administrative interpretations or court decisions could significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

If we were to fail to qualify as a REIT in any taxable year:

•	we would not be allowed to deduct our distributions to our stockholders when computing our taxable income;

•	we would be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates;

•	we would be disqualified from being taxed as a REIT for the four taxable years following the year during which qualification was lost, unless entitled to relief under certain statutory provisions;

•	we would have less cash to make distributions to our stockholders; and

•	we might be required to borrow additional funds or sell some of our assets in order to pay corporate tax obligations we may incur as a result of our disqualification.

We encourage you to read the “Federal Income Tax Considerations” section of this prospectus for further discussion of the tax issues related to this offering.

Even if we maintain our status as a REIT, we may be subject to federal and state income taxes in certain events, which would reduce our cash available for distribution to our stockholders.

Net income from a “prohibited transaction” will be subject to a 100% tax. We may not be able to pay sufficient distributions to avoid excise taxes applicable to REITs. We may also decide to retain income we earn from the sale or other disposition of our property and pay income tax directly on such income. In that event, our stockholders would be treated as if they earned that income and paid the tax on it directly. However, stockholders that are tax-exempt, such as charities or qualified pension plans, would have no benefit from their deemed payment of such tax liability. We may also be subject to state and local taxes on our income or property, either directly or at the level of our operating partnership or at the level of the other companies through which we indirectly own our assets. Any federal or state taxes we pay will reduce the cash available to make distributions to you.

To maintain our REIT status, we may be forced to forego otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and reduce the overall return to you.

To qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to our stockholders. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of your investment.

If our operating partnership is classified as a “publicly-traded partnership” under the Internal Revenue Code, it will be subjected to tax on our income and the amount of distributions we make to our stockholders will be less.

We structured our operating partnership so that it would be classified as a partnership for federal income tax purposes. In this regard, the Internal Revenue Code generally classifies “publicly traded partnerships” (as defined in Section 7704 of the Internal Revenue Code) as associations taxable as corporations (rather than as partnerships), unless substantially all of their taxable income consists of specified types of passive income. In order to minimize the risk that the Internal Revenue Code would classify our operating partnership as a “publicly traded partnership” for tax purposes, we placed certain restrictions on the transfer and/or redemption of partnership units in our operating partnership. If the Internal Revenue Service were to assert successfully that our operating partnership is a “publicly traded partnership,” and substantially all of our operating partnership’s gross income did not consist of the specified types of passive income, the Internal Revenue Code would treat our operating partnership as an association taxable as a corporation. In such event, the character of our assets and items of gross income would change and would prevent us from qualifying and maintaining our status as a REIT. In addition, the imposition of a corporate tax on our operating partnership would reduce the amount of cash distributable to us from our operating partnership and therefore would reduce our amount of cash available to make distributions to you.

These topics are discussed in greater detail in the “Federal Income Tax Considerations—Tax Aspects of Our Operating Partnership” section of this prospectus.

Distributions payable by REITs do not qualify for the reduced tax rates under recently enacted tax legislation.

Recently enacted tax legislation generally reduces the maximum tax rate for dividend distributions payable by corporations to individuals meeting certain requirements to 15% through 2010. Distributions payable by REITs, however, generally continue to be taxed at the normal rate applicable to the individual recipient, rather than the 15% preferential rate. Although this legislation does not adversely affect the taxation of REITs or distributions paid by REITs, the more favorable rates applicable to regular corporate distributions could cause investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that make distributions, which could reduce the value of the stock of REITs, including our stock.

Distributions to tax-exempt investors may be classified as unrelated business taxable income and tax-exempt investors would be required to pay tax on the unrelated business taxable income and to file income tax returns.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule. In particular:

•
under certain circumstances, part of the income and gain recognized by certain qualified employee pension trusts with respect to our stock may be treated as unrelated business taxable income if our stock is predominately held by qualified employee pension trusts (which we do not expect to be the case);

•
part of the income and gain recognized by a tax exempt investor with respect to our stock would constitute unrelated business taxable income if such investor incurs debt in order to acquire the common stock; and

•
part or all of the income or gain recognized with respect to our stock held by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under Sections 501(c)(7), (9), (17), or (20) of the Code may be treated as unrelated business taxable income.

We encourage you to consult your own tax advisor to determine the tax consequences applicable to you if you are a tax-exempt investor.

Foreign investors may be subject to FIRPTA tax on the sale of our stock if we are unable to qualify as a “domestically controlled” REIT.

A foreign person disposing of a U.S. real property interest, including stock of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to a tax, known as FIRPTA tax, on the gain recognized on the disposition. Such FIRPTA tax does not apply, however, to the disposition of stock in a REIT if the REIT is “domestically controlled.” A REIT is “domestically controlled” if less than 50% of the REIT’s capital stock, by value, has been owned directly or indirectly by persons who are not qualifying U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence.

We cannot assure you that we will qualify as a “domestically controlled” REIT. If we were to fail to so qualify, gain realized by foreign investors on a sale of our stock would be subject to FIRPTA tax, unless our stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 5% of the value of our outstanding common stock. We encourage you to consult your own tax advisors to determine the impact of federal, state, local and foreign tax laws to you on an investment in our stock, including any reporting requirements.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Internal Revenue Code as a result of an investment in our stock, you could be subject to criminal and civil penalties.

There are special considerations that apply to pension or profit sharing trusts or IRAs investing in stock. If you are investing the assets of a pension, profit sharing, 401(k), Keogh or other qualified retirement plan or the assets of an IRA in our stock, you should satisfy yourself that:

•	your investment is consistent with your fiduciary obligations under ERISA and the Internal Revenue Code;

•	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan’s investment policy;

•	your investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Internal Revenue Code;

•	your investment will not impair the liquidity of the plan or IRA;

•	your investment will not produce “unrelated business taxable income” for the plan or IRA;

•	you will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Internal Revenue Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Internal Revenue Code may result in imposition of civil and criminal penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our stock constitutes a prohibited transaction under ERISA or the Internal Revenue Code, the fiduciary who authorized or directed the investment may be required to pay the plan any losses that the plan suffers as a result of the investment.

An investment in our stock may not be suitable for every employee benefit plan, and may result in the plan fiduciary breaching its duty to the plan.

When considering an investment in our stock, an individual with investment discretion over assets of any pension plan, profit-sharing plan, retirement plan, IRA or other employee benefit plan covered by ERISA should consider whether the investment satisfies the fiduciary requirements of ERISA and other applicable laws. In particular, attention should be paid to the diversification requirements of Section 404(a)(1)(C) of ERISA in light of all the facts and circumstances, including the portion of the plan’s portfolio of which the investment will be a part. All plan investors should also consider whether the investment is prudent and meets plan liquidity requirements as there may be only a limited market in which to sell or otherwise dispose of our stock, and whether the investment is permissible under the plan’s governing instrument. We have not, and will not, evaluate whether an investment in our stock is suitable for any particular plan. Rather, we will accept entities as stockholders if an entity otherwise meets the suitability standards set forth in the “Suitability Standards” section in this prospectus.

ERISA fiduciaries are required to determine annually the fair market value of each asset in the ERISA plan based on liquidation value. The annual statement of value that we will be sending to stockholders subject to ERISA and to certain other plan stockholders is only an estimate and may not comply with any reporting and disclosure or annual valuation requirements under ERISA or other applicable law.

The annual statement of value will report the value of each share of our stock based as of the close of our fiscal year.  No independent appraisals will be obtained and the value will be based upon an estimated amount we determine would be received if our properties and other assets were sold as of the close of our fiscal year and if such proceeds, together with our other funds, were distributed pursuant to a liquidation.  However, the net asset value of each share of stock will be deemed to be $8.00 during this offering and for the first 18 months following the termination of this offering, unless our board of directors determines otherwise.  The basis for this valuation is that the current public offering price of a share of our common stock is $8.00 per share (ignoring purchase price discounts for certain categories of purchasers).  However, this estimated value is likely to be higher than the price at which our stockholders could resell our stockholders’ shares because:

•
our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and

•	there is no public market for our shares.

Moreover, this estimated value is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

We will stop providing annual statements of value if our stock becomes listed for trading on a national stock exchange.

For a more complete discussion of the foregoing issues and other risks associated with an investment in our stock by retirement plans, please see the “ERISA Considerations” section of this prospectus.

ESTIMATED USE OF PROCEEDS

The following table estimates the use of the proceeds raised in this offering assuming that we sell the offering midpoint of 38,675,000 shares and the maximum of 77,350,000 shares of our common stock. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Based on our estimate of the number of shares we sell in this offering through various distribution channels, we estimate that approximately 90.3% of our gross offering proceeds will be used for new investment and to retire existing debt financing if the maximum offering amount is raised (86.8% with respect to gross proceeds from our primary offering and 99.9% with respect to gross proceeds from our distribution reinvestment plan), while the remainder will be used to pay sales commissions, dealer manager fees, other organization and offering expenses and acquisition fees on our real estate investments.  The amount available for investment will be less to the extent we use proceeds from our distribution reinvestment plan to fund redemptions under our stock repurchase program.

Until we generate sufficient cash flows from operations to fully fund the payment of distributions, we have and will continue to pay some or all of our distributions from other sources, including offering proceeds, in anticipation of future operating cash flow.  Until cash flows from operations are sufficient to fund such distribution payments, if ever, we will have used less than 90.3% of the gross proceeds in this offering to retire existing debt and for investment in real estate (including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses).  We have established a limit on the amount of proceeds from this offering that may be used to pay cash distributions.  We will not use offering proceeds to pay cash distributions if at the time of the distribution it appears that over the course of this offering, we will have failed to invest at least 82% of our offering proceeds in properties, including investing in properties through the retirement of existing debt financing relating to property acquisitions.

	Maximum - 77,350,000 Shares
	Primary Offering 56,250,000 Shares		Distribution Reinvestment Plan 21,100,000 Shares
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$450,000,000	100.0%	$160,360,000	100.0%
Sales commissions(1)	31,500,000	7.0%	—	0.0%
Dealer Manager Fees(1)	13,500,000	3.0%	—	0.0%
Organization and Offering Expenses(2)(3)	5,341,000	1.2%	125,000	0.1%
Acquisition Fees(4)(5)	9,000,000	2.0%	—	0.0%
Working capital reserves(6)	—	0.0%	—	0.0%
	390,659,000	86.8%	160,235,000	99.9%
Retirement of existing debt financing	45,582,000	10.1%	—	0.0%
Amount Available for Investment, including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses(7)	$345,077,000	76.7%	$160,235,000	99.9%

	Midpoint - 38,675,000 Shares
	Primary Offering 28,125,000 Shares		Distribution Reinvestment Plan 10,550,000 Shares
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$225,000,000	100.0%	$80,180,000	100.0%
Sales commissions(1)	15,750,000	7.0%	—	0.0%
Dealer Manager Fees(1)	6,750,000	3.0%	—	0.0%
Organization and Offering Expenses(2)(3)	4,827,000	2.1%	75,000	0.1%
Acquisition Fees(4)(5)	4,500,000	2.0%	—	0.0%
Working capital reserves(6)	—	0.0%	—	0.0%
	193,173,000	85.9%	80,105,000	99.9%
Retirement of existing debt financing	45,582,000	20.3%	—	0.0%
Amount Available for Investment, including capitalized tenant improvements and leasing concessions and the payment of acquisition expenses(7)	$147,591,000	65.6%	$80,105,000	99.9%

(1)
For the midpoint and maximum offering of stock sold in our primary offering, includes sales commissions up to 7% of aggregate gross offering proceeds and a dealer manager fee up to 3% of aggregate offering proceeds. Some or all of these amounts may be reallowed to participating broker-dealers.  For the midpoint and maximum offering, stock sold through our distribution reinvestment plan includes no sales commissions and no dealer manager fee. See “Plan of Distribution.”

(2)
Organization and offering expenses consist of all actual expenses (other than sales commissions and the dealer manager fee) incurred by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder, and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) issuer’s costs of conducting our training and education meetings; (iv) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide invoiced due diligence expenses.  At times during our offering stage, before the maximum amount of gross proceeds has been raised, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised.  However, our advisor has agreed to reimburse us to the extent that the organization and offering expenses to paid by us out of offering proceeds exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering.  Pursuant to FINRA and state regulations, in no event may organization and offering expenses paid by us out of offering proceeds exceed 5% of aggregate gross offering proceeds.  Organization and offering expenses described above include only actual expenses incurred in connection with the offering, excluding sales commissions and the dealer manager fee, and do not include any other items of value deemed to be underwriting compensation under the rules of FINRA.

(3)
Our advisor has agreed to reimburse us to the extent all of our offering expenses, including sales commissions, dealer manager fees, and organization and offering expenses (but excluding acquisition fees and acquisition expenses) incurred by us exceeds 13.5% of the gross offering proceeds, or if the aggregate of all organization and offering expenses, excluding sales commission and the dealer manager fees, exceeds 3.5% of gross proceeds from our primary offering. In no event will the maximum compensation to be paid to broker dealers of 10% (excluding bona fide invoiced due diligence expenses), along with organizational and offering expenses, exceed 13.5% of the gross offering proceeds.

(4)
We will pay our advisor an acquisition fee equal to 2% of gross proceeds from our primary offering upon receipt of the offering proceeds rather than at the time a property is acquired. The acquisition fee paid to advisor will be expensed as incurred in accordance with accounting principles generally accepted in the United States of America.

(5)	In addition to this acquisition fee, we may also incur customary advisor and third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property.

(6)
Because we will be purchasing properties without permanent financing, we expect that our cash flow from operations will be sufficient for capital expenditures, maintenance and repairs. However, to the extent that our cash flow from operations is insufficient for such purposes, we may establish reserves from gross offering proceeds or out of non-liquidating net sale proceeds.

(7)
The amount available for investment will include customary advisor and third-party acquisition expenses such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate or attempted acquisition of real estate and reserves for capital improvements, tenant improvements and maintenance and repairs of properties. Up to 100% of the net proceeds from sales under our distribution reinvestment plan may be used to repurchase shares of our stock. See “Description of Stock—Stock Repurchase Program.”

Until used in connection with real estate investments, substantially all of the net proceeds of the offering may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors. The board is responsible for the management of our business affairs. The board has retained Cornerstone Realty Advisors, LLC as our advisor to manage our day-to-day operations and the acquisition and disposition of our investments, subject to the board’s supervision. Because of the numerous conflicts of interest created by the relationships among us, our advisor and its affiliates, many of the responsibilities of the board are subject to the oversight and approval of a majority of our independent directors. See “Conflicts of Interest.”

Our board currently consists of five members, four of whom are independent directors. Our board may change the size of the board, but in no event will we have fewer than three board seats. Our charter provides that a majority of our directors must be independent directors. An “independent director” is a person who has no ownership interest in our sponsor, advisor or its affiliates, does not perform other services for or have any material business or professional relationship with our sponsor, advisor or its affiliates, is not one of our officers or employees or an officer, employee, director or owner of our sponsor, advisor or its affiliates and is not a director of more than three real estate investment trusts organized by our sponsor or advised by our advisor or its affiliates and has not been so for the previous two years.   Our charter defines “independent director” in accordance with the North American Securities Administrators Association Statement of Policy Regarding Real Estate Investment Trusts and provides additional, specific information regarding the independent director requirements.

Each director will serve until the next annual meeting of stockholders or until a successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease shall not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast at a meeting called for the purpose of the proposed removal. The notice of the meeting shall indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed.

Unless filled by a vote of the stockholders as permitted by the Maryland General Corporation Law in the case of removal, a vacancy created by an increase in the number of directors or the death, resignation, removal, adjudicated incompetence or other incapacity of a director shall be filled by a vote of a majority of the remaining directors. As provided in our charter, nominations of individuals to fill the vacancy of a board seat previously filled by an independent director will be made by the remaining independent directors. Nominees to fill the vacancy of any other board seat will be individuals nominated by our advisor.

Our directors and officers are not required to devote all of their time to our business and are only required to devote sufficient time to our affairs as their duties require. In addition to meetings of the various committees of the board, which committees we describe below, we expect to hold regular board meetings each year. Our board is empowered to fix the compensation of all officers that it selects and may pay compensation to directors for services rendered to us in any other capacity.  Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor.

Our general investment and borrowing policies are set forth in this prospectus. Our directors may establish further written policies on investments and borrowings and shall monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interest of our stockholders. Our independent directors will review our investment policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interest of our stockholders. We will follow the policies on investments and borrowings set forth in this prospectus unless they are modified by our independent directors.

Committees of the Board of Directors

Many of the powers of the board of directors may be delegated to one or more committees. Our charter requires that each committee consist of at least a majority of independent directors.

Audit Committee

The audit committee selects the independent public accountants to audit our annual financial statements, reviews the plans and results of the audit engagement with the independent public accountants, approves the audit and non-audit services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. The current members of the audit committee are Jody Fouch (Chairman), Paul Danchik, Daniel Johnson and Lee Powell Stedman.

Independent Directors Committee

In order to reduce or eliminate certain potential conflicts of interest, a majority of our independent directors, that is, the directors who are not affiliated with our advisor, will approve all transactions between us and our advisor or its affiliates. Our independent directors are authorized to retain their own legal and financial advisors at our expense and are empowered to act on any matter permitted under Maryland law provided that a majority of our independent directors first determine that the matter at issue is such that the exercise of independent judgment by our advisor could reasonably be compromised. Those conflict-of-interest matters that cannot be delegated to a committee under Maryland law must be acted upon by both the board of directors and a majority of our independent directors. The current members of the independent directors committee are Daniel Johnson (Chairman), Paul Danchik, Jody Fouch and Lee Powell Stedman. See “Conflicts of Interest—Certain Conflict Resolution Procedures.”

Compensation Committee

Our compensation committee will discharge the board’s responsibilities relating to compensation of our executives. The compensation committee will administer the granting of stock options to our advisor, selected employees of our advisor and its directors, officers and affiliates based upon recommendations from our advisor and set the terms and conditions of such options in accordance with our Employee and Director Incentive Stock Plan. Our compensation committee will also have authority to amend the Employee and Director Incentive Stock Plan or create other incentive compensation and equity-based plans. The current members of the compensation committee are Paul Danchik (Chairman), Daniel Johnson and Lee Powell Stedman.

Investment Committee

Our investment committee’s basic responsibility is to review the real estate investments proposed to be made by us, including investments in real estate through joint ventures, and to confirm that the real estate investments selected by our management are consistent with the investment limitations set forth in our charter and consistent with our acquisition policies, our primary investment focus, property selection criteria and conditions to closing. Our investment committee shall consist of at least three directors, a majority of whom are “independent directors” as defined in our charter. Lee Powell Stedman is the current chairman of the investment committee and the current members are all of the members of our board.

Executive Officers and Directors

We have provided below certain information about our executive officers and directors. Our directors serve for a term of one year or until their successors are duly elected and qualified. Our executive officers serve at the pleasure of our board of directors and have no fixed term of office.

Name	Age*	Positions
Terry G. Roussel	56	President, Chief Executive Officer and Director
Sharon C. Kaiser	65	Chief Financial Officer
Alfred J. Pizzurro	54	Senior Vice President and Secretary
Paul Danchik	59	Independent Director
Jody J. Fouch	48	Independent Director
Daniel L. Johnson	54	Independent Director
Lee Powell Stedman	56	Independent Director

* As of April 16, 2010

Terry G. Roussel is one of the founders of the Cornerstone-related entities that commenced operations in 1989. Mr. Roussel founded our business and has been our President and Chief Executive Officer and one of our directors since October 2004.  Mr. Roussel is the Chief Executive Officer and a Director of Cornerstone Realty Advisors, LLC, our advisor, a position he has held since July 2005.  Mr. Roussel is also the President, Chief Executive Officer, a Director and the majority shareholder of Cornerstone Ventures, Inc., an affiliate of our advisor. Since October 2006, Mr. Roussel has been the President, Chief Executive Officer and a director of Cornerstone Healthcare Plus REIT, Inc., and President and Chief Executive Officer of Cornerstone Leveraged Realty Advisors, LLC.  Mr. Roussel is also the majority shareholder of Pacific Cornerstone Capital, Inc., the dealer-manager for our offering of securities.  Under Mr. Roussel’s direction, Cornerstone and its affiliates formed ten separate real estate investment funds and joint ventures.  In 1993, Cornerstone and its affiliates became managing joint venture partner with Koll Capital Markets Group, Inc., a wholly owned subsidiary of Koll Management Services, Inc. (now owned by CB Richard Ellis).

As managing partner of the above-described funds and joint ventures, Cornerstone and its affiliates were responsible for the acquisition, operation, leasing, and disposition of all jointly owned properties between Cornerstone and Koll.  In connection with acquiring properties for the account of these joint ventures, Mr. Roussel personally supervised the acquisition of each property, initiated and directed the business plan for each property, and arranged debt and equity financing for the acquisition of each property.

In 1985, Mr. Roussel started the Special Investments Group, a new division within Bank of America’s Capital Markets Group which provided real estate investment opportunities to the bank’s wealthiest private banking clients.  Between 1980 and 1985, Mr. Roussel was employed by Bateman Eichler, Hill Richards, Inc., a regional securities firm headquartered in Los Angeles, California.  In this capacity, Mr. Roussel was promoted to First Vice President and Manager of the partnership finance department where he was responsible for the due diligence and marketing of all publicly registered real estate funds offered by the firm.

Mr. Roussel graduated with honors from California State University at Fullerton in 1976 with a B.A. in Business Administration with a concentration in Accounting.  Subsequent to graduation, Mr. Roussel joined the accounting firm of Arthur Andersen & Co. as an auditor and later transferred to the tax department of Arthur Young & Co., the predecessor firm to Ernst & Young. Mr. Roussel became a Certified Public Accountant in 1979.

For the following reasons, the board concluded that Mr. Roussel should serve as a director.  As the chief executive officer and president of the company, Mr. Roussel is the only officer of the company to sit on the board of directors.  As such, Mr. Roussel is well positioned to provide essential insight and guidance to the board of directors from an inside perspective of the day-to-day operations of the company.  Furthermore, as one of the founders of the Cornerstone-related entities in 1989, Mr. Roussel brings critical and extensive experience in sponsoring real estate investment programs and in supervising all phases of their operations, including capital raising, property acquisition, financing, operation, leasing, asset management and disposition. His experience with complex financial and operational issues in the real estate industry, as well as his strong leadership ability and business acumen make him critical to proper functioning of the board of directors.

Sharon C. Kaiser joined Cornerstone in July 2005 as our Chief Financial Officer and in August 2005, she became the Chief Financial Officer of our advisor. Ms. Kaiser is responsible for our finance and accounting, IT, human resources and administrative functions. Prior to joining Cornerstone, Ms. Kaiser was Director of Financial Operations for Westfield America, Inc., an owner, manager and developer of regional shopping centers and the American subsidiary of one of the largest listed retail REITs in the world. From 1999 to 2002, Ms. Kaiser served as Chief Financial Officer of The StayWell Company, a subsidiary of Vivendi Universal, and from 1995 to 1999, she served as Chief Financial Officer and Senior Vice President of HemaCare Corporation, a publicly-traded biomedical company. Her responsibilities included financial accounting and reporting, information technology, investor relations and human resources, as well as strategic planning and acquisition due diligence and integration. Before joining HemaCare Corporation, Ms. Kaiser served as the Chief Financial Officer of a publicly-traded (AMEX) REIT sponsored by The Koll Company. She started her career with Arthur Andersen and Co., leaving as a senior manager. Ms. Kaiser holds a Bachelor of Science degree in Business Administration from the University of Southern California and has been a Certified Public Accountant since 1981.

Alfred J. Pizzurro has been our Senior Vice President and Secretary since October 2004. Mr. Pizzurro is also a Senior Vice President and Director of our advisor and a Senior Vice President, a Director and a principal of Cornerstone Ventures, Inc. and Pacific Cornerstone Capital, Inc., the dealer manager for this offering. Mr. Pizzurro joined Cornerstone Ventures, Inc. in April 1998 and has been the individual primarily responsible for Cornerstone Venture’s marketing and new business development activities since that time. Between 1993 and 1998, Mr. Pizzurro was responsible for business development both domestically and internationally for The Joseph Company, a research and development company. From 1986 to 1992, he was the Director of Marketing for a regional real estate company. Mr. Pizzurro served as a helicopter pilot in the United States Marine Corps between 1979 and 1986 where he attained the rank of Captain. Mr. Pizzurro received his Bachelor of Science Degree in Communications from Clarion University in 1978.

Paul Danchik retired in 2003 as Senior Vice President for Warner Media Services, a division of Time Warner, Inc.  Mr. Danchik was a member of the Executive Management Team of Warner Media Services and was responsible for their Consumer Products Division with a strong emphasis on managing a national sales group. Mr. Danchik began his career with Ivy Hill Packaging in 1973, which was acquired by Time Warner, Inc. in 1989.  During the last five years, Mr. Danchik has served in various development roles for Acres of Love, a non-profit organization licensed in the Republic of South Africa that operates homes to rescue and care for abandoned and orphaned children living with or affected by HIV/AIDS.  Since 2006, Mr. Danchik has also acted as a consultant handling strategic business planning and organizational issues on behalf of the Life Church in Irvine, California.  Mr. Danchik earned a Bachelor of Science Degree in Business Administration from the University of LaVerne.

For the following reasons, the board concluded that Mr. Danchik should serve as a director. Mr. Danchik brings to the board of directors over 30 years of demonstrated management ability and he is a well-rounded business executive with financial, legal, sales and operations exposure at senior levels.  In particular, Mr. Danchik’s in-depth experience in the fields of corporate sales and sales management provides the board with valuable insight related to the company’s capital raising efforts.  Mr. Danchik also has extensive board service experience. His service on our board of directors since 2006 provides him with knowledge and perspective regarding our operations and investments.  In addition, he has served on the boards of directors for several non-profit organizations and has participated in a number of formal seminars designed to promote effective board governance skills.  In the course of his career, Mr. Danchik has cultivated strong communication and consensus building skills which are assets to our board.

Jody Fouch has been a partner with the public accounting firm of Skinner Fouch & Olson LLP and its predecessor, Fouch & Olson, LLP, since 2001. The firm specializes in providing business and tax planning advice to clients in the real estate industry. In the course of his public accounting career, Mr. Fouch has been involved in structuring REIT offerings, including UPREIT and down REIT structures and the development of tax deferral strategies. Mr. Fouch has sat on our board of directors and has been our audit committee chairman since July of 2008.  Mr. Fouch is currently licensed as a CPA in the state of California. Mr. Fouch received a Bachelor of Arts degree from the University of San Diego in 1985.

For the following reasons, the board concluded that Mr. Fouch should serve as a director. Mr. Fouch brings to the board in excess of 17 years of experience as a certified public accountant, including specialized expertise in issues related to real estate accounting and taxation.  This knowledge and experience makes him a critical asset, both on our board of directors in general and as the chairman of our audit committee. Mr. Fouch’s positions have provided him with a wealth of knowledge in dealing with a broad range of financial and accounting matters relevant to our business.

Daniel Johnson served until 2008 as the Senior Vice President of Sales for InfoSpan, Inc., a company that he co-founded in 2003 to develop and operate customer interaction centers for US- and Canadian-based corporations.  InfoSpan conducts operations in Mexico, Canada and the Indian sub-continent.  From 2000 to 2003, Mr. Johnson was the President of Rutilus Software, Inc. a developer of disk-based storage software.  Prior to 2000, Mr. Johnson spent 14 years with Toshiba America where he was Vice President of OEM Sales. In this capacity he was responsible for worldwide sales for products within his Division of Toshiba America.  Mr. Johnson earned a Bachelor of Arts degree from Southern Illinois University.

For the following reasons, the board concluded that Mr. Johnson should serve as a director. Mr. Johnson’s 25 years of corporate and entrepreneurial experience sales, customer service and operations in the US and abroad provide the board with valuable insight in the area of capital raising, which is critical to our company’s success.  Mr. Johnson’s is also able to apply knowledge and perspective developed through years of experience with developing, evaluating and executing business plans and strategy in a diverse range of business contexts, from startups to large corporations  Furthermore, Mr. Johnson’s management and entrepreneurial experience provide our board with communication and relationship-building skills that are critical to the smooth functioning of our board.

Lee Powell Stedman is the founder and Chief Executive Officer of Realty Development Advisors, LLC (“RDA”) which he formed in 1996.  RDA is a full service commercial real estate company specializing in development, leasing and real estate consulting.  Since 1995, Mr. Stedman has been involved in the development, financing and leasing of twenty-two commercial properties in five states.  Prior thereto, Mr. Stedman was employed in the real estate acquisition department of a real estate firm and was Manager, REO/ Commercial Sales Specialist for the Resolution Trust Corporation.  Mr. Stedman is a licensed real estate broker in the states of California and Minnesota.  Mr. Stedman received his Bachelor of Science Degree from the University of Minnesota.

For the following reasons, the board concluded that Mr. Stedman should serve as a director. Mr. Stedman brings to the board over 25 years of diverse experience in commercial real estate, including experience in the areas of sales, leasing, financing and management.  His in-depth understanding of these aspects of industry, in combination with his strong communication skills, provide the board with a critical resource for assessing and managing investment risk and planning corporate strategy.  In addition, Mr. Stedman’s service on our board of directors since our inception in 2004 provides him with in depth knowledge and perspective regarding our operations and investments.

Compensation of Our Executive Officers

Our executive officers do not receive compensation from us for services they render to us.  Our executive officers are also officers of our advisor and its affiliates, and are compensated by those entities, in part, for their services to us.  See “Management Compensation” for a discussion of the fees that we pay to our advisor and its affiliates.

Director Compensation

We pay each of our independent directors an annual retainer of $25,000.  In addition, we pay directors for attending board and committee meetings as follows:

•	$3,000 per regular board meeting attended. We expect to hold four regular board meetings per year.

•	$750 per special board meeting attended. The special board meeting fee will apply to any board meeting called by our officers that is not a regular board meeting.

•	$1,000 per committee meeting attended.

•	An additional committee chair fee of $500 per meeting for the chair of the audit committee.

•	An additional committee chair fee of $250 per meeting for the respective chairs of the compensation, investment and independent directors committees.
In connection with the registration of the shares of this offering in certain jurisdictions we have suspended the issuance of options to our independent directors under our Employee and Director Stock Incentive Plan, and we do not expect to issue additional options to our independent directors until we cease offering shares of our common stock in this offering.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents

Maryland law provides that a director has no liability in that capacity if he performs his duties in good faith, in a manner he reasonably believes to be in our best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. In addition, our charter requires us to indemnify our directors, our officers, our advisor and its affiliates and their respective officers, directors, managers and employees for losses they may incur by reason of their service in those capacities unless:

•	their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	they actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, they had reasonable cause to believe that the act or omission was unlawful.

In addition to the above provisions of the Maryland General Corporation Law, our charter provides that in order for a director, our advisor or its affiliates to be exonerated from liability or receive indemnification, all of the following conditions must be met:

•	our directors, our advisor or its affiliates have determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	our directors, our officers, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification;

•	in the case of our non-independent directors, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification; and

•	the indemnification is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders.

The SEC takes the position that indemnification against liabilities arising under the Securities Act of 1933, as amended, is against public policy and is unenforceable. Furthermore, our charter prohibits our indemnification of our directors, our officers, our advisor or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	the party seeking indemnification has prevailed on the merits of each claim involving alleged securities law violations;

•	the claims involving alleged securities law violations have been dismissed with prejudice on the merits by the court; or

•
the court approves a settlement of the claims and finds that indemnification of the settlement and the related costs should be made, provided the court has been advised of the position as to indemnification for securities law violations of the SEC and any state securities commission in which the stock was offered.

Our charter further provides that the advancement of funds to our directors, our officers, our advisor and its affiliates and their respective officers, directors, managers and employees for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

Our Advisor

Our advisor is Cornerstone Realty Advisors, LLC.  Cornerstone Realty Advisors, LLC is limited liability company that was formed in the State of Delaware in November, 2004. Our advisor has contractual and fiduciary responsibilities to us and our stockholders.

The executive officers and directors of Cornerstone Realty Advisors, LLC are as follows:

Name	Age*	Positions
Terry G. Roussel	56	President, Chief Executive Officer and Director
Sharon C. Kaiser	65	Chief Financial Officer
Alfred J. Pizzurro	54	Senior Vice President and Director

* As of April 16, 2010

The backgrounds and experience of Mr. Roussel, Ms. Kaiser and Mr. Pizzurro are discussed above under “Executive Officers and Directors.”

The Advisory Agreement

Under the terms of the advisory agreement, our advisor will use commercially reasonable efforts to present to us investment opportunities to provide a continuing and suitable investment program consistent with the investment policies and objectives adopted by our board of directors. The advisory agreement calls for our advisor to provide for our day-to-day management and to retain property managers and leasing agents, subject to the authority of our board of directors, and to perform other duties including the following:

•	find, present and recommend to us real estate investment opportunities consistent with our investment policies and objectives;

•	structure the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	acquire properties in compliance with our investment objectives and policies;

•	enter into leases and service contracts for our properties;

•	oversee the performance of our property managers and leasing agents;

•	review and analyze the operating and capital budgets of our properties;

•	review and analyze financial information for each property and our overall portfolio;

•
formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of our properties;

•	manage communications with our stockholders;

•	supervise our government reporting obligations, including SEC and IRS filings; and

•	appoint and supervise our transfer agent.

The fees payable to our advisor under the advisory agreement are described in detail at “Management Compensation” below. We also describe in that section our obligation to reimburse our advisor for organization and offering expenses, administrative and management services and payments made by our advisor to third parties in connection with potential acquisitions.

The term of the current advisory agreement ends on December 31, 2010 and may be renewed for an unlimited number of successive one-year periods upon mutual consent of our advisor and us. Additionally, either our advisor or a majority of our independent directors may terminate the advisory agreement without cause or penalty upon 60 days written notice. Upon termination of the advisory agreement (which would include non-renewal of the agreement), we are required to pay our advisor the subordinated performance fee due upon termination in the form of a promissory note.  Payment of the note will be deferred until we receive net proceeds from property sales.  If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus annualized returns of 6%, to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus annualized returns of 10% or more.

Our advisor and its affiliates expect to engage in other business ventures and, as a result, their resources will not be dedicated exclusively to our business. However, pursuant to the advisory agreement, our advisor must devote sufficient resources to our administration to discharge its obligations. Our advisor may assign the advisory agreement to an affiliate upon our approval. We may assign or transfer the advisory agreement to a successor entity. Our board of directors will determine that any successor entity possesses sufficient qualifications to perform the advisory functions and that the compensation provided for in the advisory agreement is justified.

If we retain our advisor or its affiliates to manage and lease any of our properties, we will pay a market-based fee as recommended by our advisor and approved by our board of directors, including a majority of independent directors. Our advisor will make this recommendation based on a review of what other management and leasing companies charge for the type and location of properties subject to the property management or leasing agreement. In addition, we may reimburse our advisor or its affiliates for costs and expenses our advisor or its affiliates incur in managing and leasing the properties we own. If we manage joint ventures and retain our advisor or its affiliates to manage or lease the property held by those joint ventures, the joint ventures may also reimburse our advisor or its affiliates for similar costs and expenses relating to the joint ventures’ properties. Reimbursable costs and expenses typically include wages and salaries and other employee-related expenses for employees engaged in operating, managing, maintaining, and leasing properties subject to a management or leasing agreement. Employee-related expenses include taxes, insurance, benefits, legal, travel, and other out-of-pocket expenses related to managing and leasing properties. The management and leasing fees we may pay to our advisor or its affiliates would cover, without additional expense to us, our advisor’s or its affiliates’ general overhead costs, such as its expenses for rent and utilities.

We may also pay our advisor or its affiliates a market-based fee for the initial leasing of newly constructed properties, which is typically an amount equal to one month’s rent. In addition, our advisor may receive a separate fee if a tenant engages our advisor or its affiliates to oversee tenant improvements.

Our advisor or its affiliates will hire, direct and establish policies for employees who will have direct responsibility for each property’s operations, including managers and assistant managers, as well as building and maintenance personnel. Some or all of the employees may be employed on a part-time basis and may also be employed by one or more of the following:

•	our advisor;

•	partnerships or other entities organized by our advisor or its affiliates; and

•	other persons or entities owning properties managed by our advisor or its affiliates.

Management Decisions

The primary responsibility for the management decisions of our advisor and its affiliates, including the selection of investment properties to be recommended to our board of directors, the negotiation for these investments and asset-management decisions, will reside in officers of our advisor. We expect that proposed transactions will often be discussed by the board of directors in advance of a final board of directors vote. During these discussions, independent directors can offer ideas for ways in which transactions can be improved. The board of directors is empowered to approve or reject all acquisitions and dispositions of real estate.

Initial Investment by Our Advisor

Prior to the commencement of our initial public offering, Terry G. Roussel purchased 125 shares of our common stock for $1,000. Our advisor and its affiliates have purchased partnership interests in Cornerstone Operating Partnership, L.P. for $200,000. Our advisor may not sell any of these shares or partnership interests during the period it serves as our advisor except to its affiliates. During the period our advisor serves as such, affiliates of our advisor may not sell any of these shares or partnership interests except to our advisor and other affiliates of our advisor. Although our advisor and its affiliates are not prohibited from acquiring additional shares of our stock, our advisor currently has no options or warrants to acquire any additional shares of stock.

Dealer Manager

Pacific Cornerstone Capital, Inc., our dealer manager, is a member firm of the Financial Industry Regulatory Authority (FINRA, formerly known as the NASD).  Pacific Cornerstone Capital will provide wholesaling, sales promotion and marketing assistance services to us in connection with the distribution of the stock offered pursuant to this prospectus. It may also sell stock at the retail level.

Terry G. Roussel and Alfred J. Pizzurro are the holders of the common stock of Pacific Cornerstone Capital which is the only class of stock entitled to vote.  Cornerstone Ventures, Inc., an affiliate of our advisor, is the holder of the preferred stock of Pacific Cornerstone Capital. The directors and executive officers of Pacific Cornerstone Capital are:

Name	Positions
Terry G. Roussel	Director
Alfred J. Pizzurro	Director and Secretary
Vincent Finnegan	President
Don Saulic	Chief Compliance Officer

MANAGEMENT COMPENSATION

We have no paid employees at the present time. Our advisor manages our day-to-day affairs. The following table summarizes all of the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. The sales commissions and the dealer manager fee may be reduced for certain categories of purchasers. See “Plan of Distribution.” This table assumes the stock is sold through distribution channels associated with the highest possible sales commissions and dealer manager fees. We expect actual sales commissions and dealer managers to be lower, on average, than the amounts shown below. See “Estimated Use of Proceeds.”

Type of Compensation	Determination of Amount	Amounts Paid or Reimbursed from During the year ended December 31, 2009 (1)	Estimated Amount for Maximum Offering (77,350,000 shares) (2)
Offering Stage

Sales Commissions(3)	Up to 7% of gross proceeds in the primary offering. Some or all of the sales commissions may be re-allowed to participating brokers.	$1.3 million	Up to $31,500,000

Dealer Manager Fee(3)	Up to 3% of gross proceeds from the primary offering. Some or all of the dealer manager fees may be re-allowed to participating brokers.	$0.5 million	Up to $13,500,000

Organization and Offering Expenses(4)
Organization and offering expenses to be incurred in connection with this offering are estimated to be 0.9% of total gross offering proceeds in the event we sell the maximum offering. At times during our offering stage, before the maximum amount of gross proceeds has been raised, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised.  However, our advisor has agreed to reimburse us to the extent that our organization and offering expenses exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering. In addition, our advisor will also reimburse us for any organization and offering expenses to the extent that such expenses, plus sales commissions and the dealer manager fee (but not the acquisition fees or expenses) are in excess of 13.5% of gross offering proceeds. Pursuant to FINRA and state regulations, in no event may organization and offering expenses paid by us out of offering proceeds exceed 5% of aggregate gross offering proceeds, nor may organization and offering expenses, together with selling commissions, the dealer manager fee and any other items of underwriting compensation, exceed 15% of gross offering proceeds.
Organization and offering expenses described above include only actual expenses incurred in connection with the offering, excluding sales commissions and the dealer manager fee, and do not include any other items of value deemed to be underwriting compensation under the rules of FINRA.
		$0.6 million	We estimate the total amount of the organization and offering expenses to be approximately $5,466,000.

Acquisition Stage

Acquisition Fees(5)
Equal to 2% of gross proceeds from the primary offering. The acquisition fees will be paid to our advisor as money is raised in this offering. In the event any of the acquisition fees paid to our advisor are not ultimately allocated to acquired properties, our advisor will refund the unallocated acquisition fees to us.
		$0.4 million	Up to $9,000,000

Acquisition Expenses
Reimbursement of direct costs of our advisor and payments made by our advisor to third parties in connection with potential acquisitions. Our acquisition fees and acquisition expenses in connection with the acquisition of a real estate investment may not exceed 6% of the contract price. We estimate that our acquisition expenses will range from 1% to 2% of the contract price of our real estate investments.
		$ ―	Not determinable at this time

Operational Stage

Asset Management Fees(6)
Monthly fee equal to one-twelfth of 1% of the sum of the aggregate GAAP basis book carrying values of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves. In addition, direct and indirect costs and expenses incurred by our advisor in providing asset management services are reimbursed to our advisor, including personnel and related employment costs related to providing asset management services on our behalf. These fees and expenses are in addition to management fees that we expect to pay to third party property managers.
		$1.5 million	Not determinable at this time

Operating Expenses(7)
Reimbursement of our advisor’s direct and indirect costs of providing administrative and management services. Our advisor must reimburse us the amount by which our total annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors.
		$0.6 million	Not determinable at this time

Property Management and Leasing Fees(8)
If we retain our advisor or an affiliate to manage and lease some of our properties, we will pay a market-based property management fee or property leasing fee, which may include reimbursement of our advisor’s or affiliate’s personnel costs and other costs of managing the properties.
		$ ―	Not determinable at this time

Listing/Liquidation Stage

Disposition Fees(9)	Up to 3% of contract price for real property sold for substantial assistance in connection with the sale.	We had not paid or incurred any subordinated disposition fees as of December 31, 2009.	Not determinable at this time

Subordinated Participation In Net Sale Proceeds (payable only if we are not listed on an exchange)
After stockholders have received cumulative distributions equal to their invested capital plus the cumulative, non- compounded annual returns on such invested capital in the percentages set forth below, calculated on an aggregated weighted average daily basis, our advisor will be paid a subordinated participation in net sale proceeds as follows. Invested capital for investors in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.
		We had not paid or incurred any subordinated participation in net sale proceeds as of December 31, 2009.	Not determinable at this time

• 5% of remaining net sale proceeds if investors receive an amount equal to their invested capital plus a return of 6% or more, but less than 8% on invested capital;

• 10% of remaining net sales proceeds if investors receive an amount equal to their invested capital plus a return of 8% or more, but less than 10% on invested capital; or

• 15% of net sales proceeds if investors receive an amount equal to their invested capital plus a return of 10% or more on invested capital.

Subordinated Performance Fee Due Upon Termination (payable only upon termination of the agreement with our advisor)
Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination. This fee ranges from a low of 5% of the amount by which the sum of the appraised value of our assets minus our liabilities on the date the advisory agreement is terminated plus total dividends (other than stock dividends) paid prior to termination of the advisory agreement exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 6% on invested capital to a high of 15% of the amount by which the sum of the appraised value of our assets minus our liabilities plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 10% or more on invested capital. This subordinated performance fee will be paid in the form of a promissory note.  Payment of this note will be deferred until we receive net proceeds from property sales.  If the promissory note has not been paid in full within five years from the termination date, then the advisor may elect to convert the balance of the fee into shares of our common stock.
		We had not paid or incurred any subordinated performance fees as of December 31, 2009.	Not determinable at this time

Subordinated Incentive Listing Fee (payable only if we are listed on an exchange)(10)
In the event we list our stock for trading, we are required to pay our advisor a subordinated incentive listing fee. This fee ranges from a low of 5% of the amount by which the market value of our common stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns on invested capital of 6%, to a high of 15% of the amount by which the sum of the market value of our stock plus all prior dividends (other than stock dividends) exceeds the amount of invested capital plus cumulative, non-compounded annual returns of 10% or more on invested capital. For purposes of calculating this fee, invested capital in this offering is $8.00 per share less any return of capital. Invested capital in any subsequent public offering is the maximum offering price per share less any return of capital. Invested capital for other investors such as persons who exchange their OP units for shares of our stock is the issue price per share less any return of capital.
	We had not paid or incurred any subordinated incentive listing fees as of December 31, 2009.	Not determinable at this time

(1)	At December 31, 2009, compensation to our advisor and its affiliates incurred but not yet paid was approximately $0.5 million representing normal accruals for December 2009 activities.

(2)	The estimated maximum dollar amounts are based on the sale of the maximum of 56,250,000 shares to the public in our primary offering, plus 21,100,000 shares through the distribution reinvestment plan.

(3)	The sales commissions and, in some cases, the dealer manager fee will not be charged with regard to stock sold to or for the account of certain categories of purchasers. See “Plan of Distribution.”

(4)
These organization and offering expenses include all expenses (other than sales commissions and dealer manager fees) to be paid by us in connection with the offering, including our legal, accounting, printing, mailing and filing fees, charges of our escrow holder and other accountable offering expenses, including, but not limited to: (i) amounts to reimburse our advisor for all marketing related costs and expenses such as salaries and direct expenses of employees of our advisor and its affiliates in connection with registering and marketing our shares; (ii) technology costs associated with the offering of our shares; (iii) issuer’s costs of conducting our training and education meetings; (iv) issuer’s costs of attending retail seminars conducted by participating broker-dealers; and (v) payment or reimbursement of bona fide invoiced due diligence expenses. We will pay sales commissions, the dealer manager fee and due diligence expense allowance for bona fide invoiced due diligence expenses and we shall reimburse the advisor and its affiliates for other organizational and offering expenses periodically during the offering period as we receive gross proceeds from the sale of our stock.

(5)
If either party terminates or fails to renew the advisory agreement, our advisor must return acquisition fees not yet allocated to real estate investments we have made. In addition, we will reimburse our advisor for direct costs our advisor incurs and amounts it pays to third parties in connection with the selection and acquisition of a property, whether or not ultimately acquired. Under our charter, a majority of our independent directors would have to approve any increase in the acquisition fees payable to our advisor above 2% of gross proceeds from our primary offering. Our charter also limits our ability to purchase a property if the total of all acquisition fees and expenses relating to the purchase exceeds 6% of the contract purchase price.

(6)
The use of leverage when acquiring real estate assets would have the effect of increasing the asset management fee as a percentage of the amount of equity contributed by investors because the asset management is calculated as a percentage of average invested assets, which includes amounts invested in real estate using borrowed funds.

(7)
“Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organizational and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees  and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive fee due upon listing which may be paid by us.

(8)
Our charter does not impose a specific cap on property management or leasing agent fees. However, if we retain our advisor or an affiliate to manage or lease some of our properties, our charter requires that the management fee or leasing agent fee be a market-based fee which is what other management or leasing companies generally charge for the management or leasing of similar properties, which may include reimbursement for some or all the costs and expenses the advisor or its affiliates incur in managing or leasing the properties.

(9)
Although we are most likely to pay disposition fees to our advisor or an affiliate in the event of our liquidation, these fees may also be earned during our operational stage. We will only pay disposition fees to our advisor or its affiliate in connection with the disposition of a property if our advisor or its affiliate provides a substantial amount of the services (as determined by a majority of our directors, including a majority of our independent directors). Disposition fees for a property will be paid to our advisor or its affiliate at the time the property is sold.  The total disposition fees paid (including fees paid to third parties) may not exceed the lesser of a competitive real estate commission or an amount equal to 6% of the sale price of such property or properties.

(10)
The market value of our outstanding stock for purposes of calculating the incentive fee due upon listing is measured by taking the average closing price or average of bid and asked price, as the case may be, during the consecutive 30-day period commencing twelve (12) months following listing and ending eighteen (18) months following listing during which the average closing price or average of bid and asked price of the stock is the highest. The incentive fee due upon listing is payable to our advisor during the thirty (30) day period following eighteen (18) months after listing. We have the option to pay the subordinated incentive listing fee in the form of stock, cash, a promissory note or any combination thereof. The form of payment will be determined by our board of directors. In the event the subordinated incentive listing fee is paid to our advisor as a result of the listing of our stock, we will not be required to pay our advisor any further subordinated participation in net sale proceeds or subordinated fee upon termination of advisory agreement.

If at any time our stock becomes listed on a national securities exchange, we will negotiate in good faith with our advisor a fee structure appropriate for an entity with a perpetual life. A majority of our independent directors must approve the new fee structure negotiated with our advisor. In negotiating a new fee structure, our independent directors must consider all of the factors they deem relevant, including but not limited to:

•	the size of the advisory fee in relation to the size, composition and profitability of our portfolio;

•	the success of our advisor in generating opportunities that meet our investment objectives;

•	the rates charged to other REITs and to investors other than REITs by advisors performing similar services;

•	additional revenues realized by our advisor through its relationship with us;

•	the quality and extent of service and advice furnished by our advisor;

•	the performance of our investment portfolio, including income, conservation or appreciation of capital;

•	frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for the account of other clients.

Since our advisor and its affiliates are entitled to differing levels of compensation for undertaking different transactions on our behalf, such as the subordinated participation in net sale proceeds, our advisor has the ability to affect the nature of the compensation it receives by recommending different transactions. However, as our fiduciary, our advisor is obligated to exercise good faith in all its dealings with respect to our affairs. Our board of directors also has a responsibility to monitor the recommendations of our advisor and review the fairness of those recommendations. See “Management—The Advisory Agreement.”

STOCK OWNERSHIP

The following table sets forth information as of April 2, 2010, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each of our named executive officers, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 22,733,499 shares of common stock outstanding as of April 2, 2010.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class

Terry G. Roussel	125	*
Sharon Kaiser	—	—
Alfred J. Pizzurro	—	—
Paul Danchik(2)	20,000	*
Jody J. Fouch (2)	5,000	*
Daniel L. Johnson(2)	20,000	*
Lee Powell Stedman(2)	20,000	*

All current directors and executive officers as a group (7 persons)	65,125	*

*      Less than 1%.

(1)
  Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group that may be exercised within 60 days following April 2, 2010.  Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.  None of the securities listed are pledged as security.

(2)	Consists of shares of common stock underlying options that are immediately exercisable at a strike price of $8 per share.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates, some of whom serve as our officers and directors. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we adopted to lessen some of the risks posed by these conflicts.

Our Advisor’s Interests in Other Real Estate Programs

General

Cornerstone Industrial Properties, LLC, the managing member of our advisor, is also the managing member of Cornerstone Realty Fund, LLC, a limited liability company which has investment objectives similar to ours.  In addition, an affiliate of our advisor is the advisor to Cornerstone Healthcare Plus REIT, Inc. (f/k/a Cornerstone Growth & Income REIT, Inc.), another non-traded REIT with investment objectives similar to ours.  Affiliates of our advisor have sponsored nine private real estate programs with substantially identical investment objectives as ours, eight of which have sold their properties and are completed. We expect that our advisor and its affiliates will organize other such partnerships and programs in the future. Our advisor and its affiliates have legal and financial obligations with respect to these programs that are similar to their obligations to us.

Allocation of Investment Opportunities

We rely on our advisor to identify suitable investment opportunities. Other programs sponsored by our advisor or its affiliates also rely on our advisor for investment opportunities. Many investment opportunities would be suitable for us as well as other programs sponsored by our advisor or its affiliates. If our advisor directs an investment opportunity to another program sponsored by our advisor or its affiliates, it will offer the investment opportunity to the program for which the opportunity, in the discretion of our advisor, is most suitable. As a result, our advisor could direct attractive investment opportunities to other entities or even purchase them for its own account. We have no right to participate in any investment opportunity known to our advisor that our advisor has not recommended to us. See “Certain Conflict Resolution Procedures.”

Joint Ventures with Affiliates of Our Advisor

We may enter into joint venture agreements with other programs sponsored by our advisor or its affiliates for the acquisition or improvement of properties. See “Investment Objectives and Criteria—Joint Venture Investments.” Our advisor and its affiliates may have conflicts of interest in determining which program should enter into any particular joint venture agreement. The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, should any such joint venture be consummated, our advisor may face a conflict in structuring the terms of the relationship between our interests and the interests of the affiliated co-venturer and in managing the joint venture. Since our advisor and its affiliates will control both the affiliated co-venturer and, to a certain extent, us, agreements and transactions between the co-venturers with respect to any such joint venture will not have the benefit of arm’s-length negotiation of the type normally conducted between unrelated co-venturers.

Competition with Other Properties

Conflicts of interest will exist to the extent that we acquire properties in the same geographic areas where other programs sponsored by our advisor or its affiliates own properties. In such a case, a conflict could arise in the leasing of properties in the event that we and another program sponsored by our advisor or its affiliates were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of properties in the event that we and another program sponsored by our advisor or its affiliates were to attempt to sell similar properties at the same time. Conflicts of interest may also exist at such time as we or any of our affiliates managing property on our behalf seek to employ contractors, building managers or other third parties. Our advisor will seek to reduce conflicts that may arise with respect to properties available for sale or rent by making prospective purchasers or tenants aware of all such properties. Our advisor will also seek to reduce conflicts relating to the employment of contractors or building managers by making prospective employees aware of all properties in need of their services. However, our advisor and its affiliates cannot fully avoid these conflicts because it may establish differing terms for sales or leasing of the various properties or differing compensation arrangements for personnel at different properties.

Allocation of Advisor’s Time

We rely on our advisor and its affiliates for the day-to-day operation of our business. As a result of its interests in other programs and the fact that it will engage in other business activities, our advisor and its affiliates will have conflicts of interest in allocating their time between us and other programs sponsored by our advisor and its affiliates and activities in which they are involved. We estimate that over the life of the fund, our advisor and its affiliates will dedicate, on average, less than half of their time to our operations. However, our advisor believes that it and its affiliates will have sufficient personnel to discharge fully their responsibilities to all of the programs sponsored by our advisor and its affiliates and the ventures in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor and Its Affiliates

Our advisor and its affiliates will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the affiliates of our advisor who may serve as our officers or directors. Among other matters, the compensation arrangements could affect their judgment with respect to:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

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subsequent offerings of equity securities by us, which may entitle Pacific Cornerstone Capital, Inc. to earn sales commissions and dealer manager fees and may entitle our advisor to additional acquisition and asset-management fees;

•	property sales, which may entitle our advisor to disposition fees and possible success-based participation in net sale proceeds;

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property acquisitions from other programs sponsored by our advisor which may entitle our advisor to disposition fees and possible success-based sale fees in connection with its services for the seller;

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whether and when we seek to list our stock on a national securities exchange, which listing could entitle our advisor to a success-based listing fee but could also adversely affect its sales efforts for other programs depending on the price at which our stock trades; and

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whether and when we seek to sell the company or its assets, which sale may entitle our advisor to a success-based fee but could also adversely affect its sales efforts for other programs depending upon the sales price for the company or its assets.

Our Board’s Loyalties to Existing and Future Programs Sponsored by Our Advisor

One of our directors is also a director of our advisor.  The loyalties of this director to other programs sponsored by our advisor and its affiliates may influence the judgment of our board when considering issues for us that may affect other programs sponsored by our advisor, such as the following:

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We could enter into transactions with other programs sponsored by our advisor or its affiliates, such as property sales or acquisitions, joint ventures or financing arrangements. Decisions of the board regarding the terms of those transactions may be influenced by loyalties to other programs sponsored by our advisor or its affiliates.

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A decision of the board regarding the timing of a debt or equity offering could be influenced by concerns that the offering would compete with an offering of other programs sponsored by our advisor or its affiliates.

•	A decision of the board regarding the timing of property sales could be influenced by concerns that the sales would compete with those of other programs sponsored by our advisor or its affiliates.

We could also face similar conflicts if our advisor or its affiliates sponsor additional programs and REITs. The duties and loyalties of our advisor and our directors to other entities do not reduce the fiduciary duty owed to our stockholders. See “Our Advisor’s Interest in Other Real Estate Programs—General.”

Fiduciary Duties Owed by Some of Our Affiliates to Our Advisor and Our Advisor’s Affiliates

Terry G. Roussel is a director and executive officer of us and our advisor. Sharon C. Kaiser and Alfred J. Pizzurro are executive officers of both us and our advisor.

Mr. Roussel and Mr. Pizzurro are directors of our dealer manager and Mr. Pizzurro is an officer of our dealer manager. They are also directors and officers of Cornerstone Ventures, Inc., the managing member of Cornerstone Industrial Properties, LLC, which is the sole member of our advisor.  Cornerstone Ventures, Inc. also serves as the managing member of CIP Leveraged Fund Advisors, LLC, which is the sole member of Cornerstone Healthcare Plus REIT, Inc.’s advisor.  Ms. Kaiser is also an officer of Cornerstone Ventures, Inc.

As a result of these affiliations, our officers and directors owe fiduciary duties to these various other entities which may from time to time conflict with the fiduciary duties they owe to us.

Affiliated Dealer Manager

Since Pacific Cornerstone Capital, Inc., our dealer manager, is an affiliate of our advisor, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Affiliated Property Manager

Our advisor does not currently provide property management or leasing services for the properties owned by programs sponsored by affiliates of our advisor. To the extent we retain our advisor or an affiliate to provide property management or leasing services for our properties in the future, we will not have the benefit of independent property management or leasing services.

Certain Conflict Resolution Procedures

Approval of Our Independent Directors

In order to reduce or eliminate certain potential conflicts of interest, our charter provides that transactions involving conflicts of interest be approved by a majority of our independent directors. Serving on the board of, or owning an interest in, another program sponsored by our advisor will not, by itself, preclude a director from being an independent director. Our independent directors committee, which is authorized to retain its own legal and financial advisors at our expense, is empowered to act on any matter permitted under Maryland law provided that it first determines by a majority vote that the matter at issue is such that the exercise of independent judgment by directors who are not independent directors could reasonably be compromised. Those conflict of interest matters that we cannot delegate to a committee under Maryland law must be acted upon by both the board of directors and our independent directors. Among the matters we expect our independent directors to act upon are:

•	the continuation, renewal or enforcement of our agreements with our advisor and its affiliates, including the advisory agreement and the dealer manager agreement;

•	review of our investment objectives and policies with sufficient frequency and at least annually to determine that the policies being followed are in the best interests of our stockholders;

•	transactions with affiliates;

•	payment of fees and expenses, and borrowing of funds, in excess of the limits prescribed in our charter;

•	whether and when we seek to list our common stock on a national securities exchange; and

•	whether and when we seek to sell the company or its assets.

Other Charter Provisions Relating to Conflicts of Interest

Our charter contains many other restrictions relating to conflicts of interest including the following:

Advisor Compensation. Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor and its affiliates is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by the charter. Our independent directors will supervise the performance of our advisor and its affiliates and the compensation we pay to them to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by our independent directors:

•	the amount of the fees paid to our advisor and its affiliates in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating appropriate investment opportunities;

•	the rates charged to other REITs and others by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us, including whether we pay them or they are paid by others with whom we do business;

•	the quality and extent of service and advice furnished by our advisor and its affiliates;

•	the performance of our investment portfolio;

•	the frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio relative to the investments generated by our advisor for its own account and for its other clients.

We can only pay our advisor a disposition fee in connection with the sale of a property if our advisor provides a substantial amount of the services in the effort to sell the property and the disposition fee does not exceed 3% of the sales price of the property. Moreover, the disposition fee, when added to all other real estate commissions paid to unaffiliated parties in connection with the sale, may not exceed the lesser of a competitive real estate commission or 6% of the sales price of the property.

Term of Advisory Agreement. Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that a particular advisor may be retained. Our independent directors or our advisor may terminate the advisory agreement with our advisor without cause or penalty on 60 days written notice. Upon termination of the advisory agreement, we are required to pay our advisor the subordinated performance fee due upon termination in the form of a promissory note. This fee is based on the appraised value of our assets less our liabilities on the date the advisory agreement is terminated.

Our Acquisitions. We will not purchase or lease properties in which our advisor, our directors or officers or any of their affiliates has an interest without a determination by a majority of our directors, including a majority of our independent directors, that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the affiliated seller or lessor unless there is substantial justification for the excess amount. In no event will we acquire any such property at an amount in excess of its current appraised value as determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

Mortgage Loans Involving Affiliates. Our charter prohibits us from investing in or making mortgage loans in which the transaction is with our advisor or our directors or officers or any of their affiliates unless an independent expert appraises the underlying property. We must keep the appraisal for at least five years and make it available for inspection and duplication by any of our stockholders.  In addition, we must obtain a mortgagee’s or owner’s title insurance policy or commitment as to the priority of the mortgage or the condition of the title.  Furthermore, we generally may not invest in or make mortgage loans on any property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of the property as determined by an independent expert.  Our charter also prohibits us from making or investing in any mortgage loans that are subordinate to any other mortgage or equity interest.

Other Transactions Involving Affiliates. A majority of our independent directors must conclude that all other transactions, including joint ventures, between us and our advisor, our officers or directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Limitation on Operating Expenses. Our advisor must reimburse us the amount by which our total annual operating expenses exceed the greater of 2% of our average invested assets or 25% of our net income unless a majority of our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. “Average invested assets” means, for a specified period, the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period. “Operating expenses” means all costs and expenses incurred by us, as determined under generally accepted accounting principles, which in any way are related to our operation of our business, including advisory fees, but excluding (i) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our stock, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) acquisition fees and acquisition expenses, (vi) real estate commissions on the sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any subordinated participation in net sale proceeds, subordinated performance fee due upon termination or subordinated incentive listing fee due upon termination which may be paid by us.

Issuance of Options and Warrants to Certain Affiliates. Our charter prohibits the issuance of options or warrants to purchase our stock to our advisor, our directors or officers or any of their affiliates (i) on terms more favorable than we offer our stock to the general public or (ii) in excess of an amount equal to 10% of our outstanding stock on the date of grant. We may issue options or warrants to persons other than to our advisor, our directors or officers or any of their affiliates, but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors committee has a market value less than the value of such option or warrant on the date of grant.

Repurchase of Our Stock. Our charter prohibits us from paying a fee to our advisor or our directors or officers or any of their affiliates in connection with our repurchase of our stock.

Loans. Except with respect to certain mortgage loans meeting the conditions imposed by our charter, as described above under “―Mortgage Loans Involving Affiliates,” will not make any loans to our advisor or to our directors or officers or any of their affiliates. In addition, we will not borrow from these affiliates unless a majority of our independent directors approves the transaction as being fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties. These restrictions on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers or our advisor or its affiliates for items such as travel expenses or to allow our officers to use company credit cards for our business purposes.

Reports to Stockholders. Our charter requires that we prepare an annual report and deliver it to our stockholders within 120 days after the end of each fiscal year. Among the matters that must be included in the annual report are:

•	financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by our independent certified public accountants;

•	the ratio of the costs of raising capital during the year to the capital raised, if any;

•	the aggregate amount of advisory fees and the aggregate amount of other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income and funds from operations;

•	a report from our independent directors that our policies are in the best interests of our stockholders and the basis for such determination; and

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separately stated, full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, including the comments and conclusions of the independent directors concerning the fairness of the transactions after fulfilling their specific duty of examining the transactions.

Voting of Stock Owned by Affiliates. Before becoming a stockholder, our advisor or a director or officer or any of their affiliates must agree not to vote their stock regarding (i) the removal of any of these affiliates or (ii) any transaction between them and us.

Ratification of Charter Provisions. Our board of directors, including our independent directors, have reviewed and ratified our charter by the vote of a majority of their respective members.

Allocation of Investment Opportunities

When our advisor presents an investment opportunity to a program sponsored by our advisor or its affiliates, it will offer the opportunity to the program for which the investment opportunity is most suitable. This determination is made by our advisor. However, our advisory agreement requires that our advisor make this determination in a manner that is fair without favoring any other program sponsored by our advisor or its affiliates. In determining the program for which an investment opportunity would be most suitable, our advisor will consider the following factors:

•	the investment objectives and criteria of each program;

•	the cash requirements of each program;

•	the effect of the acquisition on diversification of each program’s investments;

•	the policy of each program relating to leverage of properties;

•	the anticipated cash flow of each program;

•	the income tax effects of the purchase on each program;

•	the size of the investment; and

•	the amount of funds available to each program and the length of time such funds have been available for investment.

In the event that an investment opportunity becomes available that is equally suitable for us and one or more other programs, then our advisor may offer the investment opportunity to the entity that has had the longest period of time elapse since it was offered an investment opportunity. If a subsequent event or development, such as a delay in the closing of a property, causes any such investment, in the opinion of our advisor, to become more appropriate for another program, our advisor may offer the investment to another program.

Our advisory agreement requires that our advisor promptly inform us of any material deviation from the allocation guidelines described above. Our advisor’s success in generating investment opportunities for us and its fair allocation of opportunities among programs sponsored by our advisor are important criteria in the determination by our independent directors to continue or renew our annual contract with our advisor. Our independent directors have a duty to ensure that our advisor fairly applies its method for allocating investment opportunities among the programs sponsored by our advisor.

INVESTMENT OBJECTIVES AND ACQUISITION POLICIES

Investment Objectives

Our investment objectives are to:

•	preserve stockholder capital by owning and operating real estate on an all-cash basis with no permanent financing;

•	purchase investment grade properties with the potential for capital appreciation to our stockholders;

•	purchase income-producing properties which will allow us to pay cash distributions to our stockholders at least quarterly, if not more frequently; and

•	provide liquidity to our stockholders within the shortest reasonable time necessary to accomplish the above objectives.

We cannot assure you that we will attain these objectives or that our capital will not decrease.  When we refer to “permanent financing” we mean debt financing which is not repaid with the proceeds of our offerings.  We may not change our investment policies or investment restrictions in a manner that adversely affect the rights, preferences and privileges of our stockholders, except upon approval of a majority of our independent directors. Decisions relating to the purchase or sale of properties will be made by our advisor, subject to approval by our board of directors.

We may own properties through joint ventures. This is one of the ways we may diversify the portfolio of properties we own in terms of geographic region, property type and tenant industry group. Joint ventures will also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In determining whether to recommend a particular joint venture investment, our advisor will evaluate the real property which the joint venture owns or will acquire using the same criteria for the selection of our other real estate investments.

On or before September 21, 2012, our board of directors will take action to provide enhanced liquidity for our stockholders.  The directors will consider various plans to enhance liquidity, including, but not limited to:

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modifying our stock repurchase program to increase the number of shares that we can redeem under the program during any given period, and to expand the sources of funding that we can use to redeem shares under the program;

•	seeking stockholder approval to begin an orderly liquidation of our assets and distribute the available proceeds of such sales to our stockholders;

•	listing our stock for trading on a national securities exchange; or

•	seeking stockholder approval of another liquidity event such as a sale of our assets or a merger with another entity.

The implementation of one or more of these plans will be at the discretion of our board of directors based upon its consideration of the best interests of our stockholders, however, we currently believe that a modification to our stock repurchase program as described above is the liquidity option most likely to be implemented on or before September 21, 2012.

Investment Strategy

Large institutional investors have proven how to build a successful real estate portfolio. They generally start with a foundation of “core” holdings. “Core” holdings are generally existing, high quality properties owned “all-cash” free and clear of debt. We believe that “core” holdings are necessary to help investors build the base of their investment portfolio. That is why our primary investment focus is to acquire and hold real estate on an “all-cash” basis with no permanent financing.  Although we intend to own our properties free of permanent debt, we have and may continue to employ temporary acquisition financing in order to acquire properties in anticipation of raising offering proceeds.

All-cash real estate investments add a layer of safety to conservative real estate investment which we believe would be difficult to match by any other strategy. By owning and operating properties on an “all-cash” basis, risk of foreclosure of mortgage debt is substantially eliminated. Following acquisition of “core” real property investments, many large institutional investors then make “core plus”, “valued added” and “opportunistic” real property investments each of which has increasing levels of debt, risk and yield.

Acquisition Policies

Primary Investment Focus

We expect to use a portion of the net proceeds from this offering to pay down temporary acquisition financing incurred in connection with prior property acquisitions and we intend to use the remaining net proceeds to invest in investment grade real estate including multi-tenant industrial properties that are:

•	intended to be owned and operated on an all-cash basis with no permanent financing;

•	high-quality, existing, and currently producing income;

•	leased to a diversified tenant base; and

•	leased with overall shorter term operating type leases, allowing for annual rental increases and greater potential for capital growth.

We seek potential property acquisitions meeting the above criteria and which are located in major metropolitan markets throughout the United States. Among the most important criteria we expect to use in evaluating the markets in which we purchase properties are:

•	high population;

•	historically high levels of tenant demand and lower historic investment volatility for type of property being acquired;

•	high historical and projected employment growth;

•	stable household income and general economic stability;

•	a scarcity of land for new competitive properties; and

•	sound real estate fundamentals, such as high occupancy rates and strong rent rate potential.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Multi-tenant industrial properties generally offer a combination of both warehouse and office space adaptable to a broad range of tenants and uses, and typically cater to local and regional businesses. Multi-tenant industrial properties comprise one of the major segments of the commercial real estate market and tenants in these properties come from a broad spectrum of industries including light manufacturing, assembly, distribution, import/export, general contractors, telecommunications, general office/warehouse, wholesale, service, high-tech and other fields. These properties diversify revenue by generating rental income from multiple businesses in a variety of industries instead of relying on one or two large tenants.

Our advisor believes that investment opportunities in multi-tenant industrial properties are ordinarily not readily available to investors other than large institutional investors and experienced real estate operators with specialized knowledge and experience in a specific geographic area. Although we intend to focus on multi-tenant industrial properties, we may also invest in other types of properties.

Property Selection Criteria

Our advisor, through its affiliates, will have experienced staff engaged in the selection and evaluation of properties that we may acquire.

We will purchase properties upon the approval of our board of directors or our investment committee based on the recommendation of our advisor. In making its recommendation, our advisor will examine and evaluate some or all of the following:

•	functionality of the physical improvements at the property;

•	historical financial performance of the property;

•	current market conditions for leasing space at the property;

•	proposed purchase price, terms, and conditions;

•	potential cash flow and profitability of the property;

•	estimated cost to develop a new competitive property within the immediate market area;

•	demographics of the area in which the property is located;

•	demand for space by business tenants in the immediate market area;

•	rental rates and occupancy levels at competing industrial properties in the immediate area;

•	historic tenant demand for space at the property;

•	current market versus actual rental rates at the property and in the immediate area;

•	operating expenses being incurred and expected to be incurred at the property;

•	potential capital improvements and leasing commissions reasonably expected to be expended;

•	a review of the terms of each tenant lease in effect at the property;

•	an evaluation of title and the obtaining of satisfactory title insurance;

•	an evaluation of a current appraisal conducted by a qualified independent appraiser; and

•	an evaluation of any reasonably ascertainable risks such as environmental contamination.

Our advisor brings us the same expertise that affiliates of our advisor have exercised in the accumulation and operation of their joint venture properties and prior programs and funds.

Other Potential Investments

While we intend to invest in multi-tenant industrial properties, we have the ability to invest in any type of real estate investment that we believe to be in the best interests of our stockholders, including other real estate funds or REITs, mortgage funds, mortgage loans and sale lease-backs.  Furthermore, there are no restrictions on the number or size of properties we may purchase or on the amount or proportion of net proceeds of this offering that we may invest in a single asset.  We may invest in whatever types of interests in real estate or real estate-related assets that we believe are in our best interests.  Although we can invest in any type of real estate investment, our charter restricts certain types of investments. In addition, our charter requires that prior to making investments in other real estate assets, our board of directors must be composed of individuals with at least three years of relevant experience in acquiring and managing such types of investments.  These limitations are described in our prospectus under “Investment Limitations.”  While we generally do not expect to make substantial investments in loans to other persons (other than mortgage loans described below), each investment will be evaluated on its merits, and we will not forego a favorable investment opportunity that is not anticipated in our general portfolio composition. This was the case with respect to the investment described under the heading “Description of Real Estate Investments - Loan Commitment.”

We do not intend to underwrite securities of other issuers or to engage in the purchase and sale of any types of investments other than real estate investments.

Mortgage Loans

We may make mortgage loans or to invest in mortgages within the limits prescribed by our charter.  We do not have a goal of investing any particular percentage of our assets in mortgages.  Some of the circumstances under which we may invest in mortgages or make mortgage loans include:

•	when a property owner requires us to make a mortgage loan as a condition to our purchase of a property;

•	if we indirectly acquire a mortgage by purchasing an entity, such as a REIT or other real estate company, that also owns a mortgage; and

•	when a property owner requires us to make a mortgage loan as a condition to our purchase of a property;

However, we are not limited to making mortgage loans under only these circumstances and we may occasionally make opportunistic investments that we believe to be in the best interests of our stockholders.  This was the case with respect to the investment described under the heading “Description of Real Estate Investments –Mortgage Investments.”

Investment Policies and Decisions

Our advisor makes recommendations to our board of directors or our investment committee, which approves or rejects all proposed property acquisitions. Our independent directors review our investment policies at least annually to determine whether these policies continue to be in the best interests of our stockholders.

We purchase properties based on the decision of our board of directors or our investment committee after an examination and evaluation by our advisor of many factors including but not limited to the functionality of the property, the historical financial performance of the property, current market conditions for leasing space at the property, proposed purchase price, terms and conditions, potential cash flows and potential profitability of the property. The number of properties that we will purchase will depend on the amount of funds we raise in this offering and upon the price we pay for the properties we purchase. To identify properties that best fit our investment criteria, our advisor studies regional demographics and market conditions and works through local commercial real estate brokers.

Conditions to Closing Our Acquisitions

We will not purchase any property unless and until the structural soundness and the operating systems of each building have been inspected by an experienced commercial construction engineer and we obtain at least a Phase I environmental assessment and history for each property purchased and are sufficiently satisfied with the property’s environmental status. In addition, we generally condition our obligation to close the purchase of any investment on the delivery and verification of certain documents from the seller or other independent professionals, including, where appropriate:

•	property surveys;

•	building plans and specifications, if available;

•	financial statements of the properties;

•	proof of marketable title, subject to such liens and encumbrances as are acceptable to our advisor; and

•	liability and title insurance policies.

Improvement and Development of Properties

While we do not intend to develop properties, we may invest in properties on which improvements are to be constructed or completed. Improvement and development of properties is subject to risks relating to a builder’s ability to control construction costs or to build in conformity with plans, specifications and timetables. We may help ensure performance by the builders of properties that are under construction at the price contracted by obtaining either a performance bond or completion bond. As an alternative to a performance bond or completion bond, we may rely upon the substantial net worth of the contractor or developer or a personal guarantee provided by a high net worth affiliate of the person entering into the construction or development contract.

Leases and Tenant Improvements

The properties we acquire generally have operating-type leases. Operating-type leases generally have either gross or modified gross payment terms. Under gross leases, the landlord pays all operating expenses of the property. Under modified gross leases, the tenant reimburses the landlord for certain operating expenses. A “net” lease, which is generally not considered an operating-type lease, provides that the tenant pays or reimburses the owner for all or substantially all property operating expenses. As landlord, we will generally have responsibility for certain capital repairs or replacement of specific structural components of a property such as the roof, heating and air conditioning systems, the interior floor or slab of the building as well as parking areas.

We expect that a portion of any tenant improvements required to be funded by the landlord for newly acquired properties will be funded from the net proceeds of this offering. Additionally, when a tenant at one of our properties vacates its space, it is likely that we will be required to expend funds for tenant improvements and refurbishments to the vacated space in order to attract new tenants. If we do not have adequate cash on hand to fund tenant improvements and refurbishments, we may use interim debt financing in order to fulfill our obligations under lease agreements with new tenants.

Joint Ventures and Other Arrangements

We may acquire some of our properties in joint ventures, some of which may be entered into with affiliates of our advisor. We may also enter into joint ventures, general partnerships, co-tenancies and other participations with real estate developers, owners and others for the purpose of owning and leasing real properties. See “Conflicts of Interest.” Among other reasons, we may want to acquire properties through a joint venture with third parties or affiliates in order to diversify our portfolio of properties in terms of geographic region, property type and tenant industry group. Joint ventures may also allow us to acquire an interest in a property without requiring that we fund the entire purchase price. In addition, certain properties may be available to us only through joint ventures. In determining whether to recommend a particular joint venture, the advisor will evaluate the real property which such joint venture owns or is being formed to own under the same criteria described elsewhere in this prospectus. These entities may employ debt financing. See “Borrowing Policies” below.

We may enter into joint ventures with affiliates of the advisor for the acquisition of properties, but only provided that:

•	A majority of our directors, including a majority of our independent directors, approve the transaction as being fair and reasonable to us; and

•	The investment by us and such affiliate are on substantially the same terms and conditions.

To the extent possible and if approved by the board of directors, including a majority of our independent directors, we will attempt to obtain a right of first refusal or option to buy if such venture partner elects to sell its interest in the property held by the joint venture. In the event that the venture partner were to elect to sell property held in any such joint venture, however, we may not have sufficient funds to exercise our right of first refusal to buy the venture partner’s interest in the property held by the joint venture. Entering into joint ventures with affiliates of our advisor will result in certain conflicts of interest. See “Conflicts of Interest—Joint Ventures with Affiliates of the Advisor.”

Borrowing Policies

We intend to be an all-cash REIT which will own and operate our properties with no permanent indebtedness. Generally, we will pay the entire purchase price of each property in cash or with equity securities, or a combination of each. Being an all-cash REIT mitigates the risks associated with mortgage debt, including the risk of default on the mortgage payments and a resulting foreclosure of a particular property.

During the offering period, we have and intend to continue to use temporary financing to facilitate acquisitions of properties in anticipation of receipt of offering proceeds. We will endeavor to repay any debt financing promptly upon receipt of proceeds in this offering. To the extent sufficient proceeds from this offering are unavailable to repay such debt financing within a reasonable time as determined by our board of directors, we may sell properties or raise equity capital to repay the debt so that we will own our properties all-cash, with no permanent acquisition financing.

We may incur indebtedness for working capital requirements, tenant improvements, capital improvements, leasing commissions and to make distributions including but not limited to those necessary in order to maintain our qualification as a REIT for federal income tax purposes. We will endeavor to borrow funds on an unsecured basis but we may secure indebtedness with some or all of our portfolio of properties if a majority of our independent directors determine that it is in the best interests of us and our stockholders.

Our advisor may create a separate, affiliated entity which will purchase properties using interim acquisition financing and hold them for us pending our ability to acquire the properties on an “all-cash” basis. Any properties that we purchase from the affiliated acquisition holding company will meet our investment criteria and must be approved for purchase by our board of directors, including a majority of our independent directors, for a purchase price which includes the costs associated with holding the property.

Generally accepted accounting principles may require that the financial statements of the acquisition holding company be consolidated with our financial statements. If this is the case, assets and liabilities of the acquisition holding company will be reflected on our balance sheet. If there is no requirement that the acquisition holding company’s financial statements be consolidated with our financial statements, we may nevertheless be required to disclose information about the transactions of the acquisition holding company as off-balance sheet arrangements under the rules of the Securities and Exchange Commission.

We may also acquire properties encumbered with existing financing which cannot be immediately repaid. To the extent we cannot repay the financing that encumbers these properties within a reasonable time as determined by a majority of our independent directors, we intend to sell properties or raise equity capital to pay debt in order to maintain our all-cash status or reserve an amount of cash sufficient to repay the loan to mitigate the risks of foreclosure.

We may invest in joint venture entities that borrow funds or issue senior equity securities to acquire properties, in which case our equity interest in the joint venture would be junior to rights of the lender or preferred stockholders. In some cases, our advisor may control the joint venture.

If we list our stock on a national stock exchange, we may thereafter change our strategy and begin to use permanent debt in our investment strategy.

Our charter limits our borrowings to the equivalent of 75% of our cost, before deducting depreciation or other non-cash reserves, of all our assets unless any excess borrowing is approved by a majority of our independent directors and is disclosed to our stockholders in our next quarterly report with an explanation from our independent directors of the justification for the excess borrowing. While there is no limitation on the amount we may borrow for the purchase of any single property, we intend to repay such debt within a reasonable time or raise additional equity capital or sell properties in order to maintain our all-cash status.

Selling Policies

Cornerstone-related entities have historically held properties an average of approximately 4.4 years, but we may hold properties for a longer or shorter period of time than this historic average. We currently expect hold periods for our properties to range between 7 and 10 years.  We will sell properties when we believe it would be in our best interests, based on prevailing economic conditions and other relevant factors. To date, we have not sold any properties.

Our goal in selling properties will be to achieve maximum capital appreciation, although we cannot assure you that this objective will be realized. Our general policy will be to sell our properties for all cash. When we sell a property, we may, under limited circumstances, lend the purchaser a portion of the purchase price, provided that the aggregate amount of all mortgage loans outstanding on the property, including the loan we may make to the purchaser, may not exceed 85% of the appraised value of the property as determined by an independent appraiser, unless substantial justification exists. In these cases, our taxable income may exceed the cash received in the sale. The terms of payment will be affected by custom in the locality of the property being sold and the then-prevailing economic conditions.

We may sell properties to our advisor or its affiliates if such sale is approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us. We may also lease assets to our advisor, any director or any of their affiliates if approved by a majority of our directors (including a majority of independent directors), not otherwise interested in such transaction, as being fair and reasonable to us.

Investment Limitations

Our charter places numerous limitations on how we may invest our funds or issue securities prior to the listing of our stock for trading on a national securities exchange.  Our charter provides that we will not:

•	invest in unimproved property or mortgage loans on unimproved property;

•	make or invest in mortgage loans unless we obtain an appraisal of the underlying property, except for those mortgage loans insured or guaranteed by a government agency or government;

•
make or invest in mortgage loans on any one property if the aggregate amount of all mortgage loans on such property would exceed 85% of the appraised value of such property, unless substantial justification exists for exceeding such limit because of the presence of other underwriting criteria;

•	make or invest in construction loans;

•	invest in indebtedness secured by a mortgage on real property which is subordinate to the lien of other indebtedness;

•	make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of our advisor, our directors, our sponsor and any affiliates;

•
invest in a property if the related acquisition fees and acquisition expenses are not reasonable or exceed 6% of the purchase price of the property; provided that we may make the investment if a majority of our independent directors determine that the transaction is commercially competitive, fair and reasonable to us;

•	invest in equity securities, unless a majority of our board, including a majority of independent directors, approves such investment as being fair, competitive and commercially reasonable,

•	underwrite the securities of other issuers;

•	invest in real estate contracts of sale, otherwise known as land sale contracts;

•
invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real estate assets and mortgages;

•	issue equity securities on a deferred payment basis or other similar arrangement;

•	issue debt securities in the absence of adequate cash flow to cover debt service;

•	issue equity securities that are assessable after we have received the consideration for which our board of directors authorized their issuance; or

•
issue equity securities redeemable solely at the option of the holder, which restriction has no effect on our stock repurchase program or the ability of our operating partnership to issue redeemable partnership interests.

In addition, our charter includes many other investment limitations in connection with conflict of interest transactions, which limitations are described above under “Conflicts of Interest.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Stock”.

Prior Program Liquidity Events

Our sponsor, Cornerstone Realty Advisors, LLC, and its affiliates, have sponsored two other public programs, Cornerstone Realty Fund, LLC and Cornerstone Healthcare Plus REIT, Inc.  Each of these programs stated in its prospectus filed with the SEC a date by which the program might be liquidated and neither of these two programs has reached its respective liquidity date.  Cornerstone Healthcare Plus REIT has made no determination to extend its liquidity date.  Cornerstone Realty Fund has a stated liquidity date of December 31, 2012. In 2009, the company’s members voted to amend the company’s operating agreement to extend the dissolution date of the company from December 31, 2010 to December 31, 2012.

DESCRIPTION OF REAL ESTATE INVESTMENTS
Portfolio Overview

Real Estate Investments

As of December 31, 2009, our portfolio consisted of twelve industrial properties which were approximately 81.6% leased at an average annual lease rate of $7.57 per square foot.  Eleven of the properties are multi-tenant and one (15172 Goldenwest Circle) is leased to a single tenant.  The following table provides summary information regarding our properties:

Property	Location	Date Purchased	Square Footage	Purchase Price	Debt	December 31, 2009 % Leased
2111 South Industrial Park	North Tempe, AZ	June 1, 2006	26,800	$1,975,000	$—	85.1%
Shoemaker Industrial Buildings	Santa Fe Springs, CA	June 30, 2006	18,921	2,400,000	—	75.7%
15172 Golden West Circle	Westminster, CA	December 1, 2006	102,200	11,200,000	2,824,000	100.0%
20100 Western Avenue	Torrance, CA	December 1, 2006	116,433	19,650,000	4,701,000	51.5%
Mack Deer Valley	Phoenix, AZ	January 21, 2007	180,985	23,150,000	3,868,000	100.0%
Marathon Center	Tampa Bay, FL	April 2, 2007	52,020	4,450,000	—	67.2%
Pinnacle Park Business Center	Phoenix, AZ	October 2, 2007	159,661	20,050,000	4,553,000	100.0%
Orlando Small Bay Portfolio
Carter	Winter Garden, FL	November 15, 2007	49,125			92.4%
Goldenrod	Orlando, FL	November 15, 2007	78,646			75.6%
Hanging Moss	Orlando, FL	November 15, 2007	94,200			89.0%
Monroe South	Sanford, FL	November 15, 2007	172,500			64.4%
			394,471	37,128,000	15,860,000	76.0%

Monroe North CommerCenter	Sanford, FL	April 17, 2008	181,348	14,275,000	7,078,000	72.5%

			1,232,839	$134,278,000	$38,884,000	81.6%

Real Estate-Related Investment

As of December 31, 2009, we had invested in one real estate loan receivable, the Sherburne Commons Mortgage Loan:

Loan Name Location of Related Property or Collateral	Date Originated	Loan Type	Payment Type	Book Value as of December 31, 2009	Rate Type	Annual Interest Rate	Maturity Date
Sherburne Commons Mortgage Loan Nantucket, Massachusetts	12/14/2009	1st Mortgage	Interest Only	$6,900,000	Fixed	8.0%	1/1/2015

Loan Commitment

In May 2008, we agreed to loan up to $10.0 million at a rate of 10% per year to two real estate operating companies, Servant Investments, LLC and Servant Healthcare Investments, LLC (collectively, “Servant”). The loans mature on May 19, 2013.  Servant is party to an alliance with the managing member of our advisor.  As of December 31, 2009, advances to Servant were approximately $7.5 million. For the year ended December 31, 2009 we earned interest income of approximately $396,000. On a quarterly basis, we evaluate the collectability of our notes receivable.  Our evaluation of collectability involves judgment, estimates and a review of the Servant business models and their future operations.  During the quarter ended September 30, 2009, we concluded that the collectability of one note cannot be reasonably assured and therefore, we recorded a note receivable reserve of approximately $4.6 million against the balance of that note.

Tenant Concentration

The following table sets forth information regarding the 10 individual tenants comprising the greatest annualized base rent based on the properties owned as of December 31, 2009:

Major Tenant(s)	Property	Principal Business of Tenant	Annualized Base Rental Income	% of Total Portfolio Annualized Income	Approximate Rental Square Footage	% of Total Portfolio Square footage	Lease expiration	Renewal Options

Don DeCristo Concrete	15172 Goldenwest Circle	Manufacturing and distribution of steel & concrete products	$779,000	10%	102,200	10%	05/31/2013	N/A
Diamondback Tactical	Pinnacle Park Business Center	Distribution of tactical equipment	485,000	6%	57,846	6%	04/30/2012	One 5-yr renewal option
IKO International	20100 Western Avenue	Manufacturing	280,000	3%	26,123	3%	07/10/2011	N/A
Velocity Express, Inc.	20100 Western Avenue	Delivery Services	274,000	3%	26,515	3%	03/31/2012	One 5-yr renewal option
Brown & White Co., Inc.	Mack Deer Valley	Distribution of Paper products	267,000	3%	31,034	3%	07/31/2013	One 5-yr renewal option
Phoenix Newspapers, Inc.	Mack Deer Valley	Publisher	232,000	3%	35,782	3%	08/31/2013	One 3-yr renewal option
Yonex Corporation	20100 Western Avenue	Sporting goods Manufacturing	225,000	3%	22,068	2%	04/14/2014	One 5-yr renewal option
West Coast HVAC Supply	Mack Deer Valley	Distribution of air conditioning equipment	224,000	3%	27,721	3%	07/31/2011	N/A
Marilyn & Richard Miller	Pinnacle Park Business Center	Pet Furniture	180,000	2%	50,907	5%	Month to Month	N/A
Marsand, Inc	Mack Deer Valley	Cabinet Woodworking	151,000	2%	17,572	1%	07/31/2011	N/A

Historical Occupancy

The following table sets forth annualized occupancy rates for our material properties for the past five years (or such shorter period for which information is available):

	Annualized Percent Leased (%)
Property	2009	2008	2007	2006		2005

15172 Goldenwest Circle	100	100	100	100		100
20100 Western Avenue	63	100	95	100		100
Mack Deer Valley	80	80	99	44	(2)	—	(3)
Pinnacle Park Business Center	100	99	96	53	(2)	—	(3)
Orlando Small Bay Portfolio	77	94	97	—	(1)	—	(1)
Monroe North CommerCenter	82	100	98	—	(1)	—	(1)

(1)	Pre-acquisition leasing information not available.
(2)	These projects completed construction and were put in operation during third quarter of 2006. Accordingly, these numbers represent the leasing-up period for these projects.
(3)	Represents development and construction period.

Historical Annualized Average Rents

The following table sets forth average effective annualized rent per square for our material properties for the past five years (or such shorter period for which information is available):

	Average Effective Annualized Rent per Square Foot (4)
Property	2009	2008	2007	2006		2005

15172 Goldenwest Circle	$8.10	$7.29	$7.56	$7.10		$6.68
20100 Western Avenue	$10.16	$11.41	$11.35	$11.26		$10.97
Mack Deer Valley	$8.87	$8.73	$7.75	$3.74	(2)	$—	(3)
Pinnacle Park Business Center	$6.78	$7.65	$8.24	$1.43	(2)	$—	(3)
Orlando Small Bay Portfolio	$7.71	$7.59	$7.35	$—	(1)	$—	(1)
Monroe North CommerCenter	$6.83	$5.83	$5.87	$—	(1)	$—	(1)

(1)	Pre-acquisition leasing information not available.
(2)	These projects completed construction and were put in operation during third quarter of 2006. Accordingly, these numbers represent the leasing-up period for these projects.
(3)	Represents development and construction period.
(4)	Average effective annualized rent per square foot is calculated by dividing annual rental revenues by sum of quarterly occupied square footage.

Portfolio Lease Expirations

The following table sets forth lease expiration information as of December 31, 2009:

Year Ending December 31	No. of Leases Expiring	Approx. Amount of Expiring Leases (Sq. Feet)	Base Rent of Expiring Leases (Annual $)	Percent of Total Leasable Area Expiring (%)	Percent of Total Annual Base Rent Expiring (%)
Month to Month	6	62,943	263,000	5.1%	3.5%
2010	46	178,764	1,232,000	14.5%	16.6%
2011	44	263,324	2,160,000	21.4%	29.1%
2012	15	185,612	1,366,000	15.1%	18.4%
2013	10	233,948	1,758,000	19.0%	23.7%
2014	8	59,688	536,000	4.8%	7.2%
2015	1	6,200	58,000	0.5%	0.8%
2016	1	5,364	48,000	0.4%	0.7%
2017	-	-	-	-%	-%
2018	-	-	-	-%	-%
	131	995,843	$7,421,000	80.8%	100.0%

Competition

We compete with a considerable number of other real estate companies seeking to acquire and lease industrial space, most of which may have greater marketing and financial resources than we do.  Principal factors of competition in our business are the quality of properties (including the design and condition of improvements), leasing terms (including rent and other charges and allowances for tenant improvements), attractiveness and convenience of location, the quality and breadth of tenant services provided and reputation as an owner and operator of quality office properties in the relevant market.  Our ability to compete also depends on, among other factors, trends in the national and local economies, financial condition and operating results of current and prospective tenants, availability and cost of capital, construction and renovation costs, taxes, governmental regulations, legislation and population trends.

We may hold interests in properties located in the same geographic locations as other entities managed by our advisor or our advisor’s affiliates.  Our properties may face competition in these geographic regions from such other properties owned, operated or managed by other entities managed our advisor or our advisor’s affiliates.  Our advisor or its affiliates have interests that may vary from those we may have in such geographic markets.

Insurance

We believe that our properties are adequately insured.

SELECTED INFORMATION REGARDING OUR OPERATIONS

The following selected information regarding our operations should be read in conjunction with the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the notes thereto that are incorporated by reference into this prospectus.  Our historical results are not necessarily indicative of results for any future period.

Selected Financial Data

The following table presents summarized consolidated financial information, including balance sheet data, statement of operations data and statement of cash flows data in a format consistent with our consolidated financial statements (amounts in thousands, except per-share data).

	As of December 31,
	2009	2008	2007	2006	2005
Balance Sheet Data:
Total assets	$157,252,000	$165,104,000	$129,922,000	$50,012,000	$224,000
Investments in real estate, net	$127,079,000	$132,955,000	$120,994,000	$36,057,000	$-
Notes payable	$38,884,000	$45,626,000	$65,699,000	$20,180,000	$-
Stockholders’ equity	$115,024,000	$116,333,000	$60,248,000	$26,719,000	$(93,000)

	Year Ended December 31,
	2009	2008	2007	2006	2005
Operating Data:
Revenues	$11,130,000	$10,793,000	$5,865,000	$404,000	$-
General and administrative expense	$1,911,000	$1,421,000	$2,359,000	$1,294,000	$95,000
Impairment of notes receivable	$4,626,000	$-	$-	$-	$-
Impairment of real estate	$2,360,000	$-	$-	$-	$-
Net loss attributable to common stockholders	$(8,103,000)	$(1,455,000)	$(2,601,000)	$(1,306,000)	$(94,000)
Noncontrolling interest	$(8,000)	$3,000	$(3,000)	$(11,000)	$-
Basic and diluted net loss per common share attributable to common stockholders (1)	$(0.37)	$(0.10)	$(0.37)	$(1.44)	$(752.00)
Distributions declared	$10,644,000	$7,269,000	$3,196,000	$586,000	$-
Distributions per common share	$0.48	$0.47	$0.43	$0.40	$-
Weighted average number of shares outstanding (1):
Basic and diluted	21,806,219	14,241,215	7,070,155	909,860	125

Other Data:
Cash flows provided by (used in) operating activities	$2,888,000	$2,541,000	$(1,156,000)	$(139,000)	$(84,000)
Cash flows used in investing activities	$(10,708,000)	$(11,973,000)	$(84,799,000)	$(37,447,000)	$-
Cash flows provided by financing activities	$212,000	$29,065,000	$81,562,000	$48,510,000	$200,000

(1)
Net loss per share is based upon the weighted average number of shares of common stock outstanding. All per share computations have been adjusted to reflect the common stock dividends for all periods presented.

Real Estate Operations

Net real estate operations is a non-GAAP financial measure that we define as net income (loss), computed in accordance with GAAP, generated from our real estate assets before interest expense, general and administrative expenses, real estate depreciation and amortization, interest income, asset management fees, provisions for impairment and real estate acquisition costs.  We consider net real estate operations to be a useful supplemental measure of the operating performance of our operating assets because it excludes certain items that are not associated with the management of the properties and that are generally not controllable at the property level.  Net real estate operations does not represent net income (loss) as defined by GAAP.  Net income as defined by GAAP is the most relevant measure in determining our operating performance because net real estate operations includes adjustments that investors may deem subjective.  Accordingly, net real estate operations should not be considered as an alternative to net income as an indicator of our operating performance.

Our reconciliation of net real estate operations is presented in the following table for the periods indicated:

Year Ended
December 31, 2009
Net Loss	$(8,111,000)

Adjustments:
General and administrative	1,911,000
Asset Management fees	1,519,000
Real estate depreciation and amortization	3,641,000
Provisions for impairment	6,986,000
Real estate acquisition costs	430,000
Interest income	(8,000)
Interest expense	1,394,000
Net real estate operations	$7,762,000

Funds from Operations

Funds from operations (“FFO”) is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance.  We compute FFO in accordance with the definition outlined by the National Association of Real Estate Investment Trusts (“NAREIT”).  NAREIT defines FFO as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures and subsidiaries.  Our FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.  We believe that FFO is helpful to investors and our management as a measure of operating performance because it excludes depreciation and amortization, gains and losses from property dispositions, and extraordinary items, and as a result, when compared year to year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, which is not immediately apparent from net income.  Historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting alone to be insufficient.  As a result, our management believes that the use of FFO, together with the required GAAP presentations, provide a more complete understanding of our performance.  Factors that impact FFO include start-up costs, fixed costs, delay in buying assets, lower yields on cash held in accounts pending investment, income from portfolio properties and other portfolio assets, interest rates on acquisition financing and operating expenses.  FFO should not be considered as an alternative to net income (loss), as an indication of our performance, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions.  FFO may be used to fund all or a portion of certain capitalizable items that are excluded from FFO, such as capital expenditures and payments of principal on debt, each of which may impact the amount of cash available for distribution to our stockholders. Our calculation of FFO for each of the last three fiscal years is presented below:

	Year Ended December 31,
	2009(1)	2008	2007

Net loss	$(8,111,000)	$(1,452,000)	$(2,604,000)
Adjustments:
Net (loss) income attributable to noncontrolling interest	(8,000)	3,000	(3,000)
Real estate assets depreciation and amortization	3,641,000	3,575,000	1,529,000
Funds from operations (FFO)	$(4,462,000)	$2,120,000	$(1,072,000)

Weighted average shares	21,806,219	14,241,215	7,070,155

FFO per weighted average shares	$(0.20)	$0.15	$(0.15)

(1)
During the third quarter of 2009, we recorded a note receivable impairment reserve of approximately $4.6 million and during the fourth quarter of 2009, we recorded an impairment of real estate of approximately $2.4 million.

Stock Repurchase History

During the year ended December 31, 2009, we redeemed 577,542 shares of common stock for $4,348,087 ($7.53 per share).  Our stock repurchase program permits us to redeem only the number of shares that we could purchase with the amount of the net proceeds from the issuance of shares under the distribution reinvestment plan during the prior calendar year.  As a result of this volume limitation we were able to honor only 88 of the 126 redemption requests that we received during 2009 that complied with the applicable requirements and guidelines of our stock repurchase program set forth in our prospectus.  We have funded and intend to continue funding stock redemptions with proceeds from our public offerings.

As noted above, during the calendar year ending December 31, 2010, we will be able to redeem the number of shares that we could purchase with the amount of net proceeds from the issuance of shares under the distribution reinvestment plan in 2009. During the year ended December 31, 2009, we issued shares under our distribution reinvestment plan for gross offering proceeds of approximately $6.1 million, and, therefore, our redemptions in 2010 are limited to the shares that we can purchase with this amount.  For a complete discussion of the terms and limitations of our stock repurchase program, see “Description of Stock―Stock Repurchase Program.”

Distributions

Some or all of our distributions have been paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us or reimbursements of expenses from our advisor and proceeds from loans including those secured by our assets.  Currently, we make cash distributions to our stockholders from capital at an annualized rate of 6.0%, based on an $8.00 per share purchase price. These distributions are being paid in anticipation of future cash flow from our investments.  Until proceeds from our offering are invested and generating operating cash flow sufficient to fully fund distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow, reducing the amount of funds that would otherwise be available for investment.

 To date, a majority of our distributions have been funded from sources other than operating cash flow, including from the proceeds of our offering.  During the twelve months ended December 31, 2009, we made distributions of $10.6 million of which approximately $4.6 million were made in cash and $6.1 million were reinvested. During the same period, we generated a loss of funds from operations of $4.5 million.   Accordingly, for the four quarters ended December 31, 2009, total distributions exceeded FFO for the same period.  We have established a limit on the amount of proceeds from this offering that may be used to pay cash distributions.  We will not use offering proceeds to pay cash distributions if at the time of the distribution it appears that over the course of this offering, we will have failed to invest at least 82% of our offering proceeds in properties, including investing in properties through the retirement of existing debt financing relating to property acquisitions.  To the extent that we use offering proceeds to fund distributions to stockholders, the amount of cash available for investment in properties will be reduced.

For the last four fiscal quarters, we have paid distributions and have generated cash flow from operations and FFO in the following amounts:

	Distributions Declared (1)
Period	Cash	Reinvested	Total	Funds from Operations (2)	Cash flows from operating activities

First quarter 2009	$1,020,000	$1,464,000	$2,484,000	$706,000	$1,090,000
Second quarter 2009	1,125,000	1,523,000	2,648,000	819,000	733,000
Third quarter 2009 (3)	1,181,000	1,554,000	2,735,000	(4,074,000)	1,126,000
Fourth quarter 2009 (4)	1,231,000	1,546,000	2,777,000	(1,913,000)	(61,000)
	$4,557,000	$6,087,000	$10,644,000	$(4,462,000)	$2,888,000

(1)
Currently, we make cash distributions to our stockholders from capital at an annualized rate of 6.0%, based on an $8.00 per share purchase price. These distributions are being paid in anticipation of future cash flow from our investments. Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of our offering or from borrowings in anticipation of future cash flow, reducing the amount of funds that would otherwise be available for investment.  100% and 95.07% of the distributions declared during 2008 and 2009 represented a return of capital for federal income tax purposes, respectively.

(2)
Funds from Operations (FFO) is a non-GAAP financial measure and should not be used as an alternative to net income (loss) as a measure of our operating performance. See “Selected Information Regarding our Operations—Funds from Operations” for a detailed discussion regarding our calculation and use of FFO.

(3)	Funds from operations includes note receivable impairment reserve charge of approximately $4.6 million.
(4)	Funds from operations includes real estate impairment reserve charge of approximately $2.4 million.

FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material federal income tax considerations to us and our stockholders relating to this registration statement and our treatment as a REIT. The summary is not intended to represent a detailed description of the federal income tax consequences applicable to a particular stockholder in view of such stockholder’s particular circumstances, nor is it intended to represent a detailed description of the federal income tax consequences applicable to certain types of stockholders subject to special treatment under the federal income tax laws (such as insurance companies, financial institutions, broker-dealers, non-U.S. persons, and, except to the extent discussed below, tax-exempt organizations). Stockholders described in the previous sentence should consult with their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of our stock. This summary does not address state, local or non-U.S. tax considerations. Also, this summary deals only with our stockholders that hold common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code (the “Code”).

This summary of material federal income tax considerations relates only to U.S. Stockholders. A “U.S. Stockholder” means a holder of shares of stock that is: (a) an individual citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (c) an estate, the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust if a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Stockholders who are not United States persons should consult their own tax advisors regarding the tax consequences to them of the purchase, ownership and sale of the offered stock.

We base the information in this section on the current Code, current, temporary and proposed Treasury regulations, the legislative history of the Code and current administrative interpretations of the Internal Revenue Service (the “IRS”), including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion, which do not bind the IRS or the courts, and that a court could agree with the IRS.

Each investor is advised to consult his or her own tax advisor regarding the tax consequences to him or her of the purchase, ownership and sale of the offered stock, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, or sale and of potential changes in applicable tax laws.

Federal Income Taxation of the Company

We elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended, commencing with the year ended December 31, 2006.  Under the Internal Revenue Code of 1986, we are not subject to federal income tax on income that we distribute to our stockholders. We can provide no assurance, however, that we have operated or will operate in a manner so as to qualify or remain qualified as a REIT.

The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its U.S. stockholders. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and regulations and administrative and judicial interpretations of Code provisions and regulations. We have not requested a ruling from the IRS with respect to any issues relating to our qualification as a REIT. Therefore, we can provide no assurance that the IRS will not challenge our REIT status.

The law firm of DLA Piper LLP (US) is acting as tax counsel to us in connection with this offering.  DLA Piper LLP (US) has rendered an opinion to us that, commencing with our taxable year ending December 31, 2006, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will allow us to continue to meet the requirements for qualification and taxation as a REIT under the Code.  This opinion represents DLA Piper LLP (US)’s legal judgment based on (i) the law in effect as of the date of this prospectus and (ii) our representations as of that date with respect to factual matters concerning our business operations and our properties.  DLA Piper LLP (US) has not independently verified these facts and will not review our compliance with REIT qualification standards on an ongoing basis.  In addition, our qualification as a REIT depends, among other things, upon our meeting the various qualification tests imposed by the Code discussed below, including through annual operating results, asset diversification, distribution levels and diversity of stock ownership each year.  Accordingly, because our satisfaction of such requirements will depend upon future events, including the final determination of our financial and operational results, we can give you no assurance that we will satisfy the REIT requirements on a continuing basis.

If we qualify as a REIT, we generally will not be subject to federal corporate income tax on the taxable income that we distribute to our stockholders each year. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning stock in a corporation. However, even if we qualify as a REIT, we could be subject to federal tax at the corporate level in the following circumstances:

First, we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains.

Second, under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference.

Third, if we have net income from the sale or other disposition of “foreclosure property” (i.e., property acquired by us following a default on a lease of such property or on an indebtedness which such property secured) held primarily for sale to customers in the ordinary course of business, or income from foreclosure property that does not constitute qualifying income for purposes of the 75% income test (discussed below), we will be subject to tax at the highest corporate rate on such income.

Fourth, if we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property that is held primarily for sale to customers in the ordinary course of business but that is not foreclosure property), we will be subject to a tax equal to 100% of such net income.

Fifth, if we fail to satisfy either the 75% or 95% gross income test (discussed below) but have nonetheless maintained our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to 100% of the net income attributable to (1) the greater of (a) the amount by which we fail the 75% income test or (b) the amount by which we fail the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability.

Sixth, if we fail to distribute each year at least the sum of:

(1)	85% of our REIT ordinary income for such year;

(2)	95% of our REIT capital gain net income for such year; and

(3)	any undistributed taxable income from prior periods,

then we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

Seventh, if we acquire any assets from a corporation subject to full corporate-level tax in certain tax-free transactions (including merger transactions) and we recognize gain on the disposition of such asset 10 years following the acquisition, then we will be subject to tax at the highest regular corporate rate on the lesser of the amount of gain that we recognize at the time of the sale or disposition and the amount of gain that we would have recognized if we had sold the asset at the time we acquired the asset.

The Housing and Economic Recovery Tax Act of 2008

The Housing and Economic Recovery Tax Act of 2008 (the “Housing Act”) was signed into law by President Bush on July 30, 2008.  The Housing Act’s provisions regarding REITs are generally effective for our 2009 taxable year and beyond.  The Housing Act made the following changes, among others, to certain REIT provisions of the Code:

Taxable REIT Subsidiaries.  The value of taxable REIT subsidiaries’ non-mortgage securities held by a REIT has been increased from 20 percent to 25 percent of the total value of the REIT’s assets.

Prohibited Transactions Safe Harbor.  The prohibited transactions safe harbor holding period is reduced from four years to two years, along with certain other changes to the safe harbor.  These new rules apply to sales made after the Housing Act was enacted.

Hedging Income.  Income from a hedging transaction that complies with identification procedures set out in Treasury regulations that hedges indebtedness incurred or to be incurred by us to acquire or carry real estate assets will not constitute gross income for purposes of both the 75% and 95% gross income tests.

Requirements for Qualification

To qualify as a REIT, we must elect to be treated as a REIT and must meet the requirements, discussed below, relating to our organization, sources of income and nature of assets.

Organizational Requirements

To qualify as a REIT, we must:

(1)	be managed by one or more trustees or directors;

(2)	use transferable shares of stock or transferable certificates to evidence beneficial ownership;

(3)	be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(4)	be neither a financial institution nor an insurance company;

(5)	have at least 100 persons as beneficial owners for at least 335 days of each 12-month taxable year and for a proportionate part of each taxable year of less than 12 months;

(6)
during the last half of each taxable year, not be closely held, i.e., not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer “individuals,” as defined in the Code to include certain entities (i.e., a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes, but not a qualified pension plan or profit sharing trust); and

(7)	meet other tests described below, including with respect to the nature of our assets and income.

Conditions (5) and (6) will not apply until after the first taxable year for which we make an election to be taxed as a REIT. Our beneficial ownership is evidenced by transferable shares of stock. However, our charter currently includes certain restrictions regarding transfer of our common stock, which are intended (among other things) to assist us in continuing to satisfy conditions (5) and (6) noted above. We do not believe these restrictions cause our stock to be nontransferable within the meaning of Section 856(a)(2).

To monitor compliance with the share ownership requirements, the federal tax laws require us to maintain records regarding the actual ownership of our stock. To do so, we must require written statements each year from the record holders of significant percentages of our stock in which the record holders are to disclose the actual owners of the stock, i.e., the persons required to include the distributions we pay in their gross income. A stockholder that fails or refuses to provide us with this written statement is required by Treasury regulations to submit a statement with its tax return disclosing the actual ownership of the stock and other information. We are required to maintain as part of our records a list of those persons failing or refusing to comply with this requirement. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition.

Ownership of Interests in Taxable REIT Subsidiaries

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and that elects, together with us, to be treated as a taxable REIT subsidiary of ours. In addition, if a taxable REIT subsidiary of ours owns, directly or indirectly, securities representing 35% or more of the vote or value of another corporation, that other corporation will automatically be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is subject to federal income tax, and state and local income tax where applicable, as a regular “C” corporation. The value of all of our taxable REIT subsidiaries may not exceed 20% (25% for our 2009 taxable year and beyond) of the total value of our assets.

Generally, a taxable REIT subsidiary can perform some impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests (discussed below). However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of federal income taxation. For example, the Code limits the ability of a taxable REIT subsidiary to deduct interest payments in excess of a certain amount paid to us. In addition, we must pay a 100% tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements between us, our tenants and the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. We cannot assure you that any taxable REIT subsidiary will be able to fully deduct interest payments (if any) paid to us. In addition, we cannot assure you that the IRS would not seek to impose the 100% tax on services performed by any taxable REIT subsidiary for tenants of ours, or on a portion of the payments received by us from, or expenses deducted by, our taxable REIT subsidiaries.

Ownership of Interests in Partnerships and Qualified REIT Subsidiaries

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share. In addition, the character of the assets and gross income of the partnership retain the same character in the hands of the REIT. Thus, our proportionate share of the assets, liabilities and items of income of our operating partnership will be treated as our assets, liabilities and items of income for purposes of applying and meeting the various REIT requirements. In addition, our operating partnership’s proportionate share of the assets, liabilities and items of income with respect to any partnership (including any limited liability company treated as a partnership) in which it holds an interest would be considered assets, liabilities and items of income of our operating partnership for purposes of applying and meeting the various REIT requirements.

If we own all of the capital stock of a subsidiary corporation and we do not make an election to treat the subsidiary as a taxable REIT subsidiary, the subsidiary will be a “qualified REIT subsidiary” and its separate existence will be disregarded for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary of ours will not be subject to federal corporate income taxation, although it may be subject to state and local income taxation in some states.

Income Tests

To maintain qualification as a REIT, we must meet two gross income requirements annually. First, we must derive directly or indirectly at least 75% of our gross income (excluding gross income from prohibited transactions) from investments relating to real property, including “rents from real property,” in certain circumstances, interest (including interest on debts secured by mortgages on real property), and investments in other REITs. Second, we must derive at least 95% of our gross income (excluding gross income from prohibited transactions) from the real property investments described in the preceding sentence as well as from distributions, interest, or gain from the sale or disposition of stock or securities (or from any combination of the foregoing).

Prior to the making of investments in properties, we may satisfy the 75% gross income test and the 95% income test by investing in liquid assets such as government securities or certificates of deposit, but earnings from those types of assets are qualifying income under the 75% gross income test only for one year from the receipt of proceeds from our investors. Accordingly, to the extent that offering proceeds have not been invested in properties prior to the expiration of this one-year period, in order to satisfy the 75% gross income test, we may invest the offering proceeds in less liquid investments approved by our board of directors such as mortgage-backed securities or shares of stock in other REITs. We intend to trace offering proceeds received for purposes of determining the one-year period for “new capital investments.” No rulings or regulations have been issued under the provisions of the Code governing “new capital investments,” so there can be no assurance that the IRS will agree with this method of calculation.

Rents we receive or that we are deemed to receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the net income or profits of any person but can be based on a fixed percentage of gross receipts or gross sales.

Second, “rents from real property” excludes any amount received directly or indirectly from a corporation or other entity 10% of which is owned, directly or indirectly, by us (although in some limited circumstances, rents we receive from a taxable REIT subsidiary may qualify as “rents from real property”).

Third, rent attributable to personal property is generally excluded from “rents from real property,” except where such personal property is leased in connection with such real property and the rent attributable to such personal property is less than or equal to 15% of the total rent received under the lease. We do not anticipate deriving rent attributable to personal property leased in connection with real property that exceeds 15% of the total rent attributable to such lease or receiving rent from related party tenants.

Finally, amounts that are attributable to services furnished or rendered by us in connection with the rental of real property or to our management or operation of the property (“impermissible tenant services”), whether or not separately stated, will not constitute “rents from real property” unless such services are furnished through a taxable REIT subsidiary or an independent contractor from whom we do not derive any income. However, income from services we directly provide will qualify as “rents from real property” if they are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Our rental income should not cease to qualify as “rents from real property” merely because we perform a de minimis amount of impermissible tenant services. The income from these services will be considered de minimis if the value of such services (valued at not less than 150% of our direct cost of performing such services) is less than 1% of the total income derived from such property.

Our operating partnership may provide certain services with respect to our properties. We believe that these services will be of the type that are usually or customarily rendered in connection with the rental of space for occupancy only and that are not otherwise rendered to the tenants. Therefore, we believe that the provision of such customary services will not cause rents received with respect to our properties to fail to qualify as “rents from real property.” Noncustomary services and services rendered primarily for the tenants’ convenience will be provided by an independent contractor or a taxable REIT subsidiary to avoid jeopardizing the qualification of rent as “rents from real property.”

Fees to perform property management services for properties that we do not own will not qualify under the 75% or the 95% gross income tests. Either we or our operating partnership also may receive certain other types of income with respect to our properties that will not qualify for either of these tests (including amounts received with respect to certain investments of cash reserves). However, we believe that the aggregate amount of such fees and other non-qualifying income in any taxable year will not cause us to exceed the limits for non-qualifying income under the 75% and 95% gross income tests.

If we fail one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for that year if we are eligible for relief under a certain provision of the Code. This relief provision generally will be available if: (1) following our identification of the failure to satisfy one or both of the tests, we file a schedule for the tax year in accordance with IRS regulations with a description of each item of gross income subject to these income tests, and (2) our failure to meet such gross income tests is due to reasonable cause and not due to willful neglect. We, however, cannot state whether in all circumstances we would be entitled to the benefit of this relief provision. For example, if we fail to satisfy the gross income tests because non-qualifying income that we intentionally receive exceeds the limits on such income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. As discussed above in “Federal Income Taxation of the Company,” even if this relief provision applies, a 100% tax would be imposed with respect to the part of our taxable income that fails the 75% or 95% tests.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets.

First, at least 75% of the value of our total assets must be represented by real estate assets (such as realty and shares of stock in other REITs), cash and cash items (including receivables) and government securities.

Second, no more than 25% of the value of our total assets may consist of securities (other than those securities includible in the 75% asset test).

Third, except for equity investments in other REITs, qualified REIT subsidiaries or taxable REIT subsidiaries or other securities that qualify as “real estate assets” for purposes of the 75% asset test: (1) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our total assets; (2) we may not own more than 10% of any one issuer’s outstanding voting securities; and (3) we may not own more than 10% of the value of the outstanding securities of any one issuer. With respect to each issuer in which we acquire an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we will endeavor to ensure that our pro rata share of the value of the securities, including debt, of any such issuer does not exceed 5% of the total value of our assets and that we comply with the 10% voting securities limitation and 10% value limitation with respect to each such issuer. In this regard, however, we cannot provide any assurance that the IRS might not disagree with our determinations. We will not lose our REIT status for failing to satisfy the tests described in this paragraph if the failure is due to ownership of assets the total value of which does not exceed the lesser of (a) 1% of the total value of our assets at the end of the quarter, or (b) $10 million, so long as we either dispose of the assets within 6 months after the last day of the quarter in which we identify the failure (or a different period of time prescribed by the IRS) or otherwise satisfy the tests described in this paragraph by the end of this time period. In this case we will not be subject to the tax described below with respect to our failure to satisfy any of the REIT asset tests.

Fourth, no more than 20% (25% for our 2009 taxable year and beyond) of the value of our total assets may be represented by securities of one or more taxable REIT subsidiaries.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If the failure to satisfy the asset tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests and to take such other actions within 30 days after the close of any quarter as necessary to cure any noncompliance.

If we fail any of the asset tests for any quarter and the failure exceeds the de minimus threshold described above, we may nevertheless qualify as a REIT for that a quarter if (1) after we identify our failure to satisfy the asset tests for the quarter, we file a schedule in accordance with IRS regulations with a description of each asset that caused the failure to satisfy any of the tests at the close of the quarter, (2) our failure to satisfy the tests is due to reasonable cause and not due to willful neglect; (3) we dispose of the assets described on the schedule within 6 months of the last days of the quarter in which we identified the failure to satisfy the asset test (or a different period of time prescribed by the IRS) or the asset tests are otherwise satisfied within that period; and (4) we pay a tax on the failure. The tax is the greater of $50,000 or an amount determined by the IRS regulations by multiplying the net income generated by the assets described in the schedule by the highest corporate tax rate. The tax must be paid for the period beginning on the first day of the failure to satisfy the asset test resulting from the failure and ending on the earlier of the date we dispose of the assets causing the failure or the end of the first quarter in which we otherwise satisfy the tests.

Annual Distribution Requirements

To qualify for taxation as a REIT in any year, we must meet the following annual distribution requirements.

First, we must make distributions (other than capital gain distributions) to our stockholders in an amount at least equal to (a) the sum of

(1)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and by excluding our net capital gain), and

(2)	90% of the net income, if any, from foreclosure property in excess of the excise tax on income from foreclosure property,

minus (b) the sum of certain items of non-cash income.

We must pay these distributions in the taxable year to which they relate. Distributions made in the subsequent year, however, will be treated as if paid in the prior year for purposes of such prior year’s 90% distribution requirement if one of the following two sets of criteria are satisfied: (1) the distributions were declared in October, November, or December, the distributions were payable to stockholders of record on a specified date in such a month, and the distributions were actually paid during January of the subsequent year; or (2) the distributions were declared before we timely file our federal income tax return for such year, the distributions were made in the 12-month period following the close of the prior year and not later than the first regular distribution payment after such declaration, and we elected on our tax return for the prior year to have a specified amount of the subsequent distribution treated as if paid in the prior year. Even if we satisfy this annual distribution requirement, we will be subject to tax at regular corporate tax rates to the extent that we do not distribute all of our net capital gain or “REIT taxable income” as adjusted. In the event that we do not meet this distribution requirement, we will be subject to corporate taxation for the year and may be ineligible to be taxed as a REIT for the following four years, as described in more detail below under “—Failure to Qualify as a REIT.”

Second, we must distribute during each calendar year at least the sum of

(1)	85% of our ordinary income for that year;

(2)	95% of our capital gain net income for that year; and

(3)	any undistributed taxable income from prior periods.

In the event that we do not satisfy this distribution requirement, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts we actually distribute during the calendar year and (b) retained amounts on which we pay corporate income tax.

We intend to make timely distributions sufficient to satisfy the annual distribution requirements. In this regard, the operating partnership agreement will authorize us, as general partner, to take such steps as may be necessary to cause our operating partnership to distribute to its partners an amount sufficient to permit us to meet these distribution requirements.

We expect that our REIT taxable income will be less than our cash flow due to the allowance of depreciation and other non-cash charges in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the 90% distribution requirement. It is possible, however, that we may not have sufficient cash or other liquid assets to meet the 90% distribution requirement or to distribute such greater amount as may be necessary to avoid income and excise taxation. In such event, we may find it necessary to borrow funds to pay the required distribution or, if possible, pay taxable stock distributions in order to meet the distribution requirement.

In computing our REIT taxable income, we will use the accrual method of accounting. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the IRS. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the IRS will challenge positions we take in computing our REIT taxable income and our distributions. Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and nondepreciable or non-amortizable assets such as land and the current deductibility of fees paid to our advisor or its affiliates. In the event that we are subject to an adjustment to our REIT taxable income resulting from an adverse determination by either a final court decision, a closing agreement between us and the IRS, or any agreement as to tax liability between us and an IRS district director, we may be able to correct any resulting failure to meet the 90% annual distribution requirement by paying “deficiency dividends” to our stockholders that relate to the adjusted year but that are paid in the subsequent year. To qualify as a deficiency dividend, the distribution must be made within 90 days of the adverse determination and we also must satisfy certain other procedural requirements. If the statutory requirements are satisfied, a deduction is allowed for any deficiency dividend subsequently paid by us to offset an increase in our REIT taxable income resulting from the adverse determination. We, however, will be required to pay statutory interest on the amount of any deduction taken for deficiency dividends to compensate for the deferral of the tax liability.

Earnings and Profits

Throughout the remainder of this discussion, we frequently will refer to “earnings and profits.” Earnings and profits is a concept used extensively throughout corporate tax law, but it is undefined in the Code. Each corporation maintains an “earnings and profits” account that helps to measure whether a distribution originates from corporate earnings or from other sources. Distributions generally decrease the earnings and profits while income generally increases earnings and profits. If a corporation has positive earnings and profits, the distributions generally will be considered to come from corporate earnings. If a corporation has no earnings and profits, distributions generally will be considered a return of capital and then capital gain.

Failure to Qualify as a REIT

If we fail to qualify as a REIT in any year and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us. In such event, to the extent of positive current or accumulated earnings and profits, all distributions to stockholders will be distributions, currently taxable to individuals at preferential rates (not exceeding 15%) under the Jobs and Growth Relief Reconciliation Act of 2003 (the “2003 Act”). Subject to certain limitations, corporate distributees may be eligible for the dividends-received deduction. Unless we are entitled to relief under specific statutory provisions, we also will be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether in all circumstances we would be entitled to such statutory relief.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. In most instances, depending on the economic terms of the transaction, we will be treated for federal income tax purposes as either the owner of the property or the holder of a debt secured by the property. We do not expect to request an opinion of counsel concerning the status of any leases of properties as true leases for federal income tax purposes.

The IRS may take the position that a specific sale-leaseback transaction, which we treat as a true lease, is not a true lease for federal income tax purposes but is, instead, a financing arrangement or loan. In this event, for purposes of the asset tests and the 75% gross income test, each such loan likely would be viewed as secured by real property to the extent of the fair market value of the underlying property. We expect that, for this purpose, the fair market value of the underlying property would be determined without taking into account our lease. If a sale-leaseback transaction were so re-characterized, we might fail to satisfy the asset tests or the income tests and, consequently, lose our REIT status effective with the year of re-characterization. Alternatively, the amount of our REIT taxable income could be recalculated which might also cause us to fail to meet the distribution requirement for a taxable year.

Taxation of U.S. Stockholders

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to taxable U.S. Stockholders will be taxed as discussed below.

Distributions Generally

Distributions to taxable U.S. Stockholders, other than capital gain distributions discussed below, will constitute taxable distributions up to the amount of our positive current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individuals who receive dividends from taxable C corporations pursuant to the 2003 Act. An exception applies, however, and individual stockholders are taxed at such rates on distributions designated by and received from REITs, to the extent that the distributions are attributable to (i) income that the REIT previously retained in the prior year, and on which it was subject to corporate level tax, (ii) distributions received by the REIT from taxable corporations, or (iii) income from sales of appreciated property acquired from C corporations in carryover basis transactions. Because a REIT is not subject to tax on income distributed to its stockholders, the distributions made to corporate stockholders are not eligible for the dividends-received deduction. To the extent that we make a distribution in excess of our positive current or accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. Stockholder’s shares of common stock and then the distribution in excess of the tax basis will be taxable as gain realized from the sale of the common stock. Distributions we declare in October, November, or December of any year payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholders on December 31 of the year, provided that we actually make the distributions during January of the following calendar year. Stockholders are not allowed to include on their own federal income tax returns any of our tax losses.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution we make up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed in “Federal Income Taxation of the Company” and “Annual Distribution Requirements” above.

Capital Gain Distributions

Distributions to U.S. Stockholders that we properly designate as capital gain distributions will be treated by our U.S. Stockholders as long-term capital gains (to the extent they do not exceed our actual net capital gain) for the taxable year without regard to the period for which the stockholder has held the stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Capital gain dividends are not eligible for the dividends-received deduction for corporations. Long-term capital gains are currently taxable at maximum federal rates of 15% (through 2010) in the case of stockholders who are individuals, and 35% for corporations. Capital gains we realize and distribute attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are individuals, to the extent of previously claimed depreciation deductions. We will furnish you with reports as to the amount of the components of any capital gain distributions that we pay to you.

We may elect to retain and pay income tax on any net long-term capital gain. In this instance, U.S. Stockholders will include in their income their proportionate share of the undistributed long-term capital gain. The U.S. Stockholders also will be deemed to have paid their proportionate share of tax on such long-term capital gain and, therefore, will receive a credit or refund for the amount of such tax. In addition, the basis of the U.S. Stockholders’ shares of stock will be increased in an amount equal to the excess of the amount of capital gain included in its income over the amount of tax it is deemed to have paid.

Certain Dispositions of Stock

In general, you will recognize capital gain or loss on the disposition of our stock (including a redemption treated as a sale or exchange for federal tax purposes) equal to the difference between (1) the amount of cash and the fair market value of any property received on such disposition, and (2) your adjusted basis of such REIT stock.

The tax rate applicable to recognized gain will depend on the stockholder’s holding period in the stock (generally, if the stockholder has held the stock for more than one year, it will produce long-term capital gain) and the stockholder’s tax bracket. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate stockholders) to a portion of capital gain realized by a non-corporate stockholder on the sale of common stock that would correspond to our “unrecaptured Section 1250 gain.” Stockholders should consult with their own tax advisors with respect to their capital gain tax liability. In general, any loss recognized by a U.S. Stockholder upon the sale or other disposition of common stock that the stockholder has held for six months or less, after applying the holding period rules, will be treated as long-term capital loss, to the extent of distributions received by the U.S. Stockholder from us that were required to be treated as long-term capital gains.

Passive Activity Loss and Investment Interest Limitations

You may not treat distributions we make to you or any gain from disposing of our common stock as passive activity income. Therefore, you will not be able to apply any “passive losses” against such income. Distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of the investment interest limitation. Net capital gain from the disposition of our common stock (or capital gain dividends) generally will be excluded from investment income unless you elect to have such gain taxed at ordinary income rates.

Tax Aspects of Participation in the Distribution Reinvestment Plan

Unless you are a tax-exempt entity, if you participate in our distribution reinvestment plan, you will be deemed to have received, and you will be taxed on, the amount reinvested in common stock to the extent the amount reinvested was not a tax-free return of capital. As a result, you may have to use funds from other sources to pay your tax liability on the distributions you reinvest in our stock.

Treatment of Tax-Exempt Stockholders

Distributions we make to a tax-exempt employee pension trust or other domestic tax-exempt stockholder generally will not constitute “unrelated business taxable income” (“UBTI”) unless the tax-exempt stockholder has borrowed to acquire or carry our shares of common stock. Qualified trusts that hold more than 10% (by value) of the stock of REITs held predominantly by qualified employee pension benefit trusts may be required to treat a certain percentage of such REIT’s distributions as UBTI. We will attempt to monitor the concentration of ownership of employee pension benefit trusts in our stock, and we do not expect our stock to be deemed to be “predominately held” by qualified employee pension benefit trusts to the extent required to trigger the treatment of our income as UBTI to such trusts.

Information Reporting Requirements and Backup Withholding Tax

U.S. Stockholders

In general, information reporting requirements will apply to payments of distributions on our common stock and payments of the proceeds of the sale of our common stock, unless an exception applies. Further, under certain circumstances, U.S. Stockholders may be subject to backup withholding, at a rate of 28% for 2008, on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Backup withholding will apply only if:

(1)	the payee fails to furnish his or her taxpayer identification number (which, for an individual, would be his or her Social Security Number) to the payor as required;

(2)	the payee furnishes an incorrect taxpayer identification number;

(3)
the IRS has notified the payee that such payee has failed to properly include reportable interest and dividends in the payee’s return or has failed to file the appropriate return and the IRS has assessed a deficiency with respect to such underreporting; or

(4)
the payee has failed to certify to the payor, under penalties of perjury, that the payee is not subject to withholding. In addition, backup withholding will not apply with respect to payments made to certain exempt recipients, such as corporations and tax-exempt organizations. U.S. Stockholders should consult their own tax advisors regarding their qualifications for exemption from backup withholding and the procedure for obtaining such an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. Stockholder will be allowed as a credit against the U.S. Stockholder’s federal income tax liability and may entitle the stockholder to a refund, provided that the stockholder furnishes the required information to the IRS.

Tax Aspects of Our Operating Partnership

General

We expect that substantially all of our investments will be held through Cornerstone Operating Partnership, L.P., our operating partnership. In general, partnerships are “pass-through” entities that are not subject to federal income tax. Rather, partners are allocated their proportionate share of the items of partnership income, gain, loss, deduction and credit and are potentially subject to tax thereon, without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of our operating partnership’s income, gain, loss, deduction and credit for purposes of the various REIT income tests and in the computation of our REIT taxable income. In addition, we will include our proportionate share of assets held by our operating partnership in the REIT asset tests.

Basis in Operating Partnership Interest

Our adjusted tax basis in our interest in our operating partnership generally:

(1)	will be equal to the amount of cash and the basis of any other property that we contributed to our operating partnership,

(2)	will be increased by (a) our allocable share of our operating partnership’s income and (b) our allocable share of indebtedness of our operating partnership; and

(3)
will be reduced, but not below zero, by our allocable share of (a) losses suffered by our operating partnership, (b) the amount of cash distributed to us, and (c) constructive distributions resulting from a reduction in our share of indebtedness of our operating partnership.

If the allocation of our distributive share of our operating partnership’s loss exceeds the adjusted tax basis of our partnership interest in our operating partnership, the recognition of such excess loss will be deferred until such time and to the extent that we have an adjusted tax basis in our partnership interest. To the extent that our operating partnership’s distributions, or any decrease in our share of the indebtedness of our operating partnership (such decreases being considered a cash distribution to the partners) exceed our adjusted tax basis, such excess distributions (including such constructive distributions) constitute taxable income to us. Such taxable income normally will be characterized as a capital gain if the interest in our operating partnership has been held for longer than one year, subject to reduced tax rates described above (See “—Taxation of U.S. Stockholders—Capital Gain Distributions”). Under current law, capital gains and ordinary income of corporations generally are taxed at the same marginal rates.

Sale of the Properties

Our share of gain realized by our operating partnership on the sale of any property held by our operating partnership as inventory or other property held primarily for sale to customers in the ordinary course of our operating partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. See “Requirements for Qualification—Income Tests.” Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of our operating partnership’s trade or business is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. We, however, do not presently intend to acquire or hold or allow our operating partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or our operating partnership’s trade or business.

State and Local Tax

We may be subject to state and local tax in various states and localities. Our stockholders also may be subject to state and local tax in various states and localities. The tax treatment to us and to our stockholders in such jurisdictions may differ from the federal income tax treatment described above. Consequently, before you buy our common stock, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

The following is a summary of some considerations associated with an investment in our stock by a qualified employee pension benefit plan or an individual retirement account (IRA). This summary is based on provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Code, each as amended through the date of this prospectus, and relevant regulations and opinions and other authority issued by the Department of Labor and the Internal Revenue Service. We cannot assure you that there will not be adverse tax or labor decisions or legislative, regulatory or administrative changes which would significantly modify the statements expressed herein. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

Each fiduciary of an employee pension benefit plan subject to ERISA, such as a profit sharing, section 401(k) or pension plan, or of any other retirement plan or account subject to Section 4975 of the Internal Revenue Code, such as an IRA, seeking to invest plan assets in our stock must, taking into account the facts and circumstances of each such plan or IRA (Benefit Plan), consider, among other matters:

•	whether the investment is consistent with the applicable provisions of ERISA and the Internal Revenue Code;

•	whether, under the facts and circumstances appertaining to the Benefit Plan in question, the fiduciary’s responsibility to the plan has been satisfied;

•	whether the investment will produce UBTI to the Benefit Plan (see “Federal Income Tax Considerations—treatment of Tax-Exempt Stockholders”); and

•	the need to value the assets of the Benefit Plan annually.

Under ERISA, a plan fiduciary’s responsibilities include the following duties:

•	to act solely in the interest of plan participants and beneficiaries and for the exclusive purpose of providing benefits to them, as well as defraying reasonable expenses of plan administration;

•	to invest plan assets prudently;

•	to diversify the investments of the plan unless it is clearly prudent not to do so;

•	to ensure sufficient liquidity for the plan; and

•	to consider whether an investment would constitute or give rise to a prohibited transaction under ERISA or the Code.

ERISA also requires that the assets of an employee benefit plan be held in trust and that the trustee, or a duly authorized named fiduciary or investment manager, have exclusive authority and discretion to manage and control the assets of the plan.

Prohibited Transactions

Generally, both ERISA and the Code prohibit Benefit Plans from engaging in certain transactions involving plan assets with specified parties, such as sales or exchanges or leasing of property, loans or other extensions of credit, furnishing goods or services, or transfers to, or use of, plan assets.  The specified parties are referred to as “parties-in-interest” under ERISA and as “disqualified persons” under the Code.  These definitions generally include both parties owning threshold percentage interests in an investment entity and “persons providing services” to the Benefit Plan, as well as employer sponsors of the Benefit Plan, fiduciaries and other individuals or entities affiliated with the foregoing.  For this purpose, a person generally is a fiduciary with respect to a Benefit Plan if, among other things, the person has discretionary authority or control with respect to plan assets or provides investment advice for a fee with respect to plan assets.  Under Department of Labor regulations, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our shares, and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding that such advice will serve as the primary basis for investment decisions, and that the advice will be individualized for the Benefit Plan based on its particular needs.  Thus, if we are deemed to hold plan assets, our management could be characterized as fiduciaries with respect to such assets, and each would be deemed to be a party-in-interest under ERISA and a disqualified person under the Code with respect to investing Benefit Plans.  Whether or not we are deemed to hold plan assets, if we or our affiliates are affiliated with a Benefit Plan investor, we might be a disqualified person or party-in-interest with respect to such Benefit Plan investor, resulting in a prohibited transaction merely upon investment by such Benefit Plan in our shares.

Plan Asset Considerations

In order to determine whether an investment in our stock by Benefit Plans creates or gives rise to the potential for either prohibited transactions or a commingling of assets as referred to above, a fiduciary must consider whether an investment in our stock will cause our assets to be treated as assets of the investing Benefit Plans. Neither ERISA nor the Code define the term “plan assets”; however, U.S. Department of Labor Regulations provide guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Benefit Plan when the plan invests in that entity (Plan Assets Regulation). Under the Plan Assets Regulation, the assets of corporations, partnerships or other entities in which a Benefit Plan makes an equity investment will generally be deemed to be assets of the Benefit Plan unless the entity satisfies one of the exceptions to this general rule.

Specifically, the Plan Assets Regulation provides that the underlying assets of REITs will not be treated as assets of a Benefit Plan investing therein if the interest the Benefit Plan acquires is a “publicly-offered security.” A publicly-offered security must be:

•
sold as part of a public offering registered under the Securities Act of 1933, as amended, and be part of a class of securities registered under the Securities Exchange Act of 1934, as amended, within a specified time period;

•	part of a class of securities that is owned by 100 or more persons who are independent of the issuer and one another; and

•	“freely transferable.”

Our stock is being sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act, and will be part of a class registered under the Securities Exchange Act. In addition, we anticipate having well in excess of 100 independent stockholders. Thus, both the first and second criterion of the publicly-offered security exception will be satisfied.

Whether a security is “freely transferable” depends upon the particular facts and circumstances. For example, our stock is subject to certain restrictions on transferability intended to ensure that we continue to qualify for federal income tax treatment as a REIT. The regulation provides, however, that where the minimum investment in a public offering of securities is $10,000 or less, the presence of a restriction on transferability intended to prohibit transfers which would result in a termination or reclassification of the entity for state or federal tax purposes will not ordinarily affect a determination that such securities are “freely transferable.” The minimum investment in our stock is less than $10,000; thus, the restrictions imposed in order to maintain our status as a REIT should not cause the stock to be deemed not “freely transferable.”

In the event that our underlying assets were treated by the Department of Labor as the assets of investing Benefit Plans, our management would be treated as fiduciaries with respect to each Benefit Plan stockholder, and an investment in our stock might constitute an ineffective delegation of fiduciary responsibility to our advisor and expose the fiduciary of the Benefit Plan to co-fiduciary liability under ERISA for any breach by our advisor of the fiduciary duties mandated under ERISA. Further, if our assets are deemed to be “plan assets,” an investment by an IRA in our stock might be deemed to result in an impermissible commingling of IRA assets with other property.

If our advisor or its affiliates were treated as fiduciaries with respect to Benefit Plan stockholders, the prohibited transaction restrictions of ERISA and the Code would apply to any transaction involving our assets. These restrictions could, for example, require that we avoid transactions with entities that are affiliated with us or our affiliates or restructure our activities in order to obtain an administrative exemption from the prohibited transaction restrictions. Alternatively, we might have to provide Benefit Plan stockholders with the opportunity to sell their stock to us or we might dissolve or terminate.

If a prohibited transaction were to occur, the Code imposes an excise tax equal to 15% of the amount involved and authorizes the IRS to impose an additional 100% excise tax if the prohibited transaction is not “corrected” in a timely manner. These taxes would be imposed on any disqualified person who participates in the prohibited transaction. In addition, our advisor and possibly other fiduciaries of Benefit Plan stockholders subject to ERISA who permitted the prohibited transaction to occur or who otherwise breached their fiduciary responsibilities, or a non-fiduciary participating in a prohibited transaction, could be required to restore to the Benefit Plan any profits they realized as a result of the transaction or breach, and make good to the Benefit Plan any losses incurred by the Benefit Plan as a result of the transaction or breach. With respect to an IRA that invests in our stock, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiary, would cause the IRA to lose its tax-exempt status under Section 408(e)(2) of the Code.

We intend to operate and conduct this offering so that our underlying assets will not be deemed to be “plan assets,” and therefore the issues discussed in the immediately preceding three paragraphs are not expected to arise. Further, two additional exceptions may be available to us under the Plan Assets Regulation.

The Plan Assets Regulation provides an exception with respect to securities issued by an operating company, which includes a “real estate operating company” or a “venture capital operating company.”  Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed and with respect to which we have the right to participate substantially in management or development activities.  To constitute a venture capital operating company, 50% or more of our assets must be invested in “venture capital investments” during the relevant periods.  A venture capital investment is an investment in operating company, including a “real estate operating company,” as to which the investing entity has or obtains direct management rights.  We intend to use our best efforts to qualify as a “real estate operating company” or as a “venture capital operating company.”

The Plan Assets Regulation and ERISA also provide that the assets of an entity will not be deemed to be the assets of any Benefit Plan that invests in that entity if equity participation in that entity by benefit plan investors is not significant. For this purpose, benefit plan investors include Benefit Plans and any entities whose underlying assets include plan assets by reason of a Benefit Plan’s investment in such entity.  Equity participation in an entity is not deemed to be significant if immediately after the most recent acquisition of an equity interest in such entity,  benefit plan investors hold less than 25% of the value of each class of equity interests in that entity. Equity interests held by persons with discretionary authority or control over the assets of the entity, persons who provide investment advice to the entity for a fee (direct or indirect) with respect to those assets, and any affiliate of any such person, are disregarded for purposes of determining whether equity participation of benefit plan investors is significant.   This test applies at the time of an acquisition by any person of our equity interests and an entity will be considered to hold plan assets only to the extent of the percentage of equity interest held by benefit plan investors.  In addition, an advisory opinion issues by the Department of Labor takes the position that a redemption of an equity interest by an investor constitutes the acquisition of equity interests by the remaining investors (through an increase in the percentage ownership of the remaining equity interests).  Although we expect to qualify for this exception, our organizational documents do not restrict ownership of each class of equity interests held by benefit plan investors to less than 25%.

Other Prohibited Transactions

Regardless of whether the stock qualifies for the “publicly-offered security” exception of the Plan Assets Regulation, a prohibited transaction could occur if we, our advisor, any selected broker-dealer or any of their affiliates is a fiduciary (within the meaning of Section 3(21) of ERISA) with respect to any Benefit Plan purchasing the stock. Accordingly, unless an administrative or statutory exemption applies, stock should not be purchased by a Benefit Plan with respect to which any of the above persons is a fiduciary. A person is a fiduciary with respect to a Benefit Plan under Section 3(21) of ERISA if, among other things, the person has discretionary authority or control with respect to the Benefit Plan or “plan assets,” or provides investment advice for a fee with respect to “plan assets.” Under a regulation issued by the Department of Labor, a person shall be deemed to be providing investment advice if that person renders advice as to the advisability of investing in our stock and that person regularly provides investment advice to the Benefit Plan pursuant to a mutual agreement or understanding (written or otherwise) (1) that the advice will serve as the primary basis for investment decisions, and (2) that the advice will be individualized for the Benefit Plan based on its particular needs.

Annual Valuation

A fiduciary of an employee benefit plan subject to ERISA is required to determine annually the fair market value of each asset of the plan as of the end of the plan’s fiscal year and to file a report reflecting that value with the Department of Labor. When the fair market value of any particular asset is not available, the fiduciary is required to make a good faith determination of that asset’s fair market value assuming an orderly liquidation at the time the determination is made. In addition, a trustee or custodian of an IRA must provide an IRA participant with a statement of the value of the IRA each year. In discharging its obligation to value assets of a plan, a fiduciary subject to ERISA must act consistently with the relevant provisions of the plan and the general fiduciary standards of ERISA.

Unless and until our stock is listed on a national securities exchange, it is not expected that a public market for the stock will develop. To date, neither the Internal Revenue Service nor the Department of Labor has promulgated regulations specifying how a plan fiduciary should determine the fair market value of the stock, namely when the fair market value of the stock is not determined in the marketplace. Therefore, to assist fiduciaries in fulfilling their valuation and annual reporting responsibilities with respect to ownership of stock, we intend to have our advisor prepare annual reports of the estimated value of our stock.

Eventually, we may engage a third-party valuation firm to value our stock; however, we intend to use our advisor’s estimate until at least 18 months have passed without us selling shares in a public equity offering. We do not consider a “public equity offering” to include offerings on behalf of selling stockholders or offerings related to a distribution reinvestment plan, employee benefit plan or the redemption of interests in our operating partnership). Furthermore, our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring reduced purchase prices for certain categories of purchasers) as its estimated per share value of our stock. Although this approach to valuing our stock has the advantage of avoiding the cost of paying for appraisals or other valuation services, this estimated value is likely to be higher than the price at which our stockholders could resell our stockholders’ shares because

•
our public offering involves the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and

•	there is no public market for our shares.

Moreover, this estimated value is likely to be higher than the amount our stockholders would receive per share if we were to liquidate at this time because of the up-front fees that we pay in connection with the issuance of our shares as well as the recent reduction in the demand for real estate as a result of the recent credit market disruptions and economic slowdown.

After the 18-month period described above, the estimated value of our stock will be based upon a number of assumptions that may not be accurate or complete. We do not currently anticipate obtaining appraisals for our properties and, accordingly, the estimates should not be viewed as an accurate reflection of the fair market value of our properties, nor will they represent the amount of net proceeds that would result from an immediate sale of our properties. For these reasons, the estimated valuations should not be used for any purpose other than to assist plan fiduciaries in fulfilling their annual valuation and reporting responsibilities. Even after our advisor no longer uses the most recent offering price as the estimated value of one of our shares of stock, you should be aware of the following:

•
the estimated values may not be realized by us or by you upon liquidation (in part because estimated values do not necessarily indicate the price at which assets could be sold and because the estimates may not take into account the expenses of selling our assets);

•	you may not realize these values if you were to attempt to sell your stock; and

•	using the estimated values, or the method used to establish values, may not comply with the ERISA or IRA requirements described above.

DESCRIPTION OF STOCK

Our charter authorizes the issuance of 300,000,000 shares of stock, of which 290,000,000 shares are designated as common stock with a par value of $0.001 per share and 10,000,000 shares are designated as preferred stock with a par value of $0.001 per share. In addition, our board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

As of April 2, 2010, 22,733,499 shares of our common stock are issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of our outstanding shares of common stock can elect our entire board of directors. Subject to any preferential rights of any outstanding series of preferred stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors and declared by us out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to our stockholders. While our board will endeavor to authorize the company to make such distributions as are necessary for us to qualify as a REIT, stockholders will have no right to any distribution unless and until authorized by the board and declared by us. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue. In addition, holders of shares of common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Subject to our charter restrictions on transfer of our stock, all shares of common stock will have equal distribution, liquidation and other rights.  Our common stock will be non-assessable by us upon our receipt of the consideration for which our board of directors has authorized its issuance.

Preferred Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. A majority of our independent directors must approve any issuance of shares of preferred stock. Prior to issuance of shares of each class or series, the board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying or preventing a change in control. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval.

Issuance of Additional Securities and Debt Instruments

Our directors are authorized to issue additional stock or other convertible securities for cash, property or other consideration on such terms as they may deem advisable. Our directors are also authorized to classify or reclassify any unissued shares of our stock without approval of the holders of our outstanding securities. Subject to some restrictions, our directors may cause us to issue debt obligations, including debt with conversion privileges on more than one class of our stock. Our directors may issue debt obligations on such terms and conditions as they may determine, including debt with the right to convert into stock. Subject to some restrictions, our directors may also cause us to issue warrants, options and rights to buy our common stock on such terms as they deem advisable to our stockholders, as part of a financing arrangement, or pursuant to stock option plans. Our directors may cause us to issue warrants, options and rights to buy our common stock even though their exercise could result in dilution in the value of our outstanding common stock.

Meetings and Special Voting Requirements

An annual meeting of the stockholders will be held each year, at least 30 days after delivery of our annual report. Special meetings of stockholders may be called only upon the request of a majority of our directors, a majority of our independent directors or our chief executive officer or upon the written request of stockholders holding at least 10% of the shares entitled to be cast on any issue proposed to be considered at the special meeting. The presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting constitutes a quorum. Unless otherwise provided by the Maryland General Corporation Law or our charter, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two thirds of the shares entitled to vote on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that without the approval of a majority of the shares entitled to vote on the matter, the board of directors may not:

•
amend the charter, including any amendment that would adversely affect the rights, preferences and privileges of the stockholders and any amendment relating to director qualifications, fiduciary duties, liability and indemnification, conflicts of interest, investment policies or investment restrictions, except that the board of directors, with the approval of a majority of the entire board and without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue or as otherwise permitted by the Maryland General Corporation Law;

•	cause our liquidation or dissolution after our initial investment in property;

•	sell all or substantially all of our assets other than in the ordinary course of business or as otherwise permitted by law; or

•	cause our merger or reorganization except as permitted by law.

The selection of our advisor will be reviewed and approved annually by our board of directors. While the stockholders do not have the ability to vote to replace our advisor or to select a new advisor, stockholders do have the ability, by the affirmative vote of a majority of the shares entitled to vote on such matter and with or without cause, to remove a director from our board.

Our charter provides that our advisor, our directors, or any of their affiliates may not vote or consent on matters submitted to our stockholders regarding the removal of our advisor, our directors or any of their affiliates or any transaction between us and any of them.

Our stockholders are entitled to receive a copy of our stockholder list upon request. The list provided by us will include each stockholder’s name, address and telephone number and the number of shares owned by each stockholder and will be sent within ten days of the receipt by us of the request. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. Stockholders and their representatives shall also be given access to our trust records at reasonable times. We have the right to request that a requesting stockholder represent to us that the list and records will not be used to pursue commercial interests.

Restriction on Ownership of Stock

Ownership Limit

In order for us to qualify for taxation as a REIT, during the last half of each taxable year, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities. In addition, the outstanding stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. Each of the requirements specified in the two preceding sentences shall not apply until after the first taxable year for which we make an election to be taxed as a REIT. We may prohibit certain acquisitions and transfers of stock so as to ensure our continued qualification as a REIT under the Code. However, we cannot assure you that this prohibition will be effective.

In order to assist us in preserving our status as a REIT, our charter contains a limitation on ownership that prohibits any person or group of persons from acquiring, directly or indirectly, beneficial ownership of more than 9.8% in number of shares or value, whichever is more restrictive, of the outstanding shares of any class or series of our stock unless exempted by our board of directors. Our charter provides that any transfer of stock that would violate our share ownership limitations is null and void and the intended transferee will acquire no rights in such stock. Our board of directors may in its sole discretion, based upon receipt of information that such transfer would not violate the provisions of the Code for qualification as a REIT waive the 9.8% ownership limit with respect to a proposed transferee upon such conditions as the board may direct.

In addition, our charter provides that any attempted transfer will be null and void if, were it is to be given effect, it would result in:

•	our stock being owned by fewer than 100 persons,

•	our failing to qualify as a REIT by reason of being “closely held” under Section 856(h) of the Internal Revenue Code,

•
our constructively owning 9.8% or more of the ownership interests in a tenant of our company’s, our operating partnership’s or any subsidiary’s real property within the meaning of Section 856(d)(2)(B) of the Code, or

•	our failing to qualify as a REIT by reason of a violation of an applicable jurisdiction’s securities laws or regulations

Shares of stock that, if transferred, would cause an individual or entity to be in excess of the 9.8% ownership limit (without an exemption from our board of directors) will be transferred automatically to a trust effective as of the close of business on the day before the reported transfer of such stock. The record holder of the shares of stock that are held in trust will be required to submit such number of shares to us in the name of the trustee of the trust. We will designate a trustee of the share trust that will not be affiliated with us. We will also name one or more charitable organizations as a beneficiary of the share trust. Stock held in trust will remain issued and outstanding stock and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee will receive all distributions on the stock held in trust and will hold such distributions in trust for the benefit of the beneficiary. Any distribution made prior to our discovery that shares of stock have been transferred to the trust will be repaid by the recipient to the trustee. Any distribution authorized but unpaid will be paid when due to the trustee. The trustee may vote any stock held in trust. Subject to Maryland law, the trustee will have the authority (1) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

At our direction, the trustee will transfer the stock held in trust to a person whose ownership will not violate the ownership limit. The transfer shall be made within 20 days of our receipt of notice that stock has been transferred to the trust. During this 20-day period, we will have the option of redeeming such stock. Upon any such transfer or redemption, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale or redemption to the proposed transferee and to the beneficiary as follows. The proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. Any net proceeds in excess of the amount payable to the proposed transferee will be paid to the beneficiary.

In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer for a period of 20 days after the later of the event causing the shares to be held in the trust or, if we did not receive notice of a restricted transfer, our determination in good faith that such an event has occurred. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

Any person who acquires stock in violation of the foregoing restrictions or who owns stock that was transferred to any such trust is required to give immediate written notice to us of such event, and any person who transfers or receives stock subject to such limitations is required to give us 15 days written notice prior to such transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

In addition, every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder or as may be requested by the board of directors) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT. The ownership limit does not apply to the underwriter in an offering of stock or, as discussed above, to a person or persons exempted from the ownership limit by our board of directors based upon appropriate assurances that our qualification as a REIT would not be jeopardized.

The foregoing restrictions could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Suitability Standards and Minimum Purchase Requirements

State law and our charter require that purchasers of our stock meet standards regarding (i) net worth or income and (ii) minimum purchase amounts. These standards are described above at “Suitability Standards” immediately following the cover page of this prospectus and below at “Plan of Distribution—Minimum Purchase Requirements.” The standards apply not only to purchasers in this offering, but also to potential transferees of your stock. As a result, the requirements regarding suitability and minimum purchase amounts, which are applicable until our shares of common stock are listed on a national securities exchange, may make it more difficult for you to sell your stock.

Stockholder Liability

Our charter provides that our stockholders will not be personally liable for any debt or obligation of any kind by reason of being one of our stockholders.

Distributions

We intend to make distributions quarterly, if not more frequently. Distributions will be made to investors who are stockholders as of the record dates selected by our board of directors. We expect to calculate our periodic distributions based upon daily record and distribution declaration dates so our investors will be entitled to receive distributions immediately upon their purchase of stock. We will then make distribution payments quarterly, if not more frequently, following such calculation.  See “Market For and Distributions on our Common Stock” for information regarding distributions that we have declared to date.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code if we distribute at least 90% of our taxable income. See “Federal Income Tax Considerations—Annual Distribution Requirements.”

Until we generate sufficient funds from operations to fully fund the payment of distributions, we have and will continue to pay some or all of our distributions from other sources. We may generate cash to pay distributions from financing activities, components of which may include borrowings in anticipation of future operating cash flow and proceeds of this offering. We cannot predict with certainty when we will begin to generate net income sufficient to fully fund distributions to stockholders.  Some of our distributions have been paid from sources other than operating cash flow, such as offering proceeds, cash advanced to us or reimbursements of expenses from our advisor and proceeds from loans including those secured by our assets.

Distributions will be authorized at the discretion of our board of directors. Our board will be guided, in substantial part, by its desire to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period but may be made in anticipation of cash flow that we expect to receive during a later period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We will use money distributed to us by our operating partnership to make distributions. There are no restrictions on distributions to us by our operating partnership. We may also borrow money, issue securities or sell assets in order to make distributions.

We are not prohibited from distributing our own securities in lieu of making cash dividends to stockholders provided that such securities are readily marketable. We may issue securities as stock distributions in the future provided that such stock is readily marketable. Stockholders may incur transaction expenses in liquidating the securities.

We have adopted a policy which requires us to distribute to our stockholders proceeds from this offering which have not been invested or reserved for maintenance or capital improvements within one year following the termination of this offering.

Maryland law prohibits us from making distributions if after the distribution we would be unable to pay our debts as they become due in the usual course or if our assets are less than the sum of our liabilities.

Distribution Reinvestment Plan

We currently have a distribution reinvestment plan available and approved by a majority of our independent directors that allows you to have distributions otherwise distributable to you invested in additional shares of our common stock. We are offering 21,100,000 shares of stock under our distribution reinvestment plan. The sale of these shares has been registered on the registration statement for this offering and are in addition to the 56,250,000 shares being sold in our primary offering. The following discussion summarizes the principal terms of the distribution reinvestment plan. The full text of our Distribution Reinvestment Plan is included as Appendix B to this prospectus.

Eligibility

Participation in the distribution reinvestment plan is limited to investors who have purchased stock in our offerings or holders of units of our operating partnership. See “Plan of Distribution—Compensation of Dealer Manager and Participating Broker-Dealers” below for other restrictions on eligibility to purchase stock under the distribution reinvestment plan. We may elect to deny your participation in the distribution reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. Residents of certain states will be eligible to participate in the distribution reinvestment plan only if the Company continues to renew registration of its shares in accordance with the applicable state securities laws.

Election to Participate

Assuming you are eligible, you may elect to participate in the distribution reinvestment plan by completing the Subscription Agreement or other approved enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the distribution reinvestment plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may continue to purchase stock under our distribution reinvestment plan until we have sold all of the shares of stock registered in this offering, have terminated this offering or have terminated the distribution reinvestment plan. You can choose to have all or a portion of your distributions reinvested through the distribution reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchased your stock in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Stock will be purchased under the distribution reinvestment plan on our distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the distribution reinvestment plan.

During our primary offering, all shares sold under our distribution reinvestment plan will be at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock, as estimated by our board of directors or a firm chosen by our board of directors. The offering price for shares in our distribution reinvestment plan may increase after the closing of our primary offering. We will not charge you any other fees in connection with your purchase of shares in under the distribution reinvestment plan. The price for shares purchased under the distribution reinvestment plan bears little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Purchase of our stock under our distribution reinvestment plan may effectively lower the total return on your investment with us.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your periodic purchases under the distribution reinvestment plan. Within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned, and the amount of distributions made in the prior year. We will send to all participants in the plan, without charge, all supplements to and updated versions of this prospectus which we are required to provide under applicable securities laws.

Fees and Commissions

We will not pay a commission in connection with your purchase of stock in our distribution reinvestment plan. No dealer manager fees or due diligence expense allowance will be paid on stock sold under the plan. We will not receive a fee for selling stock under the distribution reinvestment plan. See “Management Compensation.”

Voting

You may vote all shares of stock acquired through the distribution reinvestment plan.

Tax Consequences of Participation

If you elect to participate in the distribution reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the distribution reinvestment plan.

Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional stock. You will be taxed on the amount of such distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend. See “Federal Income Tax Considerations—Taxation of U.S. Stockholders—Distributions Generally.” We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding. See “Federal Income Tax Considerations—Information Reporting Requirements and Backup Withholding Tax.”

Termination of Participation

You may terminate your participation in the distribution reinvestment plan at any time by providing us with written notice. Any transfer of your stock will effect a termination of the participation of those shares of stock in the distribution reinvestment plan. You must promptly notify us should you no longer meet the minimum income and net worth standards described above at “Suitability Standards” immediately following the cover page of this prospectus or cannot make the other representations or warranties set forth in the Subscription Agreement at any time prior to the listing of the stock on a national stock exchange. We will terminate your participation to the extent that a reinvestment of your distributions in our stock would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate the distribution reinvestment plan for any reason at any time upon 10 days prior written notice to participants.

Stock Repurchase Program

Our board of directors adopted a stock repurchase program that enables our stockholders to sell their stock to us in limited circumstances. Our stock repurchase program permits you to sell your stock back to us after you have held it for at least one year, subject to the significant conditions and limitations described below.

As long as our common stock is not listed on a national securities exchange, our stockholders who have held their stock for at least one year may be able to have all or any portion of their shares of stock redeemed in accordance with the procedures described in this prospectus. At that time, we may, subject to the conditions and limitations described below, redeem the shares of stock presented for redemption for cash to the extent that we have sufficient funds available to us to fund such redemption. The amount that we may pay to redeem stock will be the redemption price set forth in the following table which is based upon the number of years the stock is held:

Number Years Held	Redemption Price
Less than 1	No Redemption Allowed
1 or more but less than 2	90% of your purchase price
2 or more but less than 3	95% of your purchase price
Less than 3 in the event of death	100% of your purchase price
3 or more but less than 5	100% of your purchase price
5 or more	Estimated liquidation value

The estimated liquidation value for the repurchase of shares of stock held for 5 or more years will be determined by our advisor or another person selected for such purpose and will be approved by our board of directors. The stock repurchase price is subject to adjustment as determined from time to time by our board of directors. At no time will the stock repurchase price exceed the price at which we are offering our common stock for sale at the time of the repurchase. We do not charge any fees for participating in our stock repurchase program, however the transfer agent we have appointed to administer the program may charge a transaction fee for processing a redemption request.

For the purpose of calculating the stock repurchase price for shares received as part of the special 10% stock distribution declared in July 2008, the purchase price of such shares will be deemed to be equal to the purchase price paid by the stockholder for shares held by the stockholder immediately prior to the special 10% stock distribution.  For example, if, immediately prior to the special 10% stock distribution, you owned 1,010 shares of our common stock, 1,000 of which you had purchased in the primary offering at $8.00 per share and the remaining 10 of which you had purchased under the distribution reinvestment plan at $7.60 per share, then, of the 101 shares you received as part of the special stock distribution, 100 of these shares would be deemed to have a purchase price of $8.00 per share and one share would be deemed to have a purchase price of $7.60.  These deemed purchase prices would be used in conjunction with the holding period thresholds set forth in the table above to calculate the stock redemption price for the additional shares.  Therefore, if you were to submit a redemption request after holding the 101 additional shares for more than one year, but less than two years, the stock redemption price for 100 of these shares would be 90% of $8.00, or $7.20 per share, and the stock redemption price for the remaining share would be 90% of $7.60, or $6.84.

In the event that all of your shares of stock will be repurchased, shares purchased pursuant to our distribution reinvestment plan may be excluded from the foregoing one-year holding period requirement, in the discretion of the board of directors. In addition, for purposes of the one-year holding period, limited partners of our operating partnership who redeem their limited partnership units for shares of our stock will be deemed to have owned their shares as of the date they were issued their limited partnership units in our operating partnership.

Our board of directors has waived the one-year holding period in the event of the death of a stockholder and will adjust the redemption price to 100% of such stockholders purchase price if the stockholder held the shares for less than 3 years. Our board of directors reserves the right in its sole discretion at any time and from time to time, upon thirty (30) days prior notice to our stockholders, to adjust the redemption price for our shares of stock, or suspend or terminate our stock repurchase program.

Until September 21, 2012 our stock repurchase program limits the number of shares of stock we can redeem (other than redemptions due to death of a stockholder) to those that we can purchase with net proceeds from the sale of stock under our distribution reinvestment plan in the prior calendar year. Until September 21, 2012 we do not intend to redeem more than the lesser of (i) the number of shares that could be redeemed using the proceeds from our distribution reinvestment plan in the prior calendar year or (ii) 5% of the number of shares outstanding at the end of the prior calendar year. After September 21, 2012, the number of shares that we redeem under the stock repurchase program is not expected to exceed 10% of the number outstanding at the end of the prior year. Our board of directors may modify our stock repurchase program so that we can redeem stock using the proceeds from the sale of our real estate investments or other sources.

Currently, we will redeem shares of stock on the last business day of each month. Requests for redemption will have to be received at least five business days before that date in order for us to repurchase the stock that month. If we can not purchase all shares of stock presented for redemption in any month, we will attempt to honor redemption requests on a pro rata basis. We will deviate from pro rata purchases in two ways: (i) if a pro rata redemption will result in you owning less than half of the minimum amounts described at “Plan of Distribution—Minimum Purchase Requirements,” then we will redeem all of your shares of stock; and (ii) if a pro rata redemption will result in you owning more than half but less than all of those minimum amounts, then we will not redeem any shares of stock that would reduce your holdings below the minimum amounts.

If we do not completely satisfy a stockholder’s redemption request at month-end because the request was not received in time or because of the restrictions on the number of shares we could redeem under the program, we will treat the unsatisfied portion of the redemption request as a request for redemption in the following month unless the stockholder withdraws his or her request before the next date for redemptions. Any stockholder can withdraw a redemption request upon written notice to the address provided below before the date for redemption.

Qualifying stockholders who desire to have their stock redeemed will need to give written notice to Cornerstone Core Properties REIT, Inc., 1920 Main Street, Suite 400, Irvine, California 92614, Attn: Investor Services or such other address as we provide to you for this purpose.

Our board of directors may amend, suspend or terminate the program at any time upon thirty (30) days prior notice to our stockholders. We will notify you of such developments (i) in the annual or quarterly reports mentioned above or (ii) by means of a separate mailing to you, accompanied by disclosure in a current or periodic report under the Securities Exchange Act of 1934. During this offering, we will also include this information in a prospectus supplement or post-effective amendment to the registration statement, as then required under federal securities laws.

Our stock repurchase program only provides stockholders with a limited ability to have stock redeemed for cash until a secondary market develops for the stock, if ever, at which time the program will terminate. No such market presently exists, and we cannot assure you that any market for our stock will ever develop.

Registrar and Transfer Agent

We have appointed Phoenix American Financial Services, Inc., to serve as the registrar and transfer agent for our common stock.

Uncertificated Shares of Stock

Our board of directors has authorized the issuance of shares of our stock without certificates. We expect that, until our stock is listed on a national securities exchange, we will not issue stock in certificated form. We will maintain a stock ledger that contains the name and address of each stockholder and the number of shares that the stockholder holds. With respect to uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the stock until the new owner delivers a properly executed transfer form to us, which we will provide to any registered holder upon request.

Restrictions on Roll-Up Transactions

In connection with any proposed transaction considered a “Roll-up Transaction” (defined below) involving us and the issuance of securities of an entity, which we refer to as a “Roll-up Entity,” that would be created or would survive after the successful completion of the Roll-up Transaction, an appraisal of all properties will be obtained from a competent independent appraiser. The properties will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and will indicate the value of the properties as of a date immediately preceding the announcement of the proposed Roll-up Transaction.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-up Entity, the appraisal will be filed with the SEC and, if applicable, the States in which registration of such securities is sought, as an exhibit to the registration statement for the offering.  The appraisal will assume an orderly liquidation of properties over a 12-month period. The terms of the engagement of the independent appraiser will clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed Roll-up Transaction.

A “Roll-up Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of a Roll-up Entity. This term does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in stockholder voting rights, the term of our existence, compensation to our advisor or our investment objectives.

In connection with a proposed Roll-up Transaction, the person sponsoring the Roll-up Transaction must offer to stockholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of the Roll-up Entity offered in the proposed Roll-up Transaction; or

(2)	one of the following:

(A) remaining as stockholders of us and preserving their interests therein on the same terms and conditions as existed previously; or

(B) receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed Roll-up Transaction:

•
that would result in the stockholders having democracy rights in a Roll-up Entity that are less than those provided in our bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and dissolution of us;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of stock by any purchaser of the securities of the Roll-up Entity, except to the minimum extent necessary to preserve the tax status of the Roll-up Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the Roll-up Entity on the basis of the number of shares held by that investor;

•
in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the section of this prospectus entitled “Description of Stock—Meetings and Special Voting Requirements;” or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is not approved by the stockholders.

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combination” includes mergers, consolidations, share exchanges, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting shares of the corporation. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. We have opted out of these provisions by resolution of our board of directors. However, our board of directors may, by resolution, opt in to the business combination statute in the future.

Should our board opt in to the business combination statute, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisition

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are not entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares.

Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of the demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our stock. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board,

•	two-thirds vote requirement for removing a director,

•	a requirement that the number of directors be fixed only by vote of the directors,

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred, and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in our board of directors the exclusive power to fix the number of directorships.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors, or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of the Charter and Bylaws

The advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders. Likewise, if our board of directors were to opt in to the business combination provisions of the Maryland General Corporation Law or the provisions of Title 3, Subtitle 8 of the Maryland General Corporation Law, or if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects.

Your Access to Our Records

Our charter grants our stockholders and any designated representative access, without charge, to all our records at reasonable times. You may make copies at your own expense of our records. You may also request a copy of a list with the name, address and telephone number of each of our stockholders as well as the number of shares owned by each. We will mail you this list of stockholders within 10 days of our receipt of your request.

THE OPERATING PARTNERSHIP AGREEMENT

General

Cornerstone Operating Partnership, L.P., which we refer to as our operating partnership, was formed on November 30, 2004 to acquire, own and operate properties on our behalf. As a result of this structure, we are considered to be an umbrella partnership real estate investment trust, or UPREIT. An UPREIT is a structure REITs often use to acquire real property from owners on a tax deferred basis (the sellers can generally accept partnership units and defer taxable gain otherwise required to be recognized by them upon the disposition of their properties). Such owners may also desire to achieve diversity in their investment and other benefits afforded to stockholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of our operating partnership will be deemed to be assets and income of the REIT.

We expect that substantially all of our assets will be held by our operating partnership. We are the sole general partner of our operating partnership. Our advisor and its affiliates have purchased $200,000 of limited partnership units in our operating partnership. As of the date of this prospectus, our advisor is the only limited partner of our operating partnership.  As the sole general partner, we will have the exclusive power to manage and conduct the business of our operating partnership.

The following is a summary of material provisions of the limited partnership agreement of our operating partnership. This summary is qualified by the specific language in the limited partnership agreement. You should refer to the limited partnership agreement, which we have filed as an exhibit to the registration statement, for more detail.

Capital Contributions

As we accept subscriptions for stock, we will transfer substantially all of the net proceeds of the offering to our operating partnership as a capital contribution; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from investors. Our operating partnership will be deemed to have simultaneously paid the sales commissions and other costs associated with the offering. If our operating partnership requires additional funds at any time in excess of capital contributions made by us and our advisor or from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as are applicable to our borrowing of such funds. In addition, we are authorized to cause our operating partnership to issue partnership interests for less than fair market value if we conclude in good faith that such issuance is in the best interest of our operating partnership and us.

Operations

The limited partnership agreement of our operating partnership provides that, so long as we remain qualified as a REIT, our operating partnership is to be operated in a manner that will enable us to satisfy the requirements for being classified as a REIT for tax purposes. As a general partner of our operating partnership, we are also empowered to take the necessary steps to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code. Classification as a publicly traded partnership could result in our operating partnership being taxed as a corporation, rather than as a partnership.

Distributions and Allocations of Profits and Losses

The value of each unit of limited partnership interest in our operating partnership will be determined by our board of directors but is expected to be the same as the value of each share of our stock. We intend to exchange units of limited partnership interest in our operating partnership for properties based on the appraised value of the property or such lesser amount to which we and the seller of the property agree.

The limited partnership agreement provides that our operating partnership will distribute cash flow from operations to its partners in accordance with their relative percentage interests on at least a quarterly basis in amounts we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest in our operating partnership will receive the same amount of annual cash flow distributions as the amount of annual distributions made to the holder of one of our shares.

Similarly, the limited partnership agreement provides that profits and taxable income are allocated to the partners of our operating partnership in accordance with their relative percentage interests. Subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations, the effect of these allocations will be that a holder of one unit of limited partnership interest in our operating partnership will be allocated, to the extent possible, taxable income for each taxable year in an amount equal to the amount of taxable income to be recognized by a holder of one of our shares. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership. Losses cannot be passed through to our stockholders.

If our operating partnership liquidates, debts and other obligations must be satisfied before the partners may receive any distributions. Any distributions to partners then will be made to partners in accordance with their respective positive capital account balances.

Rights, Obligations and Powers of the General Partner

As our operating partnership’s general partner, we generally have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. This authority generally includes, among other things, the authority to:

•	acquire, purchase, own, operate, lease and dispose of any real property and any other property;

•	construct buildings and make other improvements on owned or leased properties;

•	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

•	borrow money;

•	make or revoke any tax election;

•	maintain insurance coverage in amounts and types as we determine is necessary;

•	retain employees or other service providers;

•	form or acquire interests in joint ventures; and

•	merge, consolidate or combine our operating partnership with another entity.

Our operating partnership will pay or cause our advisor to be reimbursed for all the administrative and operating costs and expenses it incurs in acquiring and operating real properties. Our operating partnership also will pay or cause our advisor to be reimbursed for all of our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include:

•	all expenses relating to our formation and continuity of existence;

•	all expenses relating to the public offering and registration of our securities;

•	all expenses associated with the preparation and filing of our periodic reports under federal, state or local laws or regulations;

•	all expenses associated with our compliance with applicable laws, rules and regulations; and

•	all of our other operating or administrative costs incurred in the ordinary course of business.

The only costs and expenses we may incur for which we will not be reimbursed by our operating partnership will be costs and expenses relating to properties we may own outside of our operating partnership. We will pay the expenses relating to such properties directly.

Exchange Rights

Upon the admission of additional limited partners, if any, the limited partners of our operating partnership have the right to cause our operating partnership to redeem their limited partnership units for cash equal to the value of an equivalent number of our shares, or, at our option, we may purchase their limited partnership units by issuing one share of our common stock for each limited partnership unit redeemed. These exchange rights may not be exercised, however, if and to the extent that the delivery of stock upon such exercise would:

•	result in any person owning stock in excess of the ownership limit in our charter (unless exempted by our board of directors);

•	result in our stock being owned by fewer than 100 persons;

•	result in us being “closely held” within the meaning of Section 856(h) of the Code; or

•	cause us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners may exercise their exchange rights only after their limited partnership units have been outstanding for one year. A limited partner may not deliver more than two exchange notices each calendar year and may not exercise an exchange right for less than 1,250 limited partnership units, unless such limited partner holds less than 1,250 units. In that case, he must exercise his exchange right for all of his units.

Limited partners exchange their limited partnership units for our shares based on the conversion ratio set forth in the operating partnership agreement. The conversion ratio is initially one to one but is adjusted based on certain events including:

•	if we declare or pay a distribution in stock (other than the special 10% stock distribution) on our outstanding stock;

•	if we subdivide our outstanding stock; or

•	if we combine our outstanding stock into a smaller number of shares.

Change in General Partner

We are generally not allowed to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of partnership units (including those we hold) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately before such transaction; (3) we are the surviving entity and our stockholders do not receive cash, securities, or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we would be deemed to be automatically removed as the general partner. Otherwise, the limited partners have no right to remove us as general partner.

Transferability of Interests

With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner. In addition, pursuant to our charter our advisor may not transfer its interest in our operating partnership as long as it is acting as our advisor.

Amendment of Limited Partnership Agreement

An amendment to the limited partnership agreement requires the consent of the holders of a majority of the partnership units (including the partnership units we hold). Additionally, we, as general partner, must approve any amendment. However, certain amendments require the consent of the holders of a majority of the partnership units (excluding the partnership units we or one of our affiliates holds). Such amendments include:

•
any amendment affecting the exchange right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave our operating partnership in existence to hold all the assets of the surviving entity);

•	any amendment that would adversely affect the limited partners’ rights to receive distributions, except for amendments we make to create and issue preferred partnership units;

•	any amendment that would alter how we allocate profits and losses, except for amendments we make to create and issue preferred partnership units; and

•	any amendment that would impose on the limited partners any obligation to make additional capital contributions.

PLAN OF DISTRIBUTION

General

We are publicly offering a maximum of 77,350,000 shares through Pacific Cornerstone Capital, Inc., our dealer manager, a registered broker-dealer affiliated with our advisor. Of this amount, we are offering 56,250,000 shares in our primary offering at a price of $8 per share (except as noted below) on a “best efforts” basis, which means that the dealer manager must use only its best efforts to sell the stock and has no firm commitment or obligation to purchase any of the stock. We are offering the remaining 21,100,000 shares through our distribution reinvestment plan at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock. We expect to sell the shares offered in our primary offering over a two-year period.  If we have not sold all of the primary offering shares within two years, we may extend the primary offering.  Under rules promulgated by the SEC, under certain circumstances we could continue the primary offering until as late as December 7, 2012.  If we decide to continue the primary offering beyond two years from the date of this prospectus, we will provide that information in a prospectus supplement.

Compensation of Dealer Manager and Participating Broker-Dealers

Except as provided below, Pacific Cornerstone Capital, Inc., our dealer manager and affiliate, will receive sales commissions of up to 7% of the gross offering proceeds for stock sold in our primary offering. Except for stock sold under our distribution reinvestment plan, for which there will be no dealer manager fee, and in other instances described below, the dealer manager will receive up to 3% of the gross offering proceeds from our primary offering as compensation for managing and coordinating the offering, working with participating broker-dealers and providing sales and marketing assistance. The dealer manager will pay all wholesaling costs, including but not limited to the salaries and commissions of its wholesalers, out of the dealer manager fee. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the stock.

We currently expect the dealer manager to use multiple channels to sell our stock, each of which has a different sales commission and dealer manager fee structure.

Sales Through Broker Dealers Compensated on a Commission Basis. The dealer manager may sell our stock and may also authorize other broker-dealers that are members of FINRA, which we refer to as participating broker-dealers, to sell our stock. Our dealer manager will enter into participating broker agreements with the participating broker-dealers, and will re-allow all of the sales commissions paid in connection with sales made by these participating broker-dealers. If both the participating broker-dealer and the investor agree, the sales commissions can be paid on a deferred basis. See “Deferred Commission Option” below.

The dealer manager may re-allow to participating broker-dealers a portion of the dealer manager fee earned on the proceeds raised by the participating broker-dealers as marketing fees, reimbursement of the costs and expenses of attending training and education meetings sponsored by our dealer manager, payment of attendance fees required for employees of our dealer manager or other affiliates to attend retail seminars and public seminars sponsored by participating broker-dealers, or to defray other distribution-related expenses. The marketing fees portion of the re-allowance will be paid to any particular participating broker-dealer based upon the projected volume of sales, the amount of marketing assistance and level of marketing support provided by such participating broker-dealer in other similar REIT offerings in the past and the anticipated level of marketing support to be provided in this offering.

We expect to pay an additional amount from gross offering proceeds as reimbursements to the dealer manager and participating broker-dealers for bona fide invoiced due diligence expenses incurred by the dealer manager and such participating broker-dealers in discharging their responsibility to ensure that all material facts pertaining to this offering are adequately and accurately disclosed in the prospectus. Such reimbursement of invoiced due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by participating broker-dealers and their personnel when visiting our office to verify information relating to us and this offering and, in some cases, reimbursement of actual costs of third-party professionals retained to provide due diligence services to the dealer manager and participating broker-dealers. We or our dealer manager shall have the right to require that any participating broker-dealer provide a detailed and itemized invoice for any such due diligence expenses.  We estimate this reimbursement will be approximately $225,000.

Sales To Affiliates of Participating Broker-Dealers. We may sell stock in our primary offering to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives for $7.44 per share, reflecting that sales commissions in the amount of $0.56 per share will not be payable in consideration of the services rendered by such broker-dealers and representatives in the offering. For purposes of this reduced price, we consider a family member to be a spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in law or brother-or sister-in-law. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock.

Sales Through Investment Advisors.  Our stock may also be sold to the clients of registered investment advisors.  Sales of our stock may be made through investment advisors who are unaffiliated with a broker dealer if such investment advisors are compensated on a fee-for-service basis by the investor.  In the event of a sale of stock in our primary offering through such an unaffiliated investment advisor, the dealer manager will waive its right to sales commissions, the investment advisor will not receive any sales commissions and we will sell such shares for $7.44 per share, reflecting that sales commissions in the amount of $0.56 per share will not be payable.  The dealer manager will receive a dealer manager fee in connection with sales through all registered investment advisors, whether affiliated or unaffiliated with broker dealers and whether compensated on a fee-for-service basis or not.

Sales of our stock may also be made through investment advisors who are affiliated with broker dealers.  The compensation of these investment advisors depends on whether such investment advisors are compensated on a fee-for-service basis by the investor or not.  In the event of a sale of stock in our primary offering through an investment advisor affiliated with a broker dealer who is compensated on a fee-for-service basis, the dealer manager will waive its right to sales commissions, the investment advisor will not receive any sales commissions and we will sell the shares for $7.44 per share, reflecting that sales commissions in the amount of $0.56 per share will not be payable.  In the event of a sale of stock in our primary offering through an investment advisor affiliated with a broker dealer who is not compensated on a fee-for-service basis, we will sell the shares for $8.00 per share, the dealer manager will receive sales commissions of up to 7% of the gross offering proceeds of such sales, and such sales commissions will be paid to the broker dealer with whom such investment advisor is affiliated pursuant to the participating broker agreement executed between the dealer manager and such broker dealer.  The dealer manager will receive a dealer manager fee in connection with sales through all registered investment advisors, whether affiliated or unaffiliated with broker dealers and whether compensated on a fee-for-service basis or not.

Sales to our Affiliates. Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase stock in our primary offering at a reduced price. The purchase price for such stock shall be $7.44 per share reflecting the fact that sales commissions in the amount of $0.56 per share will not be payable in connection with such sales. The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution.

Sales Pursuant to Our Distribution Reinvestment Plan. There are no sales commissions paid for sales under the distribution reinvestment plan. The purchase price for all purchases under the distribution reinvestment plan is $7.60 per share during our primary offering and 95% of the fair market value thereafter.

Any reduction in commissions in instances where lesser or no commissions or dealer manager fees are paid by us in connection with the sale of our stock will reduce the effective purchase price per share of stock to the investor involved but will not alter the net proceeds payable to us as a result of such sale. Distributions will be the same with respect to all share of stock whether or not the purchaser received a discount. Investors for whom we pay reduced commissions or dealer manager fees will receive higher returns on their investments in our stock as compared to investors for whom we do not pay reduced commissions and dealer manager fees.

In accordance with the rules of FINRA, in no event will our total underwriting compensation, including but not limited to sales commissions, the dealer manager fee and expense reimbursements to our dealer manager and participating broker-dealers, exceed 10% of our gross offering proceeds, in the aggregate, (excluding bona fide invoiced due diligence expenses). We may also reimburse the advisor for all expenses incurred by the advisor, the dealer manager and their affiliates in connection with this offering and our organization. FINRA and many states also limit our total organization and offering expenses to 15% of gross offering proceeds. In no event will our total organization and offering expenses exceed the levels set forth in the following table:

Organization and Offering Expenses:

Expense	Maximum Percent of Gross Offering Proceeds (1)
Sales commissions	7.0%
Dealer manager fee	3.0%
All other organization and offering expenses(2)	3.5%
Maximum we will pay	13.5%

(1)	Expense amounts are calculated as a percentage of gross proceeds from our primary offering.
(2)
Includes allowance for bona fide invoiced due diligence expenses.  At times during our offering stage, before the maximum amount of gross proceeds has been raised, the amount of organization and offering expenses that we incur, or that our advisor and its affiliates incur on our behalf, may exceed 3.5% of the gross offering proceeds then raised,  However, our advisor has agreed to reimburse us to the extent that our organization and offering expenses exceed 3.5% of aggregate gross offering proceeds at the conclusion of our offering. Organization and offering expenses include only actual expenses incurred in connection with the offering.  Pursuant to FINRA and state regulations, in no event may organization and offering expenses paid by us out of offering proceeds exceed 5% of aggregate gross offering proceeds.  Organization and offering expenses include only actual expenses incurred in connection with the offering, excluding sales commissions and the dealer manager fee, and do not include any other items of value deemed to be underwriting compensation under the rules of FINRA.

Our dealer manager employs wholesalers who attend local, regional and national conferences of the participating broker-dealers and who contact participating broker-dealers and their registered representatives to make presentations concerning us and this offering and to encourage them to sell our stock. The wholesalers receive base salaries and bonuses as compensation for their efforts. Our dealer manager sponsors training and education meetings for broker-dealers and their representatives. Our dealer manager will pay the travel, lodging and meal costs of invitees.  These costs are paid from the dealer manager fee.  The other costs of the training and education meetings and conferences described above will be borne by Cornerstone-sponsored programs, including us. Such estimated other costs related to this offering are also paid from the dealer manager fee, other than travel, meal and lodging costs of non-registered sponsor personnel to attend such meetings, which costs are included in our estimates of our organization and offering expenses.

We will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the participating broker agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Deferred Commission Option

Purchasers in this offering may agree with their participating broker-dealers and the dealer manager to have sales commissions due with respect to the purchase of their stock paid over a six year period pursuant to a deferred commission arrangement. In these instances, we will sell our shares at a reduced price and pay the participating broker-dealer a correspondingly reduced sales commission at the time of sale. The balance of the normal commission would be paid to the broker-dealer over six years out of the distributions that are declared and paid with respect to the reduced-priced shares sold through such broker-dealer. We have no obligation to pay the deferred commission. Our sole obligation is to remit payments to the participating broker-dealers and the dealer manager from funds otherwise payable to the stockholder who agreed to the deferred commission arrangement. In effect, the investor would pay the balance of the regular purchase price on a deferred basis by having future distributions reduced by the amount of the reduction in the original purchase price of the shares. The amount by which the investor’s distributions are reduced in these cases would be paid to the broker-dealer as deferred commissions.

More specifically, purchasers electing the deferred commission option will pay, on the date of purchase, $7.52 per share (rather than $8 per share) which includes a commission of $0.08 per share. For a period of six years following the date of purchase, an additional $0.08 per share will be deducted annually from distributions or other cash distributions otherwise payable to the purchaser and will be used to pay deferred commissions. The net proceeds to us will not be affected by the election of the deferred commission option. Under this arrangement, a stockholder electing the deferred commission option will pay a 1% commission upon subscription, rather than a 7% commission, and an amount equal to a 1% commission per year thereafter for the next six years, or longer if required to satisfy outstanding deferred commission obligations, will be deducted from distributions or other cash distributions otherwise payable to such stockholder. We may also use other deferred commission structures, but we will not pay total commissions in excess of 7% of the offering price of our common stock.

Stockholders electing the deferred commission option who are subject to United States federal income taxation will incur tax liability for distributions otherwise payable to them with respect to their shares even though such distributions will be withheld and will instead be paid to satisfy commission obligations.

Investors who wish to elect the deferred commission option should make the election by checking the designated box on their Subscription Agreement. Electing the deferred commission option will authorize us to withhold distributions otherwise payable to such stockholder for the purpose of paying commissions due under the deferred commission option. We will not withhold more than $0.48 per share in the aggregate under the deferred commission option.

If at any time prior to the satisfaction of our remaining deferred commission obligations, we decide to list our shares for trading on a national securities exchange, or we begin a liquidation of our properties, we may accelerate the remaining commissions due under the deferred commission option. In either case, we will provide notice of any such acceleration to stockholders who have elected the deferred commission option. In the event of listing, we will pay the amount of the remaining commissions due and deduct such amount from distributions otherwise payable to such stockholders during the time period prior to listing. To the extent that the distributions during such time period are insufficient to satisfy the remaining commissions due, the obligations of us and our stockholders to pay any further deferred commissions will terminate, and participating broker-dealers will not be entitled to receive any further portion of their deferred commissions following listing of our common stock. In the event of a liquidation of our properties, we will pay the amount of remaining commissions and deduct such amount from distributions or net sales proceeds otherwise payable to stockholders who are subject to any such acceleration of their deferred commission obligations.

Subscription Procedures

To purchase stock in this offering, you must complete the subscription agreement, a sample of which is contained in this prospectus as Appendix A. You should pay for your stock by check payable to “Cornerstone Core Properties REIT, Inc.” Subscriptions will be effective only upon our acceptance, and we reserve the right to reject any subscription in whole or in part. Subscription payments will be deposited into a special account in our name under the joint authorization of the dealer manager and us until such time as we have accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt by us and, if rejected, all funds shall be returned to the rejected subscribers promptly thereafter. If accepted, the funds will be transferred into our general account. We may not accept a subscription for stock until at least five business days after the date you receive the final prospectus. You will receive a confirmation of your subscription. We generally accept investments from stockholders on a daily basis.

Automatic Investment Plan

Investors who desire to purchase stock during the offering period at regular intervals may be able to do so through their participating broker-dealer or, if they are investing in this offering other than through a participating broker-dealer, through the dealer manager by completing an automatic investment plan enrollment form. Participation in the automatic investment plan is limited to investors who have already met the minimum purchase requirement in this offering of $2,000 (or $2,500 in New York or $1,000 for IRAs and tax-qualified retirement plans). The minimum periodic investment is $100 per month. Alabama, Ohio and Tennessee investors are not eligible to participate in our automatic investment plan.  The opportunity to make periodic investments under the automatic investment plan is available only during the primary offering period.

We will provide a confirmation of your monthly purchases under the automatic investment plan within five business days after the end of each month. The confirmation will disclose the following information:

•	the amount of the investment;

•	the date of the investment; and

•	the number and price of the shares purchased by you; and

•	the total number of shares in your account.

We will pay the same commissions, dealer manager fees and other offering expenses in connection with sales made under the automatic investment plan that we pay in connection with all other sales made in our primary offering of 56,250,000 shares, of which shares issued under the automatic investment plan are included. For this reason, at the time you complete your enrollment form for the automatic investment plan, you must still be associated with a participating broker-dealer and identify your registered representative and participating broker-dealer on your enrollment form. For purchases made after you enroll, unless we are notified in writing that you have changed your broker-dealer firm, we will continue to pay sales commissions and dealer manager fees to the broker-dealer you identified on your enrollment form.

You may terminate your participation in the automatic investment plan at any time by providing us with written notice. Your participation in the plan will also terminate should you no longer meet the suitability standards described above at “Suitability Standards” immediately following the cover page of this prospectus.

Suitability Standards

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our stock is considered illiquid and you will have difficulty selling your stock. In consideration of these factors, we require initial stockholders and subsequent purchasers to have either:

•	a net worth of at least $250,000; or

•	gross annual income of at least $70,000 and a net worth of at least $70,000.

Residents of Alabama, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Ohio, Oregon, Tennessee and Pennsylvania must meet higher suitability standards which are set forth under “Suitability Standards” immediately following the cover page of this prospectus and in the subscription agreement.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the stock if such person is the fiduciary or by the beneficiary of the account.

Our sponsor and those selling stock on our behalf have the responsibility to make every reasonable effort to determine that the purchase of stock in this offering is a suitable and appropriate investment based on information provided by the stockholder regarding the stockholder’s financial situation and investment objectives. In making this determination, those selling stock on our behalf have a responsibility to ascertain that the prospective stockholder:

•	meets the applicable minimum income and net worth standards set forth under “Suitability Standards” immediately following the cover page of this prospectus;

•	can reasonably benefit from an investment in our stock based on the prospective stockholder’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and

•	has apparent understanding of:

•	the fundamental risks of the investment;

•	the risk that the stockholder may lose the entire investment;

•	the lack of liquidity of the stock;

•	the restrictions on transferability of the stock;

•	the background and qualifications of our advisor and its affiliates; and

•	the tax consequences of the investment.

Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors. Those selling stock on our behalf must maintain, for a six-year period, records of the information used to determine that an investment in stock is suitable and appropriate for each stockholder.

Minimum Purchase Requirements

For your initial purchase, you must invest at least $2,000, except for New York investors who must invest at least $2,500.  IRAs, Keoghs and tax-qualified retirement plans which must invest a minimum of $1,000. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our stock will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code.

Until our stock is listed on a national securities exchange, you may not transfer your stock in a manner that causes you or your transferee to own fewer than the number of shares of stock required for the minimum purchase described above, except in the following circumstances: transfers by gift; transfers by inheritance; intrafamily transfers; family dissolutions; transfers to affiliates; and by operation of law.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina.  DLA Piper LLP (US) has also reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon our qualification as a REIT for federal income tax purposes.

EXPERTS

The consolidated financial statements and related financial statement schedules of Cornerstone Core Properties REIT, Inc., and subsidiaries incorporated in this prospectus by reference from Cornerstone Core Properties REIT,  Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments related to the adoption of a new accounting provision with respect to noncontrolling interests), which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in the offering. This prospectus is a part of that registration statement and, as allowed by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document referred to are necessarily summaries of such contract or document and in each instance, if the contract or document is filed as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We intend to furnish our stockholders with annual reports containing consolidated financial statements certified by an independent public accounting firm. The registration statement is, and any of these future filings with the SEC will be, available to the public over the Internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference rooms. You can also access documents that are incorporated by reference into this prospectus at our Internet site at www.crefunds.com.  There is additional information about us and our affiliates at our Internet site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus.  By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC.  The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus.  The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-155640), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 30, 2010, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement relating to our 2010 annual meeting of stockholders;

•	Definitive proxy statement filed with the SEC on April 2, 2010 in connection with our annual meeting of stockholders to be held on May 12, 2010;

•	Current Report on Form 8-K filed with the SEC on June 27, 2008;

•	Current Report on Form 8-K/A filed with the SEC on June 6, 2008;

•	Current Report on Form 8-K/A filed with the SEC on December 18, 2007; and

•	Current Report on Form 8-K/A filed with the SEC on February 22, 2007.

We will provide to each person to whom this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus.  To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 1920 Main Street, Suite 400, Irvine, California 92614, (949) 852-1007.  The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

ELECTRONIC DELIVERY OF DOCUMENTS

Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information (“documents”) electronically by so indicating on the subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. You must have internet access to use this service. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line charges. Documents will be available on our Internet web site. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the document. If our e-mail notification is returned to us as “undeliverable,” we will contact you to obtain your updated e-mail address. If we are unable to obtain a valid e-mail address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

APPENDIX A

Instructions For Completing CORNERSTONE CORE PROPERTIES REIT, INC. Subscription Agreement

1. INVESTMENT
•	A minimum investment of $2,000, except in New York where the minimum investment is $2,500 ($1,000 for IRAs, Keoghs and Tax Qualified Plans) is required.
•	Primary State of Residence and state of sale refers to the Investor - the individual investor or, if the purchase is through a qualified plan, the beneficiary of the plan.
•	The Broker-Dealer listed must agree to a deferred commission in Section 9.
•	The Advisor listed must agree to an advisor fee only account in Section 9.

2. TYPE OF OWNERSHIP
•	Check the appropriate box to indicate the type of entity or type of individuals subscribing.
•	Note the special requirements that are set forth in footnotes applicable to certain ownership types.
•	Transfer on Death option (in conjunction with individual or joint tenant ownership) requires a separate form.

3. REGISTRATION NAME AND ADDRESS
•
The registration should be in the same form as the box selected in section 2. That is, if this is a purchase by an individual, the individual’s name is the Registration Name; if the registration is through a qualified plan, trust, or corporation, etc. the plan, trust, corporation, etc. name is the Registration Name.

•	All investors must complete the space provided for taxpayer identification number or social security number.
•	Indicate the birth date and occupation of the registered owner unless the registered owner is a partnership, corporation or trust.
•	Enter the mailing address and telephone numbers of the registered owner of this investment. In the case of a qualified plan or trust, this will be the address of the trustee.

4. INVESTOR NAME AND ADDRESS
•
This section should be completed only if the individual’s name is different from the registration name. That is, if the registration is through a qualified plan, or trust, the beneficiary of the plan or trust (your client) is the Investor Name. If the registration is for a corporation, LLC or partnership, a contact name and title should be the Investor Name.

5. SUITABILITY
•	Please refer to the prospectus for suitability requirements imposed by the investor’s state of residence. Only persons meeting the suitability requirements in the prospectus may purchase shares.
•	This section must be completed to subscribe.

6. CONSENT TO ELECTRONIC DELIVERY OF DOCUMENTS (OPTIONAL)
•	The investor may elect to receive available documents via the Web or email.

7. SUBSCRIBER SIGNATURES
•	The investor must initial each representation. Use both signature lines for Joint Tenants, Tenants in Common, Community Property.
•	If this is a registration through a qualified plan, the custodian must also sign. The subscription document and the custodian’s purchase form should be mailed to the custodian for processing.

8. DISTRIBUTIONS
•
Check the first box to participate in the Distribution Reinvestment Plan. By electing the Distribution Reinvestment Plan, the investor elects to reinvest 100% of cash distributions otherwise payable to such investor in shares of the Company.

•
Check the second box to have distributions sent to an address other than that listed in Section 3 (such as a brokerage account, or another individual) and complete a “Distribution Authorization” form. Complete a “Direct Deposit” form if distributions are to be electronically deposited into a checking or savings account.

9. BROKER-DEALER AND REGISTERED REPRESENTATIVE
•
Be sure to check the appropriate box if you are purchasing shares from a registered investment advisor in a fee only account, or Deferred Commission was selected in Section 1, or your are purchasing shares as an affiliate of a participating Broker-Dealer.

•
By signing this section, the Broker-Dealer or Independent Investment Adviser represents that it has made every reasonable effort to determine that the purchase of the shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. In making this determination, the Broker-Dealer or Independent Investment Adviser ascertained that the prospective stockholder: (a) meets the minimum income and net worth standards set forth in the prospectus, (b) can reasonably benefit from an investment in the stock based on the prospective stockholder’s overall investment objectives and portfolio structure, (c) is able to bear the economic risk of the investment based on the prospective stockholder’s overall financial situation; and (d) has apparent understanding of the fundamental risks of the investment; the risk that the stockholder may lose the entire investment; the lack of liquidity of the stock; the restrictions on transferability of the stock; and the tax consequences of the investment. Relevant information for this purpose will include at least the age, investment objectives, investment experience, income, net worth, financial situation and other investments of the prospective stockholder, as well as any other pertinent factors.

10. SUBMISSION INSTRUCTIONS
Subscriptions through qualified plans must be sent to the Custodian for a signature and processing, along with the custodian’s purchase form. DO NOT SEND DIRECTLY TO CORNERSTONE.

FOR NON-CUSTODIAL ACCOUNTS:

Checks should be made payable to:
Cornerstone Core Properties REIT, Inc.

Completed Subscription Agreement and Check should be mailed to:
Cornerstone Core Properties REIT, Inc.
c/o Phoenix American Financial Services, Inc.
2401 Kerner Blvd.
San Rafael, CA 94901

Wire Transfers should be sent to:
Ref: Cornerstone Core Properties REIT, Inc.
Bank of the West
ABA: 121100782
A/C: 748-012572

Please note that the Company will not accept cash, starter or counter checks, money orders or travelers checks. Only original, completed copies of the Subscription Agreement may be accepted.

If you need further assistance in completing the Subscription Agreement, please call (877) 805-3333.

SAMPLE

CORNERSTONE
REAL ESTATE FUNDS®

2401 Kerner Boulevard • San Rafael, CA 94901

CORNERSTONE CORE PROPERTIES REIT, INC.

Secondary Offering

Subscription Agreement

TEAR HERE

1. INVESTMENT

of Shares: ☐☐☐,☐☐☐,☐☐☐☐   Total $ Invested: ☐☐☐,☐☐☐,☐☐☐,☐☐   Primary State of Residence: ☐☐

(# shares X $8 = $ Invested) Minimum Purchase: $2,000 ($2,500 in New York)
($1,000 for IRAs, Keoghs or Qualified Plans)

State of Sale: ☐☐

☐ Initial investment ☐ Additional investment (minimum $100)

☐ Check this box to elect the Deferred Commission Option, as described in the prospectus of Cornerstone Core Properties REIT, as amended and supplemented as of the date hereof (the "Prospectus"). (The Broker Dealer must agree to this election in Section 9.)

☐ Check this box if you are purchasing shares from a registered investment advisor in a fee only account. Advisor must also agree to this election in section 9.

☐ Check this box if you are purchasing shares from an affiliate of a participating broker dealer or from an affiliate of the fund sponsor as described in the prospectus. (The Broker Dealer must agree to this election in Section 9.)

2. TYPE OF OWNERSHIP

☐ Individual

☐ Joint Tenant with Right of Survivorship[1]

☐ Tenants in Common[1]

☐ Community Property[1]

☐ IRA[1,2]

☐ Keogh[1,2]

☐ Qualified Pension Plan[1,2]
(provide a copy of the plan)

☐ Qualified Profit Sharing Plan[1,2]
(provide a copy of the plan)

☐ Corporation
(provide a copy of Corporate Resolution)

☐ Other
Specify: ____________________

☐ Trust[2]
(provide copies of first and last pages)

☐ Limited Liability Company
(provide a copy of Corporate Resolution)

☐ Partnership
(provide a copy of Partnership Agreement)

☐ Transfer on Death
(Can only be chosen in conjunction with individual and JTWROS ownership types. Not allowed by all states)

1 Two (2) signatures required in Section 7.
2 Complete Sections 3 and 4.

Subscription Agreement - Page 1 of 4

SAMPLE

3. REGISTRATION NAME AND ADDRESS (Custodian, Trust, or Individual) Print name(s) in which shares are to be registered. Custodian must sign in section 7.

Name (include Mr., Mrs., Dr., etc.): Tax I.D. Number

Name (include Mr., Mrs., Dr., etc.): Tax I.D. Number

Street Address Suite

City State Zip Date of Birth

E-mail Address

Home Phone Number Business Phone Number Social Security Number (If applicable) Custodian Account # (if applicable)

4. INVESTOR NAME AND ADDRESS (COMPLETE ONLY IF DIFFERENT FROM REGISTRATION NAME AND ADDRESS)

Name (include Mr., Mrs., Dr., etc.): Social Security Number

Street Address Suite

City State Zip Date of Birth

E-mail Address

Home Phone Number Business Phone Number Tax I.D. Number (if applicable)

5. SUITABILITY (MUST BE COMPLETED TO SUBSCRIBE)

Occupation: __________ Annual Income: __________ Net Worth: __________

Investment Objectives: __________

Nature of Other Investments or Securities Holdings: __________

6. CONSENT OF ELECTRONIC DELIVERY OF DOCUMENTS (OPTIONAL)

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification of the availability of a document in electronic format. The notification e-mail may or may not contain the actual document. If not, the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer.

(b) I acknowledge documents distributed electronically may be distributed in Adobe's Portable Document Format (PDF). The Adobe Acrobat Reader software is required to view documents in PDF format. The Reader software is available free of charge from Adobe's web site at www.adobe.com. The Reader software must be correctly installed on my system before I will be able to view documents in PDF format.

(c) I acknowledge that I may receive at no cost from the deliverer(s) a paper copy of any documents delivered electronically if I contact the deliverer by regular mail (1920 Main Street, Suite 400, Irvine, CA 92614).

(d) For the above named issuer, the documents will be maintained for a minimum of 6 months (unless the earlier document is superseded by a subsequent document) and a maximum of 12 months from the date of posting to the web site. Specific cancellation dates will be noted on the documents themselves.

(e) I acknowledge that I will be provided with a paper copy of any document intended to be delivered electronically, if the deliverer is made aware that electronic delivery has failed.

(f) I acknowledge that my consent may be revoked or changed, including any change in electronic mail address to which documents are delivered at any time by notifying the deliverer of such revised or revoked consent by regular mail (1920 Main Street, Suite 400, Irvine, CA 92614).

(g) I acknowledge that I am not required to consent to electronic delivery.

________ Initials ________ Initials

I consent to the electronic delivery of the documents that the deliverer elects to deliver to me electronically, all in accordance with my instructions above or otherwise in writing. This includes documents filed with the Securities and Exchange Commission including but not limited to prospectus, supplements, 10Ks, 10Qs, 8Ks and proxy statements as well as press releases, regular distribution reports, 1099s and other documents provided to the Company's stockholders generally.

Subscription Agreement - Page 2 of 4

SAMPLE

7. SUBSCRIBER SIGNATURES

Please separately initial each of the representations below. In the case of joint investors, each investor must initial. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. In order to induce the Company to accept this subscription, I hereby represent and warrant to you as follows:

______ Initials	______ Initials	I have received the Prospectus at least 5 days prior to the date I am signing this Subscription Agreement.
______ Initials	______ Initials	I have (i) a net worth (exclusive of home, home furnishings and automobiles) of $250,000 or more; or (ii) a net worth (as described above) of at least $70,000 and had during the last year or estimate that I will have during the current tax year a minimum of $70,000 annual gross income, or if my primary residence is in Alabama, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Ohio, Oregon, Pennsylvania or Tennessee that I meet the higher suitability requirements imposed by my state of primary residence as set forth in the Prospectus. I will not purchase additional shares unless I meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.
______ Initials	______ Initials	If I am a Kansas resident, I acknowledge that it is recommended that my aggregate investment in shares and similar direction participation investments should no exceed 10% of my "liquid net worth" which is that portion of net worth consists of cash, cash equivalents and readily marketable securities.
______ Initials	______ Initials	I am purchasing the shares for my own account and acknowledge that the investment is not liquid.
______ Initials	______ Initials	I am a citizen of the United States. OR ______ Initials ______ Initials I am NOT a citizen of the United States.

I declare that the information supplied above is true and correct and may be relied upon be the Company in connection with my investment in the Company.

Under penalties of perjury by signing this Subscription Agreement, I hereby certify that (a) I have provided my correct Taxpayer Identification Number, (b) I am not subject to back-up withholding as a result of a failure to report all interest and dividends, or the Internal Revenue Service has notified me that I am no longer subject to back-up withholding, and (c) I am a U.S. person, unless otherwise indicated above. If the Internal Revenue Service has notified you that back-up withholding applies then you must strike out the language in clause (b) above.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid back-up withholding.

Signature of Investor, Trustee, Custodian, Administrator	Signature of Investor, Trustee, Custodian, Administrator	Date

Notice to Subscriber. The sale of shares pursuant to this Subscription Agreement will not be effective until at least five business days after the date the subscriber has received a final prospectus and until the subscriber has received a confirmation of purchase.

TEAR HERE

8. DISTRIBUTIONS

☐ Check this box to participate in the Distribution Reinvestment Plan. By checking this box, you agree to notify the Company in writing if at any time you fail to meet the minimum income and net worth standards or are unable to make the representations in section 7. If additional investments are made, please include social security number on your check. The minimum additional investment is $100.

☐ Check this box and complete Distribution Authorization Form ONLY to direct distributions to a party other than registered owner.

9. BROKER/DEALER (TO BE COMPLETED BY THE REGISTERED REPRESENTATIVE)

The Broker-Dealer or authorized representative must sign below to complete the order. Broker-Dealer or authorized representative warrants that it is duly licensed Broker-Dealer and may lawfully offer shares in the state designated as the investor's address or the state in which the sale was made, if different and agrees to maintain records used to determine that an investment in the shares is suitable and appropriate for the investor for a period of six years. The Broker-Dealer or authorized representative warrants that he has (a) reasonable grounds to believe this investment is suitable as defined by Rule 2310 of the NASD Conduct Rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by Rule 2810 of the NASD Conduct Rules and (c) delivered the Prospectus to the investor.

Broker/Dealer Name | Broker/Dealer Phone Number

Broker/Dealer Street Address | Suite

City | State | Zip

Email Address of Registered Representative

Name of Registered Representative | Phone Number of Registered Representative

Address of Registered Representative | Suite

City | State | Zip

☐ Check this box to agree to a regular commission structure

☐ Check this box to agree to an advisor fee only account

☐ Check this box to agree to a Deferred Commission Option

☐ Check this box to agree to a sale from an affiliate of a participating Broker Dealer or an affiliate of the Fund Sponsor

Registered Representative Signature	Broker/Dealer Signature, if Required	Date

Subscription Agreement - Page 3 of 4

SAMPLE

10. SUITABILITY STANDARDS

Initials Initials

For Alabama Residents

I acknowledge that I have a liquid net worth of at least 10 times my investments in this offering and other similiar programs and meet one of the below suitability standards:

(1) a net worth of at least $250,000; or

Initials Initials

For Iowa Residents

I acknowledge that I have a liquid net worth of at least 10 times my investments in this offering and other similiar affiliates and meet one of the below suitability standards:

(1) a net worth of at least $350,000; or

Initials Initials

For Michigan, Ohio and Tennessee Residents

I acknowledge that I have a liquid net worth of at least 10 times my investments in this offering and other similiar affiliates and meet one of the below suitability standards:

(1) a net worth of at least $250,000; or

Initials Initials

For Kansas Residents

I meet one of the following suitability standards:

(1) a net worth of at least $250,000; or

I understand that it is recommended by the office of the Kansas Securities Commissioner that Kansas investors should invest no more than 10% of their liquid net worth in stock of issuer and securities of other real estate investment trusts. Liquid net worth is that portion of net worth (total assets minus total liabilities) which consists of cash, cash equivalents and readily marketable securities.

Initials Initials

For Kentucky, Massachusetts, Oregon and Pennsylvannia Residents

I acknowledge that I have a liquid net worth of at least 10 times my investments in this offering and other similiar programs and meet one of the below suitability standards:

(1) a net worth of at least $250,000; or

11. PAYMENT AND MAILING (NOTE: Qualified Plans - Send to Custodian for processing. Do NOT SEND directly to Cornerstone.)

SUBMISSION INSTRUCTIONS

Mail completed subscription agreement with all signatures and check made payable to:

WIRING INSTRUCTIONS

Ref: **Cornerstone Core Properties REIT, Inc.**
Bank of The West
440 MacArthur Blvd.
Newport Beach, CA 92660
ABA: 121100782
A/C: 748-012572

CONTACT INFORMATION

(877) 805-3333
(949) 852-1007 Phone
(949) 852-2729 Fax
info@CornerstoneRealEstateFunds.com

12. ACCEPTANCE (TO BE COMPLETED BY CORNERSTONE)

Authorized Signature

Date

Subscription Agreement - Page 4 of 4 Securities Offered Through Pacific Cornerstone Capital Inc. Member FINRA and SIPC. CLBLKTCCPAPP_2 07/09

APPENDIX B

AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

Cornerstone Core Properties REIT, Inc., a Maryland corporation (the “Company”), has adopted a distribution reinvestment plan (the “DRIP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s Charter unless otherwise defined herein.

1.              Distribution Reinvestment. As agent for the stockholders (“Stockholders”) of the Company who (i) purchase shares of the Company’s common stock (the “Shares”) pursuant to the Company’s Initial Public Offering, or (ii) purchase Shares pursuant to any follow-on offering of the Company (a “Follow-on Offering”), and who elect to participate in the DRIP, the Company will apply all distributions declared and paid in respect of the Shares held by each participating Stockholder (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the DRIP, to the purchase of the Shares for such participating Stockholders directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the participating Stockholder’s state of residence.

Additionally, as agent for the holders of limited partnership interests (the “OP Interests”) of Cornerstone Operating Partnership, L.P. (the “Partnership”) who (i) acquire such interest in the Partnership pursuant to the Partnership’s private placement of its limited partnership units (the “Private Placement”), or (ii) pursuant to any other transactions of the Partnership, and who elect to participate in the DRIP (together with the participating Stockholders, the “Participants”), the Partnership will apply all distributions declared and paid in respect of the OP Interests held by each Participant (also referred to as “Distributions” for purposes of this DRIP), including Distributions paid with respect to any full or fractional OP Interests acquired, to the purchase of the Shares for such Participant directly, if permitted under state securities laws and, if not, through the Dealer Manager or Soliciting Dealers registered in the Participant’s state of residence.

2.              Effective Date. The DRIP first became effective on the effective date of the Company’s initial public offering. Any amendment to the DRIP shall be effective as provided in Section 9.

3.              Procedure for Participation. Any Stockholder or holder of OP Interests, who purchases Shares pursuant to the Initial Public Offering or any Follow-on Offering, or OP Interests pursuant to the Private Placement or other Partnership transaction and who has received a prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”), may elect to become a Participant by completing and executing the Subscription Agreement, an enrollment form or any other appropriate authorization form as may be available from the Company, the Partnership, the Dealer Manager or Soliciting Dealer. Participation in the DRIP will begin with the next Distribution payable after receipt of a Participant’s accepted subscription, enrollment or authorization. Shares will be purchased under the DRIP on the date that Distributions are paid by the Company or the Partnership, as the case may be. Each Participant agrees that if, at any time prior to the listing of the Shares on a national stock exchange, he or she fails to meet the income and net worth requirements for making an investment in the Company or cannot make the other representations or warranties set forth in the Subscription Agreement, he or she will promptly so notify the Company in writing.

4.              Purchase of Shares. Participants may acquire up to 21,100,000 DRIP Shares from the Company at a purchase price equal to the higher of $7.60 per share or 95% of the fair market value of a share of our common stock as estimated by our board of directors or a firm chosen by our board of directors, until the earliest of (i) the date that all of the DRIP Shares registered have been issued or (ii) all offerings terminate and the Company elects to deregister with the SEC the unsold DRIP Shares. Participants in the DRIP may also purchase fractional Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire DRIP Shares to the extent that any such purchase would cause such Participant to exceed the Ownership Limit as set forth in the Charter or otherwise would cause a violation of the share ownership restrictions set forth in the Charter.

Shares to be distributed by the Company in connection with the DRIP may (but are not required to) be supplied from: (a) the DRIP Shares registered with the SEC in connection with the Company’s Initial Public Offering, (b) Shares to be registered with the SEC in a Follow-on Offering for use in the DRIP (a “Follow-on Registration”), or (c) Shares of the Company’s common stock purchased by the Company for the DRIP in a secondary market (if available) or on a national stock exchange (if listed) (collectively, the “Secondary Market”).

Shares purchased in any Secondary Market will be purchased at the then-prevailing market price, which price will be used for purposes of issuing Shares in the DRIP. Shares acquired by the Company in any Secondary Market or registered in a Follow-on Registration for use in the DRIP may be at prices lower or higher than the Share price which will be paid for the DRIP Shares pursuant to the Initial Public Offering.

B-1

If the Company acquires Shares in any Secondary Market for use in the DRIP, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the DRIP will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Follow-on Offering for Shares to be used in the DRIP, the Company is in no way obligated to do either, in its sole discretion.

5.              Taxation of Distributions. The reinvestment of Distributions in the DRIP does not relieve Participants of any taxes which may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this Plan.

6.              Stock Certificates. The ownership of the Shares purchased through the DRIP will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

7.              Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Stockholder with an individualized report on his or her investment, including the purchase date(s), purchase price and number of Shares owned, as well as the dates of Distribution payments and amounts of Distributions paid during the prior fiscal year.

8.              Termination by Participant. A Participant may terminate participation in the DRIP at any time, without penalty by delivering to the Company a written notice. Prior to listing of the Shares on a national stock exchange, any transfer of Shares by a Participant to a non-Participant will terminate participation in the DRIP with respect to the transferred Shares. Any transfer of OP Interests by a Participant to a non-Participant at any time will terminate participation in the DRIP with respect to the transferred OP Interests. Upon termination of DRIP participation for any reason, Distributions paid subsequent to termination will be distributed to the Stockholder or holder OP Interests in cash.

9.              Amendment or Termination of DRIP by the Company. The Board of Directors of the Company may by majority vote (including a majority of the Independent Directors) amend or terminate the DRIP for any reason upon 10 days’ written notice to the Participants.

10.            Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (a) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death; or (b) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act of 1933, as amended, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

TABLE OF CONTENTS

SUITABILITY STANDARDS	i
PROSPECTUS SUMMARY	1
QUESTIONS AND ANSWERS ABOUT THIS OFFERING	8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	17
RISK FACTORS	18
ESTIMATED USE OF PROCEEDS	38
MANAGEMENT	40
MANAGEMENT COMPENSATION	48
STOCK OWNERSHIP	53
CONFLICTS OF INTEREST	54
INVESTMENT OBJECTIVES AND ACQUISITION POLICIES	60
DESCRIPTION OF REAL ESTATE INVESTMENTS	68
SELECTED INFORMATION REGARDING OUR OPERATIONS	71
FEDERAL INCOME TAX CONSIDERATIONS	75
ERISA CONSIDERATIONS	86
DESCRIPTION OF STOCK	90
THE OPERATING PARTNERSHIP AGREEMENT	101
PLAN OF DISTRIBUTION	105
LEGAL MATTERS	111
EXPERTS	111
INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS	111
ELECTRONIC DELIVERY OF DOCUMENTS	112
Appendix A – Subscription Agreement (Sample) with Instructions	A-1
Appendix B – Distribution Reinvestment Plan	B-1

Our shares are not FDIC insured, may lose value and are not bank guaranteed. See “Risk Factors” beginning on page 18 to read about risks you should consider before buying shares of our stock.

Maximum Offering of
77,350,000 Shares
of Common Stock

PROSPECTUS

Pacific Cornerstone Capital, Inc.

April 16, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 30.  Quantitative and Qualitative Disclosures About Market Risk

Market risk includes risks that arise from changes in interest rates, foreign currency exchange rates, commodity prices, equity prices and other market changes that affect market sensitive instruments.  We invest our cash and cash equivalents in government backed securities and FDIC insured savings account which, by its nature, are subject to interest rate fluctuations.  However, we believe that the primary market risk to which we will be exposed is interest rate risk relating to our credit facilities.

Our credit facility with HSH Nordbank AG, permits us to borrow up to $50,000,000 secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee.  We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital.  We are entitled to prepay the obligations at any time without penalty. On June 30, 2009, we satisfied conditions expressed by the lender and extended our loan maturity date to June 30, 2010. The repayment of obligations under the credit agreement may be accelerated in the event of a default, as defined in the credit agreement.  As of December 31, 2009, we had an outstanding balance of approximately $15.9 million on this credit facility.

Our loan agreement entered with Wachovia Bank, National Association permits us to $22.4 million at an interest rate 140 basis points over 30-day LIBOR, secured by specified real estate properties.  The loan agreement had a maturity date of November 13, 2009, with a one-year extension at the option of the borrower.  On November 13, 2009, we satisfied conditions expressed by Wachovia Bank and extended our loan maturity date to November 13, 2010. As of December 31, 2009, we had an outstanding balance of approximately $15.9 million under this loan agreement. The loan may be prepaid without penalty.

We may be exposed to the effects of interest rate changes primarily as a result of debt under our credit facilities used to maintain liquidity and fund expansion of our real estate investment portfolio and operations.  Our interest rate risk management objectives will be to monitor and manage the impact of interest rate changes on earnings and cash flows by considering using certain derivative financial instruments such as interest rate swaps and caps in order to mitigate our interest rate risk on variable rate debt.  We will not enter into derivative or interest rate transactions for speculative purposes.

As of December 31, 2009, we had borrowed approximately $31.8 million under our variable rate credit facility and loan agreement.  An increase in the variable interest rate on the facilities constitutes a market risk as a change in rates would increase or decrease interest incurred and therefore cash flows available for distribution to shareholders.  Based on the debt outstanding as of December 31, 2009, a 1% change in interest rates would result in a change in interest expense of approximately $318,000 per year.

In addition to changes in interest rates, the value of our real estate is subject to fluctuations based on changes in the real estate capital markets, market rental rates for office space, local, regional and national economic conditions and changes in the credit worthiness of tenants.  All of these factors may also affect our ability to refinance our debt if necessary.

Item 31.  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the FINRA filing fee.

Item	Amount
SEC registration fee	$21,045
FINRA filing fee	54,050
Legal fees and expenses	900,000
Blue sky fees and expenses	180,400
Accounting fees and expenses	245,000
Printing	1,348,200
Postage and delivery of materials	542,700
Advisor employee costs	995,700
IT systems and equipment	121,100
Due Diligence	225,000
Order processing and escrow	534,538
Miscellaneous expenses	298,000
Total	$5,465,733

Item 32.  Sales to Special Parties

Our directors and officers, as well as directors, officers and employees of our advisor or its affiliates, including sponsors and consultants, may purchase stock in our primary offering at a reduced price.  The purchase price for such stock shall be $7.44 per share reflecting the fact that sales commissions in the amount of $0.56 per share will not be payable in connection with such sales.  We may also sell stock in our primary offering at this price  to participating broker-dealers, their retirement plans, their representatives and their family members, IRAs and qualified plans of their representatives.  The net proceeds to us from such sales made net of commissions will be substantially the same as the net proceeds we receive from other sales of stock. Our advisor and its affiliates are expected to hold their stock purchased as stockholders for investment and not with a view towards distribution.

Item 33.  Recent Sales of Unregistered Securities

On August 8, 2007 and on August 6, 2008, we granted each of our then-serving independent directors nonqualified stock options to purchase 5,000 shares of our common stock at an exercise price of $8.00 per share under our Employee and Director Incentive Stock Plan pursuant to exemptions from registration under Section 4(2) of the Securities Act of 1933.

Item 34.  Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company’s charter provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates (each an “Indemnitee”) against any and all losses or liabilities reasonably incurred by such Indemnitee (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity unless:

•	such Indemnitee’s act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

•	such Indemnitee actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, such Indemnitee had reasonable cause to believe that the act or omission was unlawful.

In addition, under the Company’s charter, the Company shall not exonerate from liability or indemnify an Indemnitee for any liability or loss suffered by an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director; or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company also has purchased and maintains insurance on behalf of all of its Directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 35. Treatment of Proceeds from Stock Being Registered

Not applicable.

Item 36. Financial Statements and Exhibits

(a) The consolidated financial statements and financial statement schedules of Cornerstone Core Properties REIT, Inc. are incorporated into this registration statement and the prospectus included herein by reference to Cornerstone Core Properties REIT, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009. In addition, the financial statements of significant properties acquired contained in Cornerstone Core Properties REIT Inc.’s current reports on Form 8-K and 8-K/A filed with the SEC on February 22, 2007, December 18, 2007, June 6, 2008 and June 27, 2008 are incorporated herein by reference.

(b) The following exhibits are filed as part of this registration statement:

Ex.	Description
1.1
Dealer Manager Agreement with Participating Broker Agreement dated as of June 10, 2009 (incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009)

3.1	Articles of Amendment and Restatement of Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-121238) filed on December 23, 2005)

4.1*	Form of Subscription Agreement (Included as Appendix A to the prospectus)

4.2
Statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates) (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (No. 333-121238) filed on December 14, 2004)

4.3*	Distribution Reinvestment Plan (Included as Appendix B to the prospectus)

5.1	Opinion of DLA Piper LLP (US) re legality (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-155640) filed on May 14, 2009)

8.1
Opinion of DLA Piper LLP (US) re tax matters (incorporated by reference to Exhibit 5.1 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-155640) filed on May 14, 2009)

10.1
Amended and Restated Advisory Agreement (incorporated by reference to Exhibit 10.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-11 (No. 333-121238) filed on December 23, 2005

10.2
Agreement of Limited Partnership of Cornerstone Operating Partnership, L.P. (incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4 to the Registration Statement on Form S-11 (No. 333-121238) filed on August 30, 2005)

10.3
Employee and Director Stock Incentive Plan (incorporated by reference to Exhibit 10.3 to Pre-Effective Amendment No. 2 to the Registration Statement on Form S-11 (No. 333-121238) filed on May 25, 2005)

10.4
Purchase and Sale Agreement, dated April 28, 2006, by and between Cornerstone Operating Partnership, L.P. and Mack Deer Valley Phase II, LLC (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 18, 2006)

10.5
Purchase and Sale Agreement, dated April 6, 2006, as amended as of May 23, 2006, by and between Cornerstone Operating Partnership, L.P., Squamar Limited Partnership and IPM, Inc. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 26, 2006)

10.6
Purchase and Sale Agreement, dated June 16, 2006, by and between Cornerstone Operating Partnership, L.P. and First Industrial Harrisburg, LP (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on June 29, 2006)

10.7
Amendment to Agreement of Purchase and Sale, dated June 19, 2006, by and between Cornerstone Operating Partnership, L.P. and First Industrial Harrisburg, LP (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on June 29, 2006)

10.8
Credit Agreement, dated as of June 30, 2006, among Cornerstone Operating Partnership, L.P., Cornerstone Core Properties REIT, Inc., Cornerstone Realty Advisors, LLC, and HSH Nordbank AG, New York Branch (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on July 7, 2006)

10.9
Purchase and Sale Agreement by and between Cornerstone Operating Partnership, L.P. and See Myin & Ock Ja Kymm Family Trust dated August 17, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006)

10.10
Amendment to Agreement of Purchase and Sale by and between Cornerstone Operating Partnership, L.P. and Myin & Ock Ja Kymm Family Trust, dated September 18, 2006 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on October 13, 2006)

10.11
Purchase and Sale Agreement by and between the registrant and WESCO Harbor Gateway, L.P. dated November 1, 2006 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on November 28, 2006)

10.12	15172 Goldenwest Circle Lease (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K filed on December 7, 2006)

10.13
Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC dated March 16, 2007 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed on May 7, 2007)

10.14
Purchase and Sale Agreement (Building M-1) by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC, a California limited Liability company, dated May 2, 2007 (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report of Form 8-K filed on May 23, 2007).

10.15
Purchase and Sale Agreement (Buildings W-4, W-5 and W-6) by and between Cornerstone Operating Partnership, L.P. and CP 215 Business Park, LLC, a California limited Liability company, dated May 2, 2007 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report of Form 8-K filed on May 23, 2007).

10.16
Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and LaPour Deer Valley North, LLC, an Arizona limited liability company dated August 10, 2007 (incorporated by reference to Exhibit 99.1 to the Registrants Current Report on Form 8-K filed on September 14, 2007)

10.17
Agreement of Purchase and Sale between Cornerstone Operating Partnership and Small Bay Partners, LLC dated September 14, 2007 (incorporated by reference to Exhibit 99.1 to the Registrants Current Report on Form 8-K filed on November 21, 2007)

10.18
Second Amendment to Agreement of Purchase and Sale between Cornerstone Operating Partnership and Small Bay Partners, LLC dated October 24, 2007 (incorporated by reference to Exhibit 99.2 to the Registrants Current Report on Form 8-K filed on November 21, 2007)

10.19
Loan Agreement, dated November 13 2007, by and among COP-Monroe, LLC, COP-Carter, LLc, COP-Hanging Moss, LLC and COP-Goldenrod, LLC, as borrower, and Wachovia Bank, National Association, as Lender (incorporated by reference to Exhibit 99.3 to the Registrant’s Current Report on Form 8-K filed on November 21, 2007)

10.20
Purchase and Sale Agreement, by and between Cornerstone Operating Partnership, L.P. and Realvest-Monroe Commercenter LLC, a Florida limited liability company, dated November 29, 2007 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.21
First Amendment to Purchase and Sale Agreement, by and between Cornerstone Operating Partnership, L.P. and Realvest-Monroe Commercenter LLC, a Florida limited liability company, dated January 15, 2008 (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.22
Second Amendment to Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and Realvest-Monroe Commercenter LLC, a Florida limited liability company, dated January 28, 2008 (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.23
Third Amendment to Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and Realvest-Monroe Commercenter LLC, a Florida limited liability company, dated February 20, 2008 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.24
Fourth Amendment to Purchase and Sale Agreement, as amended, by and between Cornerstone Operating Partnership, L.P. and Realvest-Monroe Commercenter LLC, a Florida limited liability company, dated April 1, 2008 (incorporated by reference to Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.25
Assumption and Amendment of Note, Mortgage and Other Loan Documents, by and between Cornerstone Operating Partnership, L.P. and TransAmerica Life Insurance Company, an Iowa corporation, dated April 17, 2008 (incorporated by reference to Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed on April 23, 2008)

10.26
Promissory Note in the amount of $6,640,000.00 made as of December 14, 2009 by NANTUCKET ACQUISITION LLC, to and in favor of CORNERSTONE OPERATING PARTNERSHIP, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on December 17, 2009)

10.27
Promissory Note (with Shared Appreciation) in the amount of $1,360,000.00 made as of December 14, 2009 by NANTUCKET ACQUISITION LLC, to and in favor of CORNERSTONE OPERATING PARTNERSHIP, L.P. (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on December 17, 2009)

10.28
Leasehold Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made as of December 14, 2009, by NANTUCKET ACQUISITION LLC, as Borrower to CORNERSTONE OPERATING PARTNERSHIP, L.P., as Lender (incorporated by reference to Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed on December 17, 2009)

10.29	Operating Agreement for Nantucket Acquisition LLC dated as of December 14, 2009 (incorporated by reference to Exhibit 10.4 to the Registrant’s Current Report on Form 8-K filed on December 17, 2009)
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009)
23.1	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)
23.2*	Consent of Deloitte & Touche LLP
24.1	Power of Attorney (included on signature page of the Registrant’s Registration Statement on Form S-11 (No. 333-155640) filed November 25, 2008)

* Filed herewith

Item 37.  Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 34 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(c)
The undersigned registrant undertakes that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)
For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:  (i) any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424, (ii) any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant, (iii) the portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant, and (iv) any other communication that is an offer in the offering made by the registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on April 15, 2010.

CORNERSTONE CORE PROPERTIES REIT, INC.

By	/s/ Terry G. Roussel
Terry G. Roussel
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on April 15, 2010:

Name	Title

/s/ TERRY G. ROUSSEL	Chief Executive Officer and Director
Terry G. Roussel	(Principal Executive Officer)

/s/ SHARON C. KAISER	Chief Financial Officer (Principal
Sharon C. Kaiser	Financial and Accounting Officer)

*	Director
Paul Danchik

*	Director
Jody J. Fouch

*	Director
Daniel L. Johnson

*	Director
Lee Powell Stedman

*By	/s/ TERRY G. ROUSSEL
Terry G. Roussel
Attorney-in-Fact